UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 15, 2023

Consolidated Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2116 South 17th Street, Mattoon, Illinois	61938-5973
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (217) 235-3311

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	CNSL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On October 15, 2023, Consolidated Communications Holdings, Inc., a Delaware corporation (“CNSL” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Condor Holdings LLC, a Delaware limited liability company (“Parent”) affiliated with certain funds managed by affiliates of Searchlight Capital Partners, L.P. (“Searchlight”), and Condor Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company (the “Merger”) with the Company continuing as the surviving corporation and a wholly owned subsidiary of an affiliate of Searchlight. British Columbia Investment Management Corporation (“BCI” and, together with Searchlight, collectively, the “Buyers”) and certain affiliates of Searchlight have committed to provide equity financing to Parent to fund the transactions contemplated by the Merger Agreement, as described under the heading “Equity Commitment Letters” below. The Merger Agreement has, unanimously by the directors present, been approved by the board of directors of the Company (the “Board”), acting upon the unanimous recommendation of a special committee consisting of only independent and disinterested directors of the Company (the “Special Committee”).

Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock (i) held directly or indirectly by Parent, Merger Sub, or any subsidiary of the Company, (ii) held by the Company as treasury shares or (iii) held by any person who properly exercises appraisal rights under Delaware law) shall be converted into the right to receive an amount in cash equal to $4.70 per share, without interest (the “Merger Consideration”), subject to any withholding of taxes required by applicable law.

In addition, pursuant to the Merger Agreement, at the Effective Time, (i) Company restricted share awards (“Company RSAs”) held by non-employee directors or by certain affiliates of Searchlight will vest and be canceled in exchange for the Merger Consideration and (ii) all other Company RSAs will be converted into restricted cash awards based on the Merger Consideration and subject to the same terms and conditions, including time- and performance-based vesting conditions, as the corresponding Company RSA (except that the relative total shareholder return modifier shall be deemed to be achieved at the target level).

The consummation of the Merger is subject to certain conditions, including, among others:

•	the approval of the holders of a majority of the voting power represented by the outstanding shares of Company Common Stock that are entitled to vote thereon and held by the Unaffiliated Stockholders (as defined in the Merger Agreement), which excludes Searchlight, BCI, their investment fund affiliates and the directors and officers of the Company (such approval, the “Company Unaffiliated Stockholder Approval”);
•	the approval of the holders of a majority of the voting power represented by the outstanding shares of Company Common Stock that are entitled to vote thereon (such approval, together with the Company Unaffiliated Stockholder Approval, the “Requisite Company Stockholder Approval”);
•	the expiration or termination of the applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”);
•	the receipt of certain required consents or approvals from (a) the Federal Communications Commission, (b) the Committee on Foreign Investment in the United States, (c) state public utility commissions and (d) local regulators in connection with the provision of telecommunications and media services;
•	the absence of any order, injunction or decree restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger or the other transactions contemplated by the Merger Agreement; and
•	the accuracy of the representations and warranties contained in the Merger Agreement, subject to customary materiality qualifications, as of the date of the Merger Agreement and the date of closing, and performance in all material respects of the covenants and agreements contained in the Merger Agreement.

The Merger Agreement contains customary representations and warranties of the Company. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Company, including (i) covenants relating to conducting its business in the ordinary course and refraining from taking certain types of actions without Parent’s consent, (ii) certain “no-shop” restrictions that restrain the Company’s ability to solicit alternative acquisition proposals from third parties or to provide information to third parties or engage in discussions with third parties, in each case, in connection with alternative acquisition proposals, subject to certain exceptions. The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub, including, among others, covenants by Parent and Merger Sub to use their reasonable best efforts to take all actions that are necessary, proper or advisable to obtain regulatory approval for the Merger under applicable competition laws, including the HSR Act, and from (a) the Federal Communications Commission, (b) the Committee on Foreign Investment in the United States, (c) state public utility commissions and (d) local regulators in connection with the provision of telecommunications and media services.

Notwithstanding the “no-shop” restrictions, prior to obtaining the Requisite Company Stockholder Approval, the Company may under certain circumstances provide non-public information to, and participate in discussions and negotiations with, third parties with respect to any unsolicited alternative acquisition proposal that the Board (upon the recommendation of the Special Committee) or the Special Committee has determined in good faith, and after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to result in a Superior Proposal. A “Superior Proposal” is a bona fide written Acquisition Proposal (as defined in the Merger Agreement, except that the references in the definition thereof to 25% shall be replaced with 50%) made after the date of the Merger Agreement that the Board (upon the recommendation of the Special Committee) or the Special Committee has determined, in good faith, and after consultation with its financial advisors and outside legal counsel, taking into account the timing, conditionality and likelihood of consummating, legal, financial, tax, regulatory and other aspects of such proposal or offer, and the person or group of persons making such proposal or offer, and the person or group of persons making such proposal or offer, including the financing terms thereof and any break-up fees or reimbursement provisions, and such other factors as the Board or the Special Committee considers to be appropriate, to be (i) more favorable to the Company or the Company’s stockholders from a financial point of view than the transactions contemplated by the Merger Agreement and (ii) reasonably capable of being completed on the terms proposed.

Prior to obtaining the Requisite Company Stockholder Approval and subject to the terms contained in the Merger Agreement, the Board (upon the recommendation of the Special Committee) or the Special Committee may, among other things, (1) change its recommendation that the Company’s stockholders adopt the Merger Agreement or (2) terminate the Merger Agreement to enter into a definitive acquisition agreement providing for a Superior Proposal, subject to complying with notice and other specified conditions, including giving Parent the opportunity to propose revisions to the terms of the Merger Agreement during a match right period. Notwithstanding a change in the recommendation by the Board (upon the recommendation of the Special Committee), unless the Company terminates the Merger Agreement, the Company is still required to convene the meeting of its stockholders for purpose of obtaining the Requisite Company Stockholder Approval.

The Merger Agreement contains certain termination rights for the Company and Parent, including, among others, the right of (1) the Company (upon approval of the Special Committee) or Parent (on behalf of itself and Merger Sub) to terminate the Merger Agreement if the Merger is not consummated by January 15, 2025 (subject to an automatic six-month extension if certain closing conditions have not been satisfied), (2) the Company (upon approval of the Special Committee) to terminate the Merger Agreement in order to enter into a definitive acquisition agreement providing for a Superior Proposal and (3) Parent to terminate the Merger Agreement if the Board (upon the recommendation of the Special Committee) or the Special Committee changes its recommendation with respect to the Merger Agreement.

Upon termination of the Merger Agreement under specified circumstances, including by the Company in order to accept a Superior Proposal and enter into a definitive acquisition agreement providing for the consummation of such proposal or by Parent as a result of the Board (upon the recommendation of the Special Committee) changing its recommendation with respect to the Merger, the Company would be required to pay Parent a termination fee of $15.9 million.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, their respective subsidiaries or affiliates or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will be filing in connection with the Merger, as well as in the Company’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the Securities and Exchange Commission (the “SEC”).

Following the effective time of the Merger, the Company’s securities will be delisted from Nasdaq and deregistered under the Securities Exchange Act of 1934.

Equity Commitment Letters

Parent has obtained equity financing commitments from BCI and certain affiliates of Searchlight (collectively, the “Guarantors”) in an aggregate amount of $370,000,000 to fund the transactions contemplated by the Merger Agreement. The consummation of the Merger is not subject to a financing condition. The Company is entitled to specific performance, subject to the terms and conditions of the Merger Agreement and the applicable equity commitments, to require each Guarantor to fund its respective equity commitment and Parent to close the transaction, if all closing conditions are met.

Limited Guaranty

Concurrently with the execution of the Merger Agreement, each of the Guarantors entered into a limited guaranty with the Company (the “Limited Guaranties”) with the Company, pursuant to which the Guarantors have each provided a limited guaranty with respect to the payment of their pro rata portion of certain payment obligations of Parent and Merger Sub that may be owed to the Company under the Merger Agreement up to the applicable aggregate amount set forth therein.

Voting Agreement

On October 15, 2023, concurrently with the execution of the Merger Agreement, the Company entered into a letter agreement with Searchlight III CVL, L.P. (the “Stockholder”), which, directly or indirectly, beneficially owns approximately 33.8% of the outstanding shares of Company Common Stock, pursuant to which, among other things, the Stockholder has agreed to vote (or cause to be voted) all of the shares of Company Common Stock held by the Stockholder or Searchlight in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement.

Amendment to Credit Agreement

On October 15, 2023, Consolidated Communications Holdings, Inc., a Delaware corporation (“CNSL” or the “Company”), Consolidated Communications, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Borrower”), the lenders party thereto, entered into Amendment No. 5 (the “Credit Agreement Amendment”) to the Credit Agreement, dated as of October 2, 2020, among the Company, the Borrower, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the other parties thereto (as amended by that certain Amendment No. 1, dated as of January 15, 2021, that certain Amendment No. 2, dated as of April 5, 2021, that certain Amendment No. 3, dated as of November 22, 2022, and that certain Amendment No. 4, dated as of April 17, 2023, the “Existing Credit Agreement” and, as amended by the Credit Agreement Amendment, the “Amended Credit Agreement”). The Credit Agreement Amendment amends the Existing Credit Agreement to, among other things, so long as the Borrower does not elect otherwise, increase the maximum Consolidated First Lien Leverage Ratio (as defined in the Amended Credit Agreement) (the “Step-Up”) permitted under the Existing Credit Agreement to (i) 7.75 to 1.00, from and including the Amendment No. 5 Effective Date (as defined in the Amended Credit Agreement) to and including December 31, 2024, (ii) 7.50 to 1.00, from and including January 1, 2025 to and including March 31, 2025, (iii) 7.25 to 1.00, from and including April 1, 2025 to and including June 30, 2025, (iv) 7.00 to 1.00, from and including July 1, 2025 to and including September 30, 2025, (v) 6.75 to 1.00 from and including October 1, 2025 to and including December 31, 2025, (vi) 6.50 to 1.00, from and including January 1, 2026 to and including March 31, 2026, (vii) 6.25 to 1.00, from and including April 1, 2026 to and including June 30, 2026, (viii) 6.00 to 1.00, from and including July 1, 2026 to and including September 30, 2026, and (ix) 5.85 to 1.00 from and including October 1, 2026 and thereafter (the “Step-Up Period”). While the Step-Up is in effect, the Company will be subject to additional restrictions on its ability to make certain investments and restricted payments (the “Restrictions”). The Step-Up Period and the Restrictions will end and the maximum Consolidated First Lien Leverage Ratio will revert to the levels set forth in the Existing Credit Agreement on the earlier of (a) the Company’s election and (b) August 1, 2025, to the extent $300,000,000 in cash proceeds have not been received by the Company from equity contributed to its capital by such date.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the full text of the Credit Agreement Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Amendment to Credit Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On October 16, 2023, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. Additionally, on October 16, 2023, the Company released an investor presentation in connection with the execution of the Merger Agreement. A copy of the investor presentation is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 15, 2023, by and among Consolidated Communications Holdings, Inc., Condor Holdings LLC and Condor Merger Sub Inc.

10.1	Voting Agreement, dated as of October 15, 2023, by and between Consolidated Communications Holdings, Inc. and Searchlight III CVL, L.P.

10.2	Amendment No. 5, dated as of October 15, 2023, among Consolidated Communications Holdings, Inc., Consolidated Communications, Inc. and the lenders party thereto.

99.1	Press Release, dated October 16, 2023.

99.2	Investor Presentation, dated October 16, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*       Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

Forward-Looking Statements

Certain statements in this communication are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, the Company’s current expectations, plans, strategies and anticipated financial results.

There are a number of risks, uncertainties and conditions that may cause the Company’s actual results to differ materially from those expressed or implied by these forward-looking statements, including: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction by the Company’s stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances, which would require the Company to pay a termination fee; (vi) the effect of the announcement or pendency of the proposed transaction on the Company’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; (vii) risks related to the proposed transaction diverting management’s attention from the Company’s ongoing business operations; (viii) the amount of costs, fees and expenses related to the proposed transaction; (ix) the risk that the Company’s stock price may decline significantly if the Merger is not consummated; (x) the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; and (xi) (A) the risk factors described in Part I, Item 1A of Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and (B) the other risk factors identified from time to time in the Company’s other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov.

Many of these circumstances are beyond the Company’s ability to control or predict. These forward-looking statements necessarily involve assumptions on the Company's part. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “should,” “may,” “will,” “would” or similar expressions. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this communication. Furthermore, undue reliance should not be placed on forward-looking statements, which are based on the information currently available to the Company and speak only as of the date they are made. The Company disclaims any intention or obligation to update or revise publicly any forward-looking statements.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in connection with the proposed transaction. Information about who may, under SEC rules, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed transaction will be set forth in the definitive proxy statement when it is filed with the SEC in connection with the proposed transaction. Information relating to the foregoing can also be found in the Company’s Proxy Statement on Schedule 14A for its 2023 Annual Meeting of Shareholders, which was filed with the SEC on March 21, 2023. To the extent holdings of the Company’s securities have changed since the amounts set forth in such 2023 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the Company’s proxy statement relating to the proposed transaction when it becomes available.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Condor Holdings LLC. In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including the Company’s proxy statement in preliminary and definitive form. In addition, the Company and certain affiliates of the Company intend to jointly file a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT AND THE SCHEDULE 13E-3 (WHEN THEY ARE AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SEARCHLIGHT AND BCI AND THE PROPOSED TRANSACTION. Investors and stockholders of the Company are or will be able to obtain these documents (when they are available) free of charge from the SEC’s website at www.sec.gov, or free of charge from the Company by directing a request to the Company at 2116 South 17th Street, Mattoon, IL 61938, Attention: Investor Relations or at tel: +1 (844) 909-2675.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

	By:	/s/ Fred A. Graffam III
		Name:	Fred A. Graffam III
		Title:	Chief Financial Officer

Date: October 16, 2023

Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and among

CONDOR HOLDINGS LLC,

CONDOR MERGER SUB INC.

and

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

Dated as of October 15, 2023

4.3	No Conflicts	31
4.4	Legal Proceedings	32
4.5	Financial Capability	32
4.6	Proxy Statement	33
4.7	Ownership of Company Capital Stock	33
4.8	Solvency	33
4.9	Ownership of Merger Sub	34
4.10	No Stockholder and Management Arrangements	34
4.11	Brokers	34
4.12	No Other Representations and Warranties	34

Article V Covenants		35

5.1	Conduct of Business by the Company Pending the Closing	35
5.2	Access to Information, Employees and Facilities; Confidentiality	39
5.3	No Solicitation	40
5.4	Company Stockholder Meeting; Proxy Statement	45
5.5	Regulatory Filings; Consents	48
5.6	Employee Benefit Matters	50
5.7	Indemnification	52
5.8	Parent Agreements Concerning Merger Sub	54
5.9	Takeover Statutes	54
5.10	Section16 Matters	54
5.11	Notice of Certain Matters	55
5.12	Stock Exchange Delisting	55
5.13	Publicity	55
5.14	Cooperation as to Certain Indebtedness	56
5.15	Parent Vote.	57
5.16	Other Investors	57

Article VI Conditions to Consummation of the Merger		58

6.1	Conditions to Obligations of Each Party Under This Agreement	58
6.2	Conditions to Obligations of the Company Under This Agreement	58
6.3	Conditions to Obligations of Parent and Merger Sub Under This Agreement	59

Article VII Termination, Amendment and Waiver		59

7.1	Termination	59
7.2	Termination Fees and Expenses	61
7.3	Effect of Termination	64

Article VIII Definitions		64

8.1	Certain Definitions	64
8.2	Terms Defined Elsewhere	76

ii

Article IX General Provisions		78

9.1	Fees and Expenses	78
9.2	Notices	78
9.3	Assignment	80
9.4	Severability	80
9.5	References	81
9.6	Construction	81
9.7	Amendment and Waiver	82
9.8	Complete Agreement	82
9.9	Third Party Beneficiaries	82
9.10	Waiver of Trial by Jury	82
9.11	Specific Performance	83
9.12	Counterparts	83
9.13	Governing Law	84
9.14	Consent to Jurisdiction	84
9.15	Payments under this Agreement	84
9.16	Non-Recourse	85
9.17	Disclosure Schedules	85
9.18	Survival	86
9.19	Waiver	86
9.20	Obligations of Parent, Merger Sub and the Company	86

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of October 15, 2023 (this “Agreement”), is made by and among Condor Holdings LLC, a Delaware limited liability company (“Parent”), Condor Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Consolidated Communications Holdings, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 8.1, and other capitalized terms used in this Agreement are defined in the Sections indicated in Section 8.2.

RECITALS

WHEREAS, the Company, Parent and Merger Sub desire to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware, as amended (the “DGCL”), pursuant to which, except as otherwise provided in Section 2.1, each share of common stock, par value $0.01 per share, of the Company (each, a “Share” and collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time, other than Shares to be cancelled or converted pursuant to Section 2.1(b) or Dissenting Shares, shall be converted into the right to receive the Merger Consideration;

WHEREAS, the board of directors of the Company (the “Company Board”) duly established a special committee thereof consisting of only independent and disinterested directors (the “Company Special Committee”), and the Company Special Committee has unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair, advisable and in the best interests of the Company and the Unaffiliated Stockholders and (b) recommended that the Company Board adopt resolutions approving, adopting and declaring advisable this Agreement and the transactions contemplated hereby, including the Merger, and submit and, subject to the terms and conditions hereof, recommend this Agreement to the Company’s stockholders for approval and adoption thereby;

WHEREAS, the Company Board (acting upon the recommendation of the Company Special Committee) has unanimously by the directors present (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair, advisable and in the best interests of the Company and the Unaffiliated Stockholders, (b) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger and (c) resolved to submit and, subject to the terms and conditions hereof, recommend this Agreement to the Company’s stockholders for approval and adoption thereby;

WHEREAS, the sole member of Parent has, upon the terms and subject to the conditions set forth herein, approved this Agreement and the transactions contemplated hereby, including the Merger, and Parent, as the sole stockholder of Merger Sub, has duly executed and delivered to Merger Sub and the Company a written consent, to be effective by its terms immediately following execution of this Agreement, adopting this Agreement;

WHEREAS, the board of directors of Merger Sub has, upon the terms and subject to the conditions set forth herein, approved and declared it advisable for Merger Sub to enter into this Agreement and consummate the transactions contemplated hereby, including the Merger;

WHEREAS, concurrently with the execution of this Agreement, Parent and Merger Sub have delivered (a) a limited guaranty (each, a “Guaranty”) from each of Searchlight Capital III, L.P., a Cayman Islands limited partnership, Searchlight Capital III PV, L.P., a Cayman Islands limited partnership, and British Columbia Investment Management Corporation, in respect of a pooled investment portfolio formed under the Pooled Investment Portfolios Regulation (British Columbia) and known as the “2020 Private Equity Fund” (the “Guarantors”), pursuant to which, subject to the terms and conditions set forth therein, each of the Guarantors is guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement and (b) a commitment letter between Parent and each of the Guarantors, pursuant to which each of the Guarantors has committed, subject to the terms and conditions set forth therein, to invest in Parent, directly or indirectly, the cash amount set forth therein; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the covenants, premises, representations and warranties and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties to this Agreement agree as follows:

Article I
The Merger

1.1            The Merger.

 (a)            Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”). The Merger shall be effected pursuant to the DGCL and shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. The Merger and other transactions contemplated by this Agreement are referred to herein as the “Transactions”.

 (b)            The certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the form of the certificate of incorporation of the Surviving Corporation as of the Effective Time, and the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the form of the bylaws of the Surviving Corporation as of the Effective Time, each until amended in accordance with applicable Law and consistent with the obligations set forth in Section 5.7.

 (c)            At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the directors of Merger Sub immediately prior to the Effective Time or such other individuals designated by Parent as of the Effective Time shall become the directors of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time, from and after the Effective Time, shall continue as the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

1.2            Closing and Effective Time of the Merger. The closing of the Merger (the “Closing”) will take place (a) at 8:00 a.m., Eastern time, on the twelfth (12th) Business Day after satisfaction or waiver of all of the applicable conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), via electronic exchange of signature pages unless another time, date or place is agreed to in writing by the parties hereto or (b) at such other place, at such other time or on such other date as Parent and the Company may mutually agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.” On the Closing Date, Merger Sub and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings required under the DGCL. The Merger shall become effective at the time the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware, or such later date and time as is agreed upon by the parties and specified in the Certificate of Merger (such date and time at which the Merger becomes effective hereinafter referred to as the “Effective Time”).

Article II
Conversion of Securities IN THE MERGER

2.1            Conversion of Securities. Immediately prior to the Effective Time, (i) Parent shall assign to the Company all of the issued and outstanding Equity Interests of Merger Sub and (ii) Parent shall cause Searchlight III CVL, L.P. to contribute each Share held directly by Searchlight III CVL, L.P. to Parent. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

 (a)            Conversion of Shares. Each Share issued and outstanding immediately prior to the Effective Time, other than Shares to be cancelled or converted pursuant to Section 2.1(b), Shares subject to Company Awards (which shall be treated in accordance with Section 2.4) or Dissenting Shares (collectively, the “Excluded Shares”), shall be converted automatically into the right to receive $4.70 per Share (the “Merger Consideration”), payable to the holder in cash, without interest, subject to any withholding of Taxes required by applicable Law as provided in Section 2.5, upon surrender of the Certificates or Book-Entry Shares in accordance with Section 2.2. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.2.

 (b)            Cancellation of Treasury Shares; Treatment of Parent-Owned Shares; Conversion of Certain Shares. Each Share held by the Company as treasury stock or held by Merger Sub, in each case, immediately prior to the Effective Time, shall automatically be cancelled and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof. Each Share held directly by Parent immediately prior to the Effective Time shall automatically be converted into one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation. All Shares issued and outstanding immediately prior to the Effective Time that are held by any direct or indirect wholly owned Subsidiary of the Company or by any direct or indirect wholly owned Subsidiary of Parent (other than Merger Sub) will automatically be converted into such number of validly issued, fully paid and nonassessable shares of common stock, no par value per share, of the Surviving Corporation, or fraction thereof, such that the ownership percentage of any such Subsidiary in the Surviving Corporation immediately following the Effective Time shall equal the ownership percentage of such Subsidiary in the Company immediately prior to the Effective Time.

 (c)            Series A Preferred Stock. Each share of Series A Preferred Stock shall remain outstanding in accordance with the terms of the Series A Certificate of Designations, and shall represent shares of Series A Preferred Stock of the Surviving Corporation on such terms.

 (d)            Merger Sub Equity Interests. All outstanding shares of capital stock of Merger Sub held immediately prior to the Effective Time shall automatically be cancelled and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.

2.2            Payment for Securities; Surrender of Certificates.

 (a)             Paying Agent. At or prior to the Effective Time, Parent shall designate a nationally recognized bank or trust company to act as the paying agent (the identity and terms of appointment of which shall be reasonably acceptable to the Company) for purposes of effecting the payment of the Merger Consideration in connection with the Merger in accordance with this Article II (the “Paying Agent”). Subject to the occurrence of the Closing, the Company shall pay, or cause to be paid, the fees and expenses of the Paying Agent. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Consideration to which holders of Shares shall be entitled at the Effective Time pursuant to this Agreement. In the event such deposited funds are insufficient to make the payments contemplated pursuant to Section 2.1, Parent shall promptly deposit, or cause to be deposited, with the Paying Agent such additional funds to ensure that the Paying Agent has sufficient funds to make such payments. Such funds shall be invested by the Paying Agent as directed by Parent, pending payment thereof by the Paying Agent to the holders of the Shares in accordance with this Article II; provided, however, that any such investments shall be in obligations of, or guaranteed by, the United States government or rated A-1 or P-1 or better by Moody’s Investor Service, Inc. or Standard & Poor’s Corporation, respectively. Earnings from such investments shall be the sole and exclusive property of the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of Shares.

 (b)            Procedures for Surrender.

  (i)            Certificates. As soon as practicable after the Effective Time (and in no event later than three (3) Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Shares represented by certificates (the “Certificates”), which Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement: (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and shall otherwise be in such form as Parent and the Paying Agent shall reasonably agree; and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.2(e)) in exchange for payment of the Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.2(e)) to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificate, the Paying Agent or such other agent, in accordance with the letter of transmittal and instructions, shall transmit to the holder of such Certificate the Merger Consideration for each Share formerly represented by such Certificate (subject to any withholding of Taxes required by applicable Law as provided in Section 2.5), and any Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered and shall have established to the satisfaction of Parent or the Surviving Corporation that such Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated hereby, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement, except for Certificates representing Dissenting Shares, which shall be deemed to represent only the right to receive payment of the fair value of such Shares in accordance with and solely to the extent provided by Section 262 of the DGCL.

  (ii)            Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, no holder of non-certificated Shares represented by book-entry (“Book-Entry Shares”) shall be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company, an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to Section 2.1(a). In lieu thereof, each holder of record of one or more Book-Entry Shares held through The Depository Trust Company whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1(a) shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver to The Depository Trust Company or its nominee as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share a cash amount in immediately available funds equal to the Merger Consideration (subject to any withholding of Taxes required by applicable Law as provided in Section 2.5), and such Book-Entry Shares of such holder shall be cancelled. As soon as practicable after the Effective Time (and in no event later than three Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company: (A) a letter of transmittal, which shall be in such form as Parent and the Paying Agent shall reasonably agree; and (B) instructions for returning such letter of transmittal in exchange for the Merger Consideration. Upon delivery of such letter of transmittal, in accordance with the terms of such letter of transmittal, duly executed, the holder of such Book-Entry Shares shall be entitled to receive in exchange therefor a cash amount in immediately available funds for each such Book-Entry Share equal to the Merger Consideration (subject to any withholding of Taxes required by applicable Law as provided in Section 2.5), and such Book-Entry Shares so surrendered shall at the Effective Time be cancelled. Payment of the Merger Consideration with respect to Book-Entry Shares so surrendered shall only be made to the Person in whose name such Book-Entry Shares are registered. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or surrendered as contemplated hereby, each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement, except for Book-Entry Shares representing Dissenting Shares, which shall be deemed to represent the right to receive payment of the fair value of such Shares in accordance with and solely to the extent provided by Section 262 of the DGCL.

 (c)            Transfer Books; No Further Ownership Rights in Shares. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

 (d)            Termination of Fund; Abandoned Property; No Liability. Any portion of the funds (including any interest received with respect thereto) made available to the Paying Agent that remains unclaimed by the holders of Certificates or Book-Entry Shares on the first anniversary of the Effective Time will be returned to the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, upon demand, and any such holder who has not tendered its Certificates or Book-Entry Shares for the Merger Consideration in accordance with Section 2.2(b) prior to such time shall thereafter look only to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) for delivery of the Merger Consideration, without interest and subject to any withholding of Taxes required by applicable Law as provided in Section 2.5, in respect of such holder’s surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 2.2(b). Any portion of the Merger Consideration remaining unclaimed by the holders of Certificates or Book-Entry Shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Entity will, to the extent permitted by applicable Law, become the property of the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, Merger Sub, the Surviving Corporation, the Paying Agent or their respective affiliates will be liable to any holder of a Certificate or Book-Entry Shares for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.2(a) to pay for Shares for which appraisal rights have been perfected shall be returned to the Surviving Corporation, upon demand.

 (e)            Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 2.1(a). Parent may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in a reasonable sum as Parent may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.3            Dissenting Shares. Notwithstanding anything in this Agreement to the contrary (but subject to the provisions of this Section 2.3), Shares outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and has properly demanded appraisal for such Shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (such shares, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration. At the Effective Time, all Dissenting Shares shall be cancelled and cease to exist, and the holders of Dissenting Shares shall only be entitled to the rights granted to them under the DGCL. If any such holder fails to perfect or otherwise waives, withdraws or loses the right to appraisal under Section 262 of the DGCL or other applicable Law, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into and shall be exchangeable solely for the right to receive the Merger Consideration, without interest and subject to any withholding of Taxes required by applicable Law as provided in Section 2.5. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Parent shall have the right to direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or compromise, any such demands, waive any failure to timely deliver a written demand for appraisal under the DGCL, approve any withdrawal of any such demands or propose or otherwise agree to do any of the foregoing.

2.4            Treatment of Restricted Share Awards and Performance Share Awards.

 (a)            At the Effective Time, each (i) Company RSA held by a non-employee director, Searchlight III CVL, L.P. or Searchlight (each, a “Director Company RSA”) that is outstanding as of immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, vest and be converted into the right to receive an aggregate amount of cash equal to the product of (A) the number of Shares subject to such Director Company RSA and (B) the Merger Consideration (each, a “Director Company RSA Cashout Amount”) and (ii) Company RSA that is not a Director Company RSA that is outstanding as of immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, be converted into a time-based restricted cash award representing the right to receive an aggregate amount of cash equal to the product of (A) the number of Shares subject to such Company RSA and (B) the Merger Consideration, with the same terms and conditions, including with respect to vesting (including any accelerated vesting provisions, including under the applicable equity plan, award agreement and/or employment security agreement), as were applicable to the corresponding Company RSA immediately prior to the Closing (each, an “RSA Replacement Award”). Each Director Company RSA and the portion of each RSA Replacement Award that becomes vested will be settled in cash, by the Surviving Corporation or one of its affiliates, without interest and less applicable Tax withholding, no later than 20 days after the applicable vesting date.

 (b)            At the Effective Time, each Company PSA that is outstanding as of immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, be converted into a performance-based restricted cash award (each, a “PSA Replacement Award”). Each such PSA Replacement Award shall entitle the holder thereof to receive a cash payment equal to the product of (i) the number of Shares subject to such Company PSA and (ii) the Merger Consideration, subject to the same terms and conditions, including with respect to both the time-based vesting conditions and the performance-based vesting conditions (including any accelerated vesting provisions, including under the applicable equity plan, award agreement and/or employment security agreement), as were applicable to such Company PSA immediately prior to the Closing (except that the relative total shareholder return modifier shall be deemed to be achieved at the target level (i.e., 100%)); provided that, for purposes of clause (i), the number of Shares subject to such Company PSA shall be determined based on the number of Shares that would have been earned under such Company PSA based on the actual level of achievement of the performance goals (other than the total shareholder return modifier, which shall be deemed to be achieved at the target level (i.e., 100%)) through the end of the performance period (as determined by the Board of Directors of the Surviving Corporation (or the appropriate committee thereof) in reasonable good faith). Each portion of each PSA Replacement Award that becomes vested will be settled in cash, by the Surviving Corporation or one of its affiliates, without interest and less applicable Tax withholding, no later than 20 days after applicable vesting date.

 (c)            Termination of the Company LTIP. As of the Effective Time, the Company LTIP shall immediately terminate and no further Company RSAs or Company PSAs (“Company Awards”) or other awards or rights with respect to Shares shall be granted thereunder.

 (d)            Board Actions. Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take such other actions as are reasonably necessary to effect the transactions described in this Section 2.4.

2.5            Withholding Rights. The Company, Parent, Merger Sub, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any other provision of applicable Law. To the extent that amounts are so deducted or withheld and paid to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

2.6            Adjustments. In the event that, between the date of this Agreement and the Effective Time, any change in the outstanding Shares shall occur as a result of any stock split, reverse stock split, stock dividend (including any dividend or distribution of Equity Interests convertible into or exchangeable for Shares), recapitalization, reclassification, combination, exchange of shares or other similar event, the Merger Consideration shall be equitably adjusted to reflect such event and to provide to holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 2.6 shall be deemed to permit or authorize the Company to take any such action or effect any such change that it is not otherwise authorized or permitted to take pursuant to Section 5.1 or is otherwise prohibited or restricted by any other provision of this Agreement.

Article III
Representations and Warranties of the Company

Except (a) as set forth in the correspondingly numbered section or subsection of the disclosure schedule delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement (the “Company Disclosure Schedule”), subject to Section 9.17, or (b) as otherwise disclosed in the Company SEC Documents filed and publicly available at least two (2) Business Days prior to the date hereof, other than any risk factor disclosures (excluding statements of historical fact) in any such Company SEC Document contained in the “Risk Factors” section thereof or other similarly cautionary, forward-looking or predictive statements in such Company SEC Document (provided that this clause (b) shall not apply to any of the representations and warranties set forth in Section 3.2(c), Section 3.6(b) or the Company Fundamental Representations), the Company hereby represents and warrants to Parent and Merger Sub as of the date hereof and as of the Closing Date that:

3.1            Corporate Organization. Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate or organizational, as the case may be, power and authority to own its properties and conduct its business as presently conducted, except, in the case of the Company’s Subsidiaries, where the failure to be so duly organized or to have such requisite power would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The copies of the Amended and Restated Certificate of Incorporation (the “Company Charter”) and Amended and Restated Bylaws (the “Company Bylaws”) of the Company, as most recently filed with the Company SEC Documents, are true, complete and correct copies of such documents as in effect as of the date of this Agreement and such documents are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter or the Company Bylaws in any material respect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) each of the organizational or governing documents of each of the Company’s Subsidiaries is in full force and effect and (b) none of the Company’s Subsidiaries is in violation of any provision of the foregoing documents.

3.2            Capitalization.

 (a)            The authorized capital stock of the Company consists of one hundred fifty million (150,000,000) Shares and ten million (10,000,000) shares of preferred stock, par value $0.01 per share, of which 434,266 shares have been designated Series A Perpetual Preferred Stock (“Series A Preferred Stock”). As of the close of business on October 11, 2023 (the “Capitalization Date”), (i) 118,500,319 Shares (other than treasury shares) were issued and outstanding, including 3,406,499 Shares subject to outstanding Company RSAs and 2,012,334 Shares subject to outstanding Company PSAs (assuming for this purpose that all applicable performance goals are achieved at the target level), all of which were validly issued and fully paid, nonassessable and free of preemptive rights, (ii) up to an additional 1,663,766 Shares were issuable pursuant to outstanding Company PSAs if all applicable performance goals are achieved at the maximum level, (iii) 0 Shares were held in the treasury of the Company or by its Subsidiaries and (iv) 434,266 shares of Series A Preferred Stock were issued and outstanding. As of July 1, 2023, the liquidation preference of the Series A Preferred Stock was $498,581,881. As of the Capitalization Date, there were $12,416,738 in accrued and unpaid dividends on the Series A Preferred Stock. Other than as provided in the Series A Certificate of Designations, the Company RSAs and the Company PSAs referenced in the first sentence of this Section 3.2(a), the Governance Agreement, the Dividend Waiver and the Registration Rights Agreement, as of the Capitalization Date, there are no options, warrants or other rights, agreements, arrangements or commitments of any character (including any shareholders agreements, voting trusts, proxies or other similar agreements or any obligations requiring the registration for sale of any shares of capital stock or other voting or equity interests) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to the issued or unissued capital stock or other Equity Interests of the Company, or securities convertible into or exchangeable for or with a value that is linked to such capital stock or other Equity Interests, or obligating the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company. Since the Capitalization Date and prior to the date of this Agreement, except for the issuance of Shares under the Company Equity Plans in accordance with their terms, the Company has not issued any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock or other Equity Interests, other than those shares of capital stock reserved for issuance described in this Section 3.2(a).

 (b)            The Company has previously provided Parent with a true and complete list, as of the date hereof, with respect to each outstanding Company Award, (i) the holder thereof, (ii) the grant date thereof, (iii) the type thereof, (iv) the vesting conditions thereof, (v) the total number of Shares subject thereto (assuming for this purpose that all performance goals applicable to Company PSAs are achieved at the target level) and (vi) with respect to each Company PSA, the maximum number of Shares that may be earned thereunder. All Shares subject to issuance under the Company Equity Plans, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any Shares or any capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries.

 (c)            Section 3.2(c) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a complete list of each Subsidiary of the Company, together with its jurisdiction of organization or incorporation and the ownership interest (and percentage interest) of the Company or its Subsidiaries, in such Subsidiary. The Company and its Subsidiaries own, directly or indirectly, all of the issued and outstanding shares of capital stock or other Equity Interests of each of the Subsidiaries of the Company, free and clear of any Liens (other than Permitted Liens, restrictions under applicable organizational documents and transfer and other restrictions under applicable securities Laws), and all of such outstanding shares of stock or other equity securities have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. There are no options, warrants or other rights, agreements, arrangements or commitments of any character to which any Subsidiary of the Company is a party or by which any Subsidiary of the Company is bound relating to the issued or unissued capital stock or other Equity Interests of such Subsidiary, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating any Subsidiary of the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, such Subsidiary. No Subsidiary of the Company owns any Shares or any capital stock of, or other Equity Interests in, the Company.

 (d)            Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, or other securities, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

3.3            Authority; Execution and Delivery; Enforceability.

 (a)            The Company has all necessary power and authority to execute and deliver this Agreement, to perform and comply with each of its obligations under this Agreement and, subject to the receipt of the Requisite Company Stockholder Approval, to consummate the Transactions. The execution and delivery by the Company of this Agreement, the performance and compliance by the Company with each of its obligations herein, and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject to receipt of the Requisite Company Stockholder Approval, and no other corporate proceedings on the part of the Company and no other stockholder votes are necessary to authorize this Agreement or the consummation by the Company of the Transactions. The Company has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable Laws affecting the enforcement of creditors’ rights generally or by general equitable principles (whether considered in a proceeding at law or in equity).

 (b)            The Company Special Committee has (i) received from Rothschild & Co US Inc. (“Rothschild”) its written opinion (or an oral opinion to be confirmed in writing), to the effect that, as of the date of such opinion and, subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration payable to the holders of Shares (other than the Excluded Shares) is fair, from a financial point of view, to the Unaffiliated Stockholders (and as of the date of this Agreement, the foregoing opinion has not been withdrawn, revoked or modified in any respect), (ii) determined that it is in the best interests of the Company and the Unaffiliated Stockholders and declared it advisable to enter into this Agreement and (iii) recommended that the Company Board approve and authorize this Agreement and the Merger.

 (c)            The Company Board (acting on the unanimous recommendation of the Company Special Committee), at a meeting duly called and held at which all directors of the Company Board were present, duly and unanimously by the directors present adopted resolutions (i) determining that the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approving, adopting and declaring advisable this Agreement and the Transactions, including the Merger, (iii) directing that this Agreement be submitted to the stockholders of the Company for its adoption at the Company Meeting, and (iv) recommending that the Company’s stockholders adopt this Agreement (the “Company Board Recommendation”), which resolutions, except as permitted by Section 5.3, have not been subsequently rescinded, withdrawn or modified in a manner adverse to Parent.

 (d)            The Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar Law are not applicable to this Agreement and the Transactions, including the Merger or the other Transactions. No other takeover, anti-takeover, business combination, “fair price,” control share acquisition or similar Law applies to the Merger or the other Transactions. The only vote of holders of any class or series of Shares or other Equity Interests of the Company necessary to adopt this Agreement is the Requisite Company Stockholder Approval. No other vote of the holders of Shares or any other Equity Interests of the Company is necessary to consummate the Transactions.

3.4            No Conflicts; Governmental Consents.

 (a)            The execution and delivery of this Agreement does not and will not, and the performance of this Agreement by the Company will not, directly or indirectly (with or without notice or lapse of time, or both) (i) assuming the Requisite Company Stockholder Approval is obtained, conflict with or violate any provision of the Company Charter or the Company Bylaws, (ii) assuming the Requisite Company Stockholder Approval is obtained, conflict with or violate any provision of any organizational documents of any Subsidiary of the Company, (iii) assuming that all consents, approvals, authorizations and Permits described in Section 3.4(b) have been obtained and all filings and notifications described in Section 3.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iv) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than a Permitted Lien) on any property or asset of the Company or any of its Subsidiaries pursuant to, any Contract or Permit to which the Company or any of its Subsidiaries is party (or by which any of their respective properties or assets are bound), except, with respect to clauses (ii), (iii) and (iv), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

 (b)            The execution and delivery of this Agreement by the Company does not and will not, and the consummation by the Company of the Merger and the other Transactions and compliance by the Company with any of the terms or provisions hereof will not (in each case with or without notice or lapse of time, or both), require any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity, except (i) under the Exchange Act, including the filing of the Proxy Statement and the related Rule 13E-3 Transaction Statement on Schedule 13E-3 (including any amendments or supplements thereto, the “Schedule 13E-3”), (ii) under the rules and regulations of the Nasdaq, (iii) any applicable requirements of any Antitrust Laws, (iv) the FCC Approval, (v) the State PUC Approvals, (vi) the filing and recordation of the Certificate of Merger as required by the DGCL and (vii) where failure to obtain such consents, approvals, authorizations or Permits, or to make such filings or notifications, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.5            SEC Documents; Financial Statements; Undisclosed Liabilities.

 (a)            The Company has filed or furnished on a timely basis all reports, schedules, forms, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Company with the SEC under the Securities Act or the Exchange Act since January 1, 2021, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) (such documents and any other documents filed or furnished by the Company with the SEC, as they have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). None of the Subsidiaries of the Company is required to make any filings with the SEC.

 (b)            As of its respective filing date (or, if amended or superseded prior to the date of this Agreement, on the date of the last such filing) each Company SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case when filed or furnished, or with respect to any proxy statement filed pursuant to the Exchange Act, on the date of the applicable meeting. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any Company SEC Documents. As of the date hereof, there has been no material correspondence between the SEC and the Company since January 1, 2021 that is not set forth in the Company SEC Documents or that has not otherwise been disclosed to Parent prior to the date hereof.

 (c)            The consolidated financial statements of the Company included in the Company SEC Documents (including, in each case, any notes or schedules thereto) (the “Company SEC Financial Statements”) (i) fairly present, in all material respects, the financial condition and the results of operations, cash flows and changes in stockholders’ equity of the Company and its Subsidiaries (on a consolidated basis) as of the respective dates of and for the periods referred to in the Company SEC Financial Statements, and (ii) were prepared in accordance with GAAP (as in effect in the United States on the date of such Company SEC Financial Statement) as applied by the Company on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), subject, in the case of interim Company SEC Financial Statements, to normal year-end adjustments that are not material in amount or nature and the absence of certain notes.

 (d)            The Company has timely filed all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act; or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act) with respect to all applicable Company SEC Documents. The Company maintains disclosure controls and procedures required and as defined by Rule 13a-15 or Rule 15d-15, as applicable, under the Exchange Act, which such controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the Company SEC Documents is recorded and made known on a timely basis to the individuals responsible for the preparation of the Company SEC Documents.

 (e)            The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) as required by Rule 13a-15 under the Exchange Act and sufficient to provide reasonable assurances regarding the reliability of financial reporting for the Company and its consolidated Subsidiaries. There were no significant deficiencies or material weaknesses identified in management’s assessment of internal control over financial reporting as of and for the year ended December 31, 2022 (nor has any such deficiency or weakness been identified by the Company from January 1, 2023 to the date hereof) or any fraud, whether or not material, related to the Company, its Subsidiaries or their respective businesses or that involves the management or other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s internal control over financial reporting.

 (f)            The Company and its Subsidiaries do not have any liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued) except (i) as disclosed, reflected or reserved against in the most recent balance sheet included in the Company SEC Financial Statements or the notes thereto, (ii) for liabilities and obligations incurred in the ordinary course of business since the date of the most recent balance sheet included in the Company SEC Financial Statements, (iii) for liabilities and obligations incurred pursuant to the Transactions, (iv) for liabilities incurred that have been discharged or paid in full prior to the date of this Agreement, and (v) for liabilities and obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.6            Absence of Certain Changes or Events.

(a)            Since June 30, 2023 through the date of this Agreement, (i) the Company and its Subsidiaries have conducted their businesses in all material respects in the ordinary course of business consistent with past practice and (ii) neither the Company nor any of its Subsidiaries has taken any action that would have required Parent's consent pursuant to Sections 5.1(ii)(a), (b), (c), (f), (g), (h), (n), (o), (q), (t), (u) or (v) had the covenants therein applied since June 30, 2023.

(b)            Since June 30, 2023 through the date of this Agreement, there has not been any change, event, development, circumstance, condition or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.7            Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to holders of Shares and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by the Company with respect to any statements made therein based on information supplied by or on behalf of Parent specifically for inclusion or incorporation by reference therein). The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and other applicable Law.

3.8            Litigation.

 (a)            Except for Proceedings, if resolved adversely to the Company or any of its Subsidiaries, that would not reasonably be expected to have a Company Material Adverse Effect, there are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity, or before or by any Governmental Entity, and none of the Company or any of its Subsidiaries is subject to any outstanding Order that, individually or in the aggregate, is or would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

 (b)            There are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company at law or in equity, or before or by any Governmental Entity, which would materially and adversely affect the Company’s ability to perform its obligations hereunder or consummate the Transactions. The Company is not subject to any outstanding Order that would materially and adversely affect the Company’s ability to perform its obligations hereunder or consummate the Transactions.

3.9            Compliance with Laws; Anti-Corruption.

 (a)            The Company and each of its Subsidiaries is, and since the date that is three (3) years prior to the date hereof have been, in compliance with, and conduct their respective businesses in conformity with, all applicable foreign, federal, state and local Laws (including Communications Laws), except where the failure to so comply or conform has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. During the three (3) years prior to the date hereof, no written Proceedings have been received by, and to the Knowledge of the Company, no Proceedings have been filed against, the Company or any of its Subsidiaries alleging material noncompliance with any Laws, other than, in each case, requests for information or audits in the ordinary course and Proceedings that have been dismissed or finally resolved without any finding of material noncompliance.

 (b)            Since the date that is five (5) years prior to the date hereof, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any Person acting on behalf of or associated with the Company or any of its Subsidiaries, has at any time (i) made or accepted any unlawful payment or given, offered, promised, or authorized or agreed to give or receive, any money, advantage or thing of value, directly or indirectly, to or from any Government Official or other Person in violation of Anti-Corruption Laws; (ii) used any corporate funds for unlawful political or charitable contributions, gifts, hospitality, travel, entertainment or other unlawful expenses relating to political activity; or (iii) has otherwise been in violation of any Anti-Corruption Laws in any respect.

 (c)            Since the date that is five (5) years prior to the date hereof, neither the Company nor any of its Subsidiaries has (i) received from any Governmental Entity any written notice, inquiry, or internal or external allegation; (ii) to the Knowledge of the Company, been the subject of any investigation by any Governmental Entity; (iii) made any voluntary or involuntary disclosure to a Governmental Entity; or (iv) conducted any internal investigation or audit, in the case of each of clauses (i)-(iv), relating to or arising from any actual or potential violation or wrongdoing related to Anti-Corruption Laws.

 (d)            Since the date that is five (5) years prior to the date hereof, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any other Person acting on behalf of the Company or any of its Subsidiaries, has been (i) a Sanctioned Person; (ii) organized or resident in a Sanctioned Country; (iii) engaging in any dealings or transactions with or for the benefit of any Sanctioned Person, or in any Sanctioned Country, in violation of applicable Sanctions Laws; or (iv) otherwise in violation of applicable Sanctions Laws.

 (e)            Since the date that is five (5) years prior to the date hereof, neither the Company nor any of its Subsidiaries has received a civil investigative demand, claim notice, preservation letter or any investigative subpoena, notice, target letter, or equivalent from any Governmental Entity relating to any alleged material violations of Antitrust Laws by the Company or any of its Subsidiaries.

3.10            Permits. The Company and its Subsidiaries have obtained, and are, and during the three (3) years prior to the date hereof have been, in compliance with, all material Permits necessary under applicable Laws to permit the Company and its Subsidiaries to own, operate, use, and maintain their assets in the manner in which they are now operated and maintained, and to conduct their business, taken as a whole, as currently conducted, and such Permits are in full force and effect. As of the date hereof, there are no, and since January 1, 2021, there have been no, pending or, to the Knowledge of the Company, threatened limitations, terminations, expirations or revocations of such Permits, in each case, other than such limitations, terminations, expirations or revocations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no outstanding written notices received by the Company or any of its Subsidiaries alleging the failure to hold any material Permits.

3.11            Employee Benefit Plans.

 (a)            Section 3.11(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of each Company Benefit Plan, excluding any Company Benefit Plan that is an individual independent contractor or consultant agreement that is terminable upon no more than thirty (30) days’ notice and without further liability and does not provide any change in control or severance or notice payments or benefits (such a letter or agreement, an “At-Will Independent Contractor Agreement”). For purposes of this Agreement, “Company Benefit Plan” shall mean each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and each other equity or equity-based incentive, compensation, severance, employment, consulting, change-in-control, retention, vacation, paid time off, fringe benefit, bonus, incentive, savings, retirement, deferred compensation, or other compensatory or benefit plan, agreement, program, policy or arrangement, whether or not subject to ERISA, (a) entered into, contributed to (or required to be contributed to), sponsored by or maintained by the Company or any of its Subsidiaries or (b) for which the Company or any of its Subsidiaries has or could reasonably be expected to have any Liability (contingent or otherwise), other than any “multiemployer plan” (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) and any programs sponsored or maintained by a Governmental Entity. With respect to each material Company Benefit Plan, a copy of each of the following documents, and all amendments and modifications to such documents, has been made available to Parent: (i) the current plan and trust documents and the most recent summary plan description (or, with respect to any such plan that is not in writing, a written description of the material terms thereof), and all amendments, modifications or material supplements to such Company Benefit Plan, (ii) the annual report (Form 5500), if any, filed with the IRS for the last plan year, (iii) the most recently received IRS determination letter, if any, relating to such Company Benefit Plan, (iv) the most recent actuarial report and/or financial statement, if any, relating to such Company Benefit Plan, and (v) all material correspondence with any Governmental Entity in connection with the administration of such Company Benefit Plan.

 (b)            Each Company Benefit Plan has, since the date that is three (3) years prior to the date hereof, been established, maintained, funded, operated, and administered in all material respects in accordance with its terms and the requirements of all Laws applicable thereto, including ERISA and the Code.

 (c)            Each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualified status and, to the Knowledge of the Company, no fact or event has occurred that could reasonably be expected to cause the loss of the Tax qualified status of any such Company Benefit Plan or the Tax exempt status of any associated trust.

 (d)            Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, no Company Benefit Plan is under audit or is the subject of an audit, investigation or other administrative proceeding by the IRS, the Department of Labor, or any other Governmental Entity, nor is any such audit, investigation or other administrative proceeding, to the Knowledge of the Company, threatened.

 (e)            All material contributions, reimbursements, premium payments and other payments required to have been made under or with respect to each Company Benefit Plan since January 31, 2021 have been made or accrued (as applicable) on a timely basis in accordance with applicable Law and such Company Benefit Plan’s terms.

 (f)            Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 31, 2021, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) and no breaches of fiduciary duty (as determined under ERISA), in each case with respect to any Company Benefit Plan.

 (g)            Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, there are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened, involving any Company Benefit Plan, any trustee or fiduciary thereof, or any of the assets of any trust of any of the Company Benefit Plans.

 (h)            Each Company Benefit Plan that provides post-termination or retirement health and welfare benefits to any current or former employee of the Company or its Subsidiaries is set forth on Section 3.11(h) of the Company Disclosure Schedule. Except for such Company Benefit Plans, neither the Company nor any of its Subsidiaries has any Liability for providing post-termination or retiree health, medical, life or other welfare benefits to any Person, other than as required under Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code or applicable Law at the sole expense of such employee.

 (i)            Except as set forth on Section 3.11(i) of the Company Disclosure Schedule, no Company Benefit Plan is subject to Title IV of ERISA. With respect to any Company Benefit Plan that is subject to Title IV of ERISA, (i) there does not exist any failure to meet the “minimum funding standard” of Section 412 of the Code or 302 of ERISA (whether or not waived), (ii) such plan is not in “at-risk” status for purposes of Section 430 of the Code, (iii) no “reportable event” within the meaning of Section 4043(c) of ERISA has occurred, (iv) all premiums to the Pension Benefit Guaranty Corporation (the “PBGC”) have been timely paid in full, (v) the PBGC has not instituted, or, to the Knowledge of the Company, threatened to institute, proceedings to terminate any such plan, (vi) the Company has not filed a notice of intent to terminate the plan or adopted any amendment to treat such plan as terminated, (vii) no event has occurred or circumstance exists that may constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, such plan, (viii) the Company is not, and does not expect to be, subject to (A) any requirement to post security pursuant to Section 412(c)(4) of the Code or (B) any lien pursuant to Section 430(k) of the Code, (ix) the Company has not terminated any such plan within the last six years or incurred any outstanding liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA, and (x) the Company has not engaged in any transaction described in Sections 4069 or 4212(c) of ERISA.

 (j)            Neither the execution of this Agreement nor the consummation of the Transactions (alone or in conjunction with any other event, including any termination of employment) will (i) entitle any current or former employee or other service provider to severance pay or any other payment, (ii) result in any payment becoming due, accelerate the time of payment or vesting of benefits or increase the amount of or result in the forfeiture of any compensation or benefits due to any current or former employee or other service provider or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits, (iii) result in any forgiveness of indebtedness of any employee or other service provider, or (iv) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (within the meaning of Section 280G of the Code) that would reasonably be expected to, individually or in combination with any other such payment, constitute an “excess parachute payment” (within the meaning of Section 280G(b)(1) of the Code), or (v) result in any restriction on the right of the Company or any of its Subsidiaries or, after the consummation of the Merger or the Transactions, the Surviving Corporation, to merge, amend or terminate any of the material Company Benefit Plans. The Company has no obligations to gross-up or reimburse any individual for any Tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.

 (k)            Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 31, 2021, neither the Company nor any of its Subsidiaries has incurred (whether or not assessed), or is reasonably expected to incur or to be subject to, any Tax or other penalty with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable, or under Section 4980B, 4980D or 4980H of the Code.

 (l)            Each Company Benefit Plan that is, in any part, a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder. All Company Awards have been administered in a manner that is in compliance with Section 83 of the Code (including with respect to any withholding obligations) in all material respects.

3.12            Employee and Labor Matters.

 (a)            As of the date hereof, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, agreement with any works council or similar labor Contract (collectively, “Collective Bargaining Agreements”), other than the agreements set forth on Section 3.12(a) of the Company Disclosure Schedule. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, since January 31, 2021, there has not occurred and, to the Knowledge of the Company, there is not threatened, (i) any strike, slowdown, picketing, labor-related arbitration, grievance, or work stoppage by, or lockout of, or to the Knowledge of the Company, union organizing activities with respect to, any employees of the Company or any of its Subsidiaries, (ii) any Proceeding against the Company or any of its Subsidiaries relating to the alleged violation of any Laws pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Entity, or (iii) any application for representation or certification of a labor union, works council, or other labor organization seeking to represent any employees of the Company or any of its Subsidiaries.

 (b)            The Company and each of its Subsidiaries are in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices including, without limitation, all Laws respecting terms and conditions of employment, fair employment practices, health and safety, wage payment, wages and hours, child labor, immigration and work authorizations, employment discrimination, worker classification, withholding of Taxes, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, social welfare obligations and unemployment insurance and related matters.

 (c)            To the Knowledge of the Company, since January 31, 2021, no material allegations of sexual harassment or misconduct have been made against any current or former director, officer or other managerial employee holding a position at or above the level of Senior Directors, in each case, of the Company or a Subsidiary thereof. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company is not and, since January 31, 2021, has not been in involved in any Proceedings, or entered into any settlement agreements, related to allegations of sexual harassment or misconduct by any current or former director, officer or other managerial employee holding a position at or above the level of Senior Directors, in each case, of the Company or a Subsidiary thereof.

3.13            Environmental Matters.

 (a)            Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries are, and for the past three (3) years have been, in compliance with all Environmental Laws, (ii) the Company and its Subsidiaries have obtained (and are and have been in compliance with) all Permits required under applicable Environmental Laws to permit the Company and its Subsidiaries to operate their assets (including in the manner in which they are now operated and maintained) and to conduct the business of the Company and its Subsidiaries (including as currently conducted), (iii) no written claims or notices have been received by (or are pending with respect to or, to the Knowledge of the Company, are threatened against) the Company or any of its Subsidiaries alleging violations of or liability under any Environmental Law, and (iv) there has been no release or disposal of, contamination by, or exposure of any Person to, any Hazardous Substances that would reasonably be expected to result in a Proceeding against, or obligation to conduct any remedial action on the part of, the Company or any of its Subsidiaries under applicable Environmental Laws. As of the date hereof, no material Specified Claim has been initiated or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries.

 (b)            The Company has made available to Parent true and correct copies of all third-party reports prepared for or on behalf of the Company or any of its Subsidiaries since January 1, 2023 through the date hereof regarding the subject matter set forth on Section 8.1(e) of the Company Disclosure Schedule. The Company is not in possession of information (including any relevant documentation) that (i) is or would reasonably be expected to be inconsistent with the content of such reports or (ii) to the Knowledge of the Company, relates to any matter that would reasonably be expected to lead to, individually or in the aggregate, material Specified Claims, except, in the case of this clause (ii), for information that has been provided to Parent.

3.14            Real Property; Title to Assets.

 (a)            Section 3.14(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of all material real property owned in fee by the Company or any of its Subsidiaries (collectively, the “Company Owned Real Property”). The Company or any of its Subsidiaries, as the case may be, holds good and valid fee simple title to the Company Owned Real Property, free and clear of all Liens, except for Permitted Liens.

 (b)            Section 3.14(b) of the Company Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all material real property leased or subleased by the Company or any of its Subsidiaries (collectively, the “Company Leased Real Property”). The Company or any of its Subsidiaries, as the case may be, holds a valid leasehold or subleasehold estate, as applicable, in all Company Leased Real Property, and the Company Leased Real Property is not subject to any Liens, other than Permitted Liens. As of the date hereof, the Company has delivered to or made available to Parent a true and complete copy of each lease or sublease pursuant to which the Company or any of its Subsidiaries hold an interest in the Company Leased Real Property (each, a “Leased Real Property Lease”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all of the Leased Real Property Leases are valid and in full force and effect and constitute legal, valid and binding obligations of the Company or its Subsidiaries party thereto, and are enforceable against the Company or its Subsidiaries party thereto in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity) and, to the Knowledge of the Company, constitute legal, valid and binding obligations of the other party or parties thereto, enforceable against such party or parties in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity), (ii) no event has occurred which, with the passage of time or the giving of notice or both, would result in a material default or material breach by the Company or any of its Subsidiaries under any Leased Real Property Lease, and (iii) to the Knowledge of the Company, there is no material breach or threatened material breach by the other parties to any Leased Real Property Lease.

 (c)            The Company Owned Real Property and the Company Leased Real Property are referred to collectively herein as the “Company Real Property.” Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company’s and its Subsidiaries’ use and occupancy of each parcel of Company Real Property is in compliance with all existing Laws applicable to such Company Real Property, and (ii) neither the Company nor any of its Subsidiaries has received written notice of any Proceedings in eminent domain, condemnation or other similar Proceedings that are pending, and, to the Knowledge of the Company, there are no such Proceedings threatened, affecting any portion of the Company Real Property.

 (d)            The Company or a Subsidiary of the Company has good and marketable title to, or a valid and binding leasehold or other interest in, all tangible personal property necessary for the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, free and clear of all Liens (except for Permitted Liens) except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.15            Tax Matters.

 (a)            Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

  (i)            all Tax Returns that are required by applicable Law to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account any validly obtained extension of time within which to file), and all such Tax Returns are true, complete and correct;

  (ii)           each of the Company and its Subsidiaries has timely paid all Taxes (whether or not shown as due and payable by it on any Tax Return) due and payable by it, other than Taxes for which adequate reserves have been established in accordance with GAAP on the Company SEC Financial Statements;

  (iii)          the Company and its Subsidiaries (A) have timely paid, deducted, withheld and collected all amounts required to be paid, deducted, withheld or collected by any of them with respect to any payment owing to, or received from, their employees, creditors, independent contractors, customers and other third parties (and have timely paid over any amounts so withheld, deducted or collected to the appropriate Governmental Entity), and (B) have otherwise complied with all applicable Laws relating to the payment, withholding, collection and remittance of Taxes (including information reporting requirements);

  (iv)          no deficiencies for Taxes have been asserted or assessed by any Governmental Entity in writing against the Company or any of its Subsidiaries except for deficiencies that have been withdrawn, settled with no outstanding liability for the Company or any of its Subsidiaries, or fully satisfied by payment;

  (v)           there is no ongoing audit, examination, investigation or other proceeding with respect to any Taxes of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received written notice from any Governmental Entity that any such audit, examination, investigation or other proceeding is contemplated or pending;

  (vi)          neither the Company nor any of its Subsidiaries has waived any statute of limitations beyond the date hereof in respect of any Taxes or agreed to any extension of time beyond the date hereof with respect to a Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course);

  (vii)         neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation or Tax sharing agreement (each a “Tax Sharing Agreement”) (other than (A) any customary agreements with customers, vendors, lenders, or lessors entered into in the ordinary course of business the primary purpose of which is not related to Taxes and (B) any Tax Sharing Agreement the only parties to which are the Company and its Subsidiaries);

  (viii)         there are no Liens for Taxes upon any property or assets of the Company or its Subsidiaries, except for Permitted Liens;

  (ix)           neither the Company nor any of its Subsidiaries (i) is or has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than the Taxes of the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any analogous or similar state, local or non-U.S. Law) or as a transferee or successor, by contract or otherwise; and

  (x)            neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in or improper method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any analogous or similar state, local or non-U.S. Law) executed prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) prepaid amount or deferred revenue received prior to the Closing; or (v) application of Section 965 of the Code;

 (b)            neither the Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355(a) of the Code (or any similar provision of state, local, or non-U.S. Law) in the two years prior to the date of this Agreement or otherwise as part of a plan or series of related transactions with the transactions contemplated by this Agreement;

 (c)            no rulings, requests for rulings, closing agreements or other written agreements have been entered into with or issued by, or are pending with, any Governmental Entity with respect to the Company or any of its Subsidiaries;

 (d)            Section 3.15(d) of the Company Disclosure Schedule sets forth any material effective Tax exemptions, Tax holidays or Tax incentive arrangements to which the Company or any of its Subsidiary is a party as of the date hereof, and the Company and its Subsidiaries are in compliance, in all material respects, with the requirements of any such Tax exemptions, Tax holidays, or Tax incentive arrangements;

 (e)            no jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return of a particular type has made a claim that the Company or any of its Subsidiaries is or may be subject to Tax of such type by, or required to file a Tax Return of such type in, such jurisdiction;

 (f)             neither the Company nor any of its Subsidiaries is or has been subject to Tax in any jurisdiction other than its jurisdiction of incorporation by virtue of having a permanent establishment or taxable presence in that jurisdiction; and

 (g)            neither the Company nor any of its Subsidiaries has entered into any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

3.16            Material Contracts.

 (a)            Except as set forth on Section 3.16(a) of the Company Disclosure Schedule, as of the date hereof, none of the Company or any of its Subsidiaries is a party to or bound by any (other than Company Benefit Plans):

  (i)            (A) Contract (x) governing indebtedness for borrowed money (other than any customary credit card line (or similar cash management credit line) used in the ordinary course of business) or (y) relating to mortgaging, pledging or otherwise placing a Lien on any material portion of their assets, in each case, in respect of amounts exceeding, in the aggregate $5,000,000, or (B) Contract under which it has advanced or loaned any other Person (other than the Company or any of its Subsidiaries) amounts exceeding, in the aggregate, $5,000,000;

  (ii)           guaranty of any financial obligation made on behalf of any Person other than the Company or any of its Subsidiaries or other guaranty in amounts exceeding, in the aggregate, $1,000,000;

  (iii)          settlement, conciliation or similar agreement with any Governmental Entity or pursuant to which the Company or any of its Subsidiaries will be required, after the date of this Agreement, to satisfy any material monetary or non-monetary obligations;

  (iv)          lease or agreement under which the Company or any of its Subsidiaries is lessee or lessor of, or holds or operates any material personal property owned by any other party, or permits any Third Party to hold or operate any material personal property owned or controlled by the Company or any of its Subsidiaries, in each case for which the annual rental exceeds $3,000,000;

  (v)           agreement (A) relating to any pending or completed material business merger, acquisition or divestiture by the Company or any of its Subsidiaries (x) within the last three (3) years or (y) pursuant to which any of the Company or any of its Subsidiaries has remaining material obligations or liabilities or (B) giving any person the right to acquire any material Equity Interests, stock, assets or businesses of the Company or any of its Subsidiaries after the date hereof;

  (vi)          Contract concerning (A) the formation, creation, operation, management or control of any joint venture, partnership or similar agreement or other similar arrangement with a Third Party or (B) the ownership of any Equity Interest in any entity or business other than the Subsidiaries of the Company, in each case that is material to the business of the Company and its Subsidiaries, taken as a whole;

  (vii)         Contract pursuant to which (A) the Company or any of its Subsidiaries are licensed or otherwise permitted by a Third Party to use any Intellectual Property material to the business of the Company and its Subsidiaries, taken as a whole (other than non-exclusive licenses of “shrink-wrap,” “click-wrap” and “off-the-shelf” software, and non-exclusive licenses of other software that is generally commercially available) or (B) any Third Party is licensed or otherwise permitted to use any material Company Intellectual Property, in the case of each of clauses (A) and (B), (x) requiring annual aggregate payments in excess of $5,000,000 and (y) excluding Incidental Licenses;

  (viii)        Contract that (A) expressly limits or prohibits the Company or any of its Subsidiaries from competing or freely engaging in business anywhere in the world, (B) purports to restrict the ability of Parent or its Subsidiaries (including the Surviving Corporation and its Subsidiaries) following the Effective Time to compete in any line of business or (C) contains any exclusivity or similar covenants that would restrict future business activity of Parent or its Subsidiaries (including the Surviving Corporation and its Subsidiaries) following the Effective Time;

  (ix)           with respect to Company Intellectual Property material to the business of the Company and its Subsidiaries, taken as a whole, any (A) Contract granting any exclusive rights to any third party with respect to such Intellectual Property, or (B) Contract providing for the assignment or development of such Intellectual Property to or on behalf of the Company, other than Incidental Licenses;

  (x)           Contract with any Governmental Entity where (A) the Governmental Entity is the customer and (B) such Contract involves annual payments in excess of $3,000,000;

  (xi)          Contract that is between the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or its Subsidiaries or any person beneficially owning 5% or more of the outstanding Shares, on the other hand;

  (xii)         any other Contract that requires payments to or by the Company or its Subsidiaries in excess of $5,000,000 per year; or

  (xiii)        any other Contract to which the Company or any of its Subsidiaries is a party that is required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K of the Securities Act.

 (b)            The Company has delivered or made available to Parent true, correct and complete copies of all written Contracts or other agreements that are required to be set forth on Section 3.16(a) of the Company Disclosure Schedule (collectively, the “Company Material Contracts”), together with all material amendments, waivers or other changes thereto.

 (c)            Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) each of the Company and its Subsidiaries have performed in all material respects all material obligations required to be performed by it and is not in material default under, in material breach of, nor in receipt of any written claim of material default or material breach under, any Company Material Contract, (ii) no event has occurred which, with the passage of time or the giving of notice or both, would result in a material default or material breach by the Company or any of its Subsidiaries under any Company Material Contract and (iii) as of the date hereof, to the Knowledge of the Company, there is no material breach or threatened material breach by the other parties to any Company Material Contract. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, and except for those that have terminated or expired in accordance with their terms, all of the Company Material Contracts are valid and in full force and effect and constitute legal, valid and binding obligations of the Company or its Subsidiaries party thereto, and are enforceable against the Company or its Subsidiaries party thereto in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity), and, to the Knowledge of the Company, constitute legal, valid and binding obligations of the other party or parties thereto, enforceable against such party or parties in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity).

3.17            FCC and State PUC Licenses; Regulatory Matters.

 (a)            Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the business of the Company and its Subsidiaries is being conducted in compliance with the Communications Laws, (ii) the Company and each of its Subsidiaries possess all registrations, licenses, authorizations, and certifications issued by the FCC and the State PUCs necessary to conduct their respective businesses as currently conducted, and (iii) Section 3.17(a) of the Company Disclosure Schedule sets forth, as of the date hereof, all of the FCC Licenses and State PUC Licenses held by the Company and each of its Subsidiaries, which are the only FCC Licenses and State PUC Licenses required for the operations of the Company and its Subsidiaries, and all such licenses set forth on Section 3.17(a) of the Company Disclosure Schedule are in full force and effect.

 (b)            To the Knowledge of the Company, there is no Proceeding being conducted or threatened by any Governmental Entity, which would reasonably be expected to cause the revocation, termination, suspension, cancellation, or nonrenewal of any of the FCC Licenses or the State PUC Licenses, or the imposition of any penalty or fine by any Governmental Entity with respect to any of the FCC Licenses or the State PUC Licenses, in each case that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

 (c)            There is no (i) outstanding decree, decision, judgment, or order that has been issued by the FCC or a State PUC against the Company or any of its Subsidiaries, the FCC Licenses or the State PUC Licenses or (ii) notice of violation, order to show cause, complaint, investigation or other administrative or judicial proceeding pending or, to the Knowledge of the Company, threatened by or before the FCC or a State PUC against the Company or any of its Subsidiaries, the FCC Licenses, or the State PUC Licenses that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

 (d)            The Company and each of its Subsidiaries have filed with the FCC and State PUCs all necessary reports, documents, instruments, information, or applications required to be filed pursuant to the Communications Laws, and have timely paid all fees required to be paid pursuant to the Communications Laws, and all such filings were, when made, true, correct and complete in all material respects, except in each case as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

 (e)            Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there is no investigation, notice of apparent liability, violation, forfeiture, adverse judgment or other order or complaint issued by or filed with or before the FCC, any State PUC or any other Governmental Entity, with respect to the Company or any of its Subsidiaries or their respective assets or businesses; and (ii) there is no inquiry, claim, action or demand pending or, to the Knowledge of the Company, threatened before any Governmental Entity which questions the amounts paid by the Company or its Subsidiaries pursuant to the Communications Laws.

 (f)             The Company and each of its Subsidiaries is qualified under the Communications Laws to hold the FCC Licenses and the State PUC Licenses.

3.18            Insurance. Section 3.18 of the Company Disclosure Schedule sets forth a correct and complete list of all material Insurance Policies as of the date hereof. The Company has made available to Parent true and correct copies of such Insurance Policies prior to the date hereof. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all material Insurance Policies maintained by the Company and its Subsidiaries are in full force and effect (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity) and provide insurance in such amounts and against such risks as the management of the Company reasonably has determined to be prudent or as is required by Law or regulation, and all premiums due and payable thereon have been paid; (b) neither the Company nor any of its Subsidiaries is in breach of or default under any material Insurance Policies; and (c) neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default or permit termination or modification of any material Insurance Policies. There are no material claims under any of the Insurance Policies for which coverage has been denied or disputed by the applicable insurance carrier (other than a customary reservation of rights notice).

3.19            Intellectual Property; Privacy.

 (a)            Section 3.19(a) of the Company Disclosure Schedule sets forth, as of the date hereof, a list of all (i) issued patents and pending patent applications, (ii) registered trademarks and pending trademark applications, (iii) registered copyrights, and (iv) registered domain names, in each case that are included in the Company Intellectual Property (collectively, the “Company Registered IP”). Each item of Company Registered IP is subsisting. Except as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, there are no suits or actions pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries challenging the validity or enforceability of any issued or registered Company Registered IP.

 (b)            Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) the Company and its Subsidiaries are the sole and exclusive owner of each item of material Company Intellectual Property, free and clear of any Liens (other than Permitted Liens) and (ii) the Company and its Subsidiaries own or otherwise have sufficient rights in and to, and immediately after the Closing will continue to own or have sufficient rights in and to, all Intellectual Property that is used in the business of the Company and its Subsidiaries as currently conducted in all material respects.

 (c)            There are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries in the past three years alleging that the Company or any of its Subsidiaries has infringed, misappropriated or violated any Third Party’s Intellectual Property, in each case that would reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole. The operation of the business of the Company and its Subsidiaries as currently conducted and as conducted in the past three years, does not infringe, misappropriate, or violate, and has not infringed, misappropriated or violated, the Intellectual Property of any Third Party, except as has not resulted and would not, individually or in the aggregate, reasonably be expected to result in any material liability to the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, no Third Party is currently infringing, misappropriating or violating any Company Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

 (d)            Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, during the last three years, (i) the Company and its Subsidiaries have taken steps that are commercially reasonable under the circumstances to protect and maintain the secrecy, confidentiality, and value of all material Trade Secrets owned by the Company or any its Subsidiaries and (ii) to the Knowledge of the Company, there have been no material unauthorized uses or disclosures of any such Trade Secrets. To the Knowledge of the Company, no current or former employee, independent contractor or other Person who has been involved in the development or creation of any Intellectual Property material to the Company or any of its Subsidiaries is in material breach of any obligation of confidentiality or assignment of Intellectual Property (including by operation of law) to the Company or any of its Subsidiaries binding on such employee, independent contractor or other Person.

 (e)            Except as has not resulted and would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, the information technology systems (in each case, including all computer hardware, software, firmware, process automation, industrial control systems and telecommunications systems) owned by the Company and its Subsidiaries (the “Systems”) (i) operate and perform in all material respects as required by the Company and its Subsidiaries, and have not malfunctioned or failed during the last three years (other than temporary problems arising in the ordinary course of business that did not materially disrupt the operations of the Company and its Subsidiaries, taken as a whole, and which have been remedied in all material respects), and (ii) to the Knowledge of the Company, are free from any viruses, worms, Trojan horses, bugs, faults or other errors, spyware and any other disabling or malicious code. The Company and its Subsidiaries have implemented commercially reasonable data backup, data storage, system redundancy, and disaster avoidance and recovery procedures, as well as a commercially reasonable business continuity plan.

 (f)             Except as has not resulted and would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries (x) are currently in compliance with, and in the last three years have complied with, all Data Security Requirements and (y) have commercially reasonable security measures in place designed to protect any Sensitive Data under their possession or control from any unauthorized access, use or disclosure. In the last three years, neither the Company nor any of its Subsidiaries have, to the Knowledge of the Company, (i) experienced any incident (including any data security breach or unauthorized access or use of any of the Systems) in which Sensitive Data was lost, stolen or improperly accessed, used or disclosed, or (ii) received any written claims, notices or complaints from any Person with respect to the data privacy and data security practices or procedures of, or compliance with the Data Security Requirements by, the Company or any of its Subsidiaries, in each case except as would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole.

3.20            Affiliate Transactions. Except for the Governance Agreement, the Dividend Waiver and the Registration Rights Agreement, employment or compensation agreements or arrangements with directors, officers and employees made in the ordinary course of business consistent with past practice, neither the Company nor any of its Subsidiaries is a creditor or debtor to, or party to any Contract or transaction with, any holder of five percent (5%) or more of the Shares or any present or former director, officer or employee or affiliate of the Company or any of its Subsidiaries, or any “immediate family member” (within the meaning of Item 404 of Regulation S-K promulgated by the SEC) of any of the foregoing, or has engaged in any transaction with any of the foregoing within the 12 months preceding the date of this Agreement (each, an “Affiliate Contract”).

3.21            Broker’s Fees. Except for the fees and expenses of Rothschild, neither the Company (including on behalf of the Company Special Committee) nor any of its Subsidiaries has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, broker’s fees, commissions or finder’s fees in connection with any of the Transactions. The Company has disclosed to Parent on Section 3.21 of the Company Disclosure Schedule the reasonably estimated fees, as of the date hereof, paid or to be paid by the Company in connection with the Company Special Committee’s engagement of Rothschild.

3.22            No Other Representations or Warranties. The Company acknowledges that neither Parent nor Merger Sub nor any Person on their behalf makes, and the Company has not relied upon, any express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company in connection with the Transactions other than the representations and warranties contained in Article IV or in any certificate provided in connection with this Agreement. The Company acknowledges and agrees that, to the fullest extent permitted by applicable Law, Parent and Merger Sub and their respective affiliates, stockholders, controlling Persons or Representatives shall not have any liability or responsibility whatsoever to the Company, its Subsidiaries or their respective affiliates, stockholders, controlling Persons or Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information (including any statement, document or agreement delivered pursuant to this Agreement) or statements made (or any omissions therefrom), to the Company, its Subsidiaries or any of their respective affiliates, stockholders, controlling Persons or Representatives, except with respect to the representations and warranties set forth in Article IV or in any certificate provided in connection with this Agreement.

Article IV
Representations and Warranties of Parent and Merger Sub

Except as set forth in the correspondingly numbered section or subsection of the disclosure schedule delivered concurrently with the execution of this Agreement by Parent and Merger Sub to the Company (the “Parent Disclosure Schedule,” and together with the Company Disclosure Schedule, the “Disclosure Schedules”), subject to Section 9.17, Parent and Merger Sub hereby represent and warrant to the Company as of the date hereof and as of the Closing Date that:

4.1            Corporate Organization. Each of Parent and Merger Sub is a corporation or other entity duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or other entity power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

4.2            Authority, Execution and Delivery; Enforceability. Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform and comply with each of its obligations under this Agreement and to consummate the Transactions applicable to such party. The execution and delivery by each of Parent and Merger Sub of this Agreement, the performance and compliance by Parent and Merger Sub with each of its obligations herein and the consummation by Parent and Merger Sub of the Transactions applicable to it have been duly authorized by all necessary limited liability company or corporate action on the part of Parent and Merger Sub, and no other limited liability company or corporate proceedings on the part of Parent or Merger Sub and no stockholder votes are necessary to authorize this Agreement or the consummation by Parent and Merger Sub of the Transactions to which it is a party. Each of Parent and Merger Sub has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement constitutes Parent’s and Merger Sub’s legal, valid and binding obligation, enforceable against each of Parent and Merger Sub in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally or by general equitable principles (whether considered in a proceeding at law or in equity).

4.3            No Conflicts.

 (a)            The execution and delivery of this Agreement by Parent and Merger Sub, does not and will not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate any provision of the certificate of incorporation, bylaws or similar organizational documents of Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and Permits described in Section 4.3(b) have been obtained and all filings and notifications described in Section 4.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent or any Subsidiary of Parent, including, so long as it is a Subsidiary of Parent, Merger Sub (each, a “Parent Subsidiary” and, collectively, the “Parent Subsidiaries”), or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) require any consent or approval under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent or any Parent Subsidiary pursuant to, any Contract or Permit to which Parent or any Parent Subsidiary is a party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

 (b)            The execution and delivery of this Agreement by Parent and Merger Sub does not and will not, and the consummation by Parent and Merger Sub of the Transactions and compliance by Parent and Merger Sub with any of the terms or provisions hereof will not, require any consent, approval, authorization or Permit of, or filing with or notification to, any Governmental Entity, except (i) under the Exchange Act, including the filing of the Proxy Statement and the Schedule 13E-3, (ii) under the rules and regulations of the Nasdaq, (iii) as required or advisable under any applicable Antitrust Laws, (iv) the FCC Approval, (v) the State PUC Approvals, (vi) the filing and recordation of the Certificate of Merger as required by the DGCL and (vii) where failure to obtain such consents, approvals, authorizations or Permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

 (c)            The consummation by Parent and Merger Sub of the Transactions will not cause the Company or its Subsidiaries to be disqualified under the Communications Laws to hold the FCC Licenses and the State PUC Licenses, provided that the FCC Approval, the State PUC Approvals and the Local Franchise Authority Approvals have been obtained.

4.4            Legal Proceedings.      As of the date of this Agreement, (a) there is no Proceeding pending, or, to the Knowledge of Parent, threatened that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect, and (b) neither Parent nor Merger Sub is subject to any outstanding Order that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect or that challenges the validity or propriety of the Merger.

4.5            Financial Capability.

 (a)            As of the date of this Agreement, Parent has received an executed equity commitment letter, dated as of the date hereof (each, an “Equity Commitment Letter”), from each of the Guarantors, pursuant to which each such Guarantor has committed to provide equity financing in connection with the Transactions in the amount set forth therein, subject to terms and conditions set forth therein (the “Equity Financing”). A true and complete copy of each Equity Commitment Letter has been provided to the Company. As of the date of this Agreement, each Equity Commitment Letter has not been amended or modified, no such amendment or modification is contemplated, the commitments contained therein have not been withdrawn or rescinded in any respect. As of the date of this Agreement, each Equity Commitment Letter, in the form so delivered, is in full force and effect and is a legal, valid and binding obligation of Parent, enforceable in accordance with its terms, and, to the Knowledge of Parent, the other parties thereto, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally; and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent under any term or condition of the Equity Commitment Letters or that would, individually or in the aggregate, permit the Guarantors to terminate the Equity Commitment Letters. Except as set forth in each Equity Commitment Letter, there are no (A) conditions precedent to the respective obligations of the applicable Guarantor to fund its portion of the full amount of the Equity Financing at the Closing; or (B) contractual contingencies under any agreements, side letters or arrangements relating to the Equity Financing to which either Parent or any of its affiliates is a party that would permit such Guarantor to reduce its portion of the total amount of the Equity Financing, or that would materially and adversely affect the availability of the Equity Financing.

 (b)            Concurrently with the execution of this Agreement, each of the Guarantors has delivered to the Company a duly executed Guaranty. Each Guaranty is in full force and effect, has not been amended or modified, and is a legal, valid, binding and enforceable obligation of the Guarantors. No event has occurred which (with or without notice, lapse of time or both) would constitute a default on the part of a Guarantor under its Guaranty.

4.6            Proxy Statement. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to holders of Shares and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. For the avoidance of doubt, no representation or warranty is made by Parent or Merger Sub with respect to any statements made or incorporated by reference in the Proxy Statement based on information relating to the Company or any of its Subsidiaries or to statements made therein based on information supplied by or on behalf of Company specifically for inclusion or incorporation by reference therein.

4.7            Ownership of Company Capital Stock. As of the date hereof, Searchlight III CVL, L.P. and Searchlight hold Shares as set forth on Section 4.7 of the Parent Disclosure Schedule.

4.8            Solvency. Assuming (a) the accuracy of the representations and warranties set forth in Article III and (b) the performance by the Company and its Subsidiaries of the covenants and agreements contained in this Agreement, after giving effect to the consummation of the Merger, the Surviving Corporation will be Solvent. “Solvent” when used with respect to any Person, means that as of any date of determination (i) the fair value of the assets of such Person and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person and its Subsidiaries on a consolidated basis, (ii) the present fair salable value of the property of such Person and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) such Person and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) such Person and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

4.9            Ownership of Merger Sub. All of the outstanding Equity Interests of Merger Sub have been duly authorized and validly issued. All of the issued and outstanding Equity Interests of Merger Sub are as of the date hereof, and as of immediately prior to the assignment of the Equity Interests thereof pursuant to the first sentence of Section 2.1 will be, owned directly or indirectly by Parent. Merger Sub was formed solely for purposes of the Merger and, except for matters incident to formation and execution and delivery of this Agreement and the performance of the Transactions, has not prior to the date hereof engaged in any business or other activities.

4.10          No Stockholder and Management Arrangements. As of the date hereof, except for this Agreement, or as expressly authorized by the Company Special Committee, neither Parent nor Merger Sub, nor any of their respective affiliates, is a party to any Contracts, or has made or entered into any formal or informal arrangement or other understandings (including as to continuing employment), with any stockholder, director or officer of the Company relating to this Agreement, the Merger or any of the other Transactions, or the Surviving Corporation, or any of its Subsidiaries, businesses or operations from and after the Effective Time.

4.11          Brokers. Except as set forth on Section 4.11 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, broker’s fees, commissions or finder’s fees in connection with any of the Transactions.

4.12          No Other Representations and Warranties. Each of Parent and Merger Sub acknowledges that neither the Company nor any Person on behalf of the Company makes, and none of Parent or Merger Sub has relied upon, any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Parent or Merger Sub in connection with the Transactions other than the representations and warranties contained in Article III or in any certificate provided in connection with this Agreement. Each of Parent and Merger Sub acknowledges and agrees that, to the fullest extent permitted by applicable Law, the Company and its Subsidiaries, and their respective affiliates, stockholders, controlling Persons or Representatives shall not have any liability or responsibility whatsoever to Parent, Merger Sub, any Parent Subsidiary, or their respective affiliates, stockholders, controlling Persons or Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information (including any statement, document or agreement delivered pursuant to this Agreement) or statements made (or any omissions therefrom), to Parent, Merger Sub, any Parent Subsidiary, or any of their respective affiliates, stockholders, controlling Persons or Representatives, except with respect to the representations and warranties set forth in Article III or in any certificate provided in connection with this Agreement.

Article V
Covenants

5.1            Conduct of Business by the Company Pending the Closing. From the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with Article VII, except (a) as expressly required hereunder, (b) as required by applicable Law, (c) if Parent shall have expressly consented in advance in writing (such consent not to be unreasonably withheld, conditioned or delayed), or (d) as set forth on the correspondingly numbered subsection of Section 5.1 of the Company Disclosure Schedule, (i) the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to (x) conduct its operations in the ordinary course of business consistent with past practice and (y) (A) preserve the goodwill of the Company and its Subsidiaries and keep intact their respective material assets, properties and Contracts; (B) keep available the services of its current officers and key employees; and (C) preserve the current relationships with customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors, Governmental Entities and other persons with whom the Company or any of its Subsidiaries has business relations, and (ii) the Company shall not, and shall cause its Subsidiaries not to:

 (a)            issue, sell, distribute, assign, transfer, grant, pledge, hypothecate, dispose of or otherwise encumber any shares of capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries or any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities of the Company or any of its Subsidiaries, other than (x) incurring Liens required pursuant to and in accordance with the terms of the Company Credit Facility and the Company Notes Indenture or (y) the issuance of Shares upon the settlement of Company Awards outstanding as of the date hereof or in connection with the grant or settlement of Company Awards granted after the date hereof not in violation of this Agreement, in each case, in accordance with their terms;

 (b)            merge or consolidate the Company or any of its Subsidiaries with any Person;

 (c)            acquire any material assets (other than acquisitions of inventory held for sale or used, in each case in the ordinary course of business) or any other Person or business of any other Person (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) or make any investment in any Person, other than (A) an investment in any wholly owned Subsidiary of the Company or (B) acquisitions or investments for consideration not to exceed $25,000,000 individually or $100,000,000 in the aggregate;

 (d)            effect any recapitalization, reclassification, in-kind dividend, equity split or similar change in capitalization (except with respect to any wholly owned Subsidiary of the Company that remains wholly owned following such transaction);

 (e)            amend their certificates or articles of incorporation or limited liability company agreements (or equivalent organizational documents);

 (f)            make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, except for (A) any dividends or distributions from a wholly owned Subsidiary to another wholly owned Subsidiary or the Company, (B) the acceptance of Shares, or withholding of Shares otherwise deliverable, to satisfy withholding Taxes incurred in connection with the exercise, vesting and/or settlement of Company Awards, and (C) the acquisition of Shares in connection with the forfeiture of Company Awards not in violation of this Agreement and in accordance with their terms;

 (g)            make any redemption or purchase of any Equity Interests (other than any Company Awards) of the Company or its Subsidiaries;

 (h)            sell, assign, transfer, convey, lease or otherwise dispose or create any material Lien on any of the Company’s or its Subsidiaries’ assets or properties, except (A) Permitted Liens, (B) in the ordinary course of business consistent with past practice, (C) sales or dispositions of assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of the business of the Company and its Subsidiaries, or (D) any such transactions solely by and among the Company and its wholly owned Subsidiaries;

 (i)             sell, assign, transfer, abandon or exclusively license any Company Intellectual Property material to the Company and its Subsidiaries, taken as a whole, other than (A) in the ordinary course of business consistent with past practice, (B) for the sale of obsolete assets or (C) pursuant to Contracts existing as of the date hereof set forth in the Company Disclosure Schedule;

 (j)             enter into any Affiliate Contracts;

 (k)             knowingly disclose any Trade Secrets or material confidential information of the Company and its Subsidiaries to any Person, other than in the ordinary course of business consistent with past practice, to Persons who are under a contractual, legal, or ethical obligation to maintain the confidentiality of such information;

 (l)             make any capital investment in, or any capital contribution or loan or advance to, or guaranty for the benefit of, any Person that (i) is not a wholly owned Subsidiary (except as required by the organizational documents of the Company’s Subsidiaries in effect as of the date hereof) or (ii) is a wholly owned Subsidiary (except in the ordinary course of business consistent with past practice);

 (m)           make capital expenditures or commitments that are, in the aggregate and on an annualized basis for the preceding twelve (12) months at any time, more than 110% of the Target Capital Expenditures;

 (n)            (i) incur more than $50,000,000 of indebtedness, other than (A) borrowings or credit extensions under the Company Credit Facility (including in respect of letters of credit) for working capital and general corporate purposes in an amount not to exceed, in the aggregate, the available borrowing amount under such existing agreements as in effect on the date hereof, (B) indebtedness between or among the Company and its wholly owned Subsidiaries in the ordinary course of business consistent with past practice, (C) guarantees by the Company or its wholly owned Subsidiaries of indebtedness of the Company or its wholly owned Subsidiaries, which indebtedness is incurred in compliance with this Section 5.1, (D) indebtedness arising solely from a change in GAAP, (E) refinancing indebtedness incurred in connection with the refinancing of any indebtedness or revolving facility or line of credit existing on and as in effect on the date of this Agreement (including under the Company Credit Facility), (F) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, overdraft facilities or cash management programs, in each case issued, made, entered into or drawn in the ordinary course of business consistent with past practice, or (ii) amend the terms of the documentation governing any indebtedness existing on the date of this Agreement in a manner that would be adverse to the Company and its Subsidiaries, taken as a whole, other than (A) at the request of Parent or Merger Sub or (B) with respect to any supplement or delivery required under such documentation as in effect on the date hereof; provided that any indebtedness incurred other than pursuant to the foregoing clauses (i)(A) through (i)(F) shall (x) be on current market terms for such type of indebtedness (as determined by the Company in good faith) and (y) not contain any provisions under which the consummation of the Transactions could result in any acceleration, event of default or similar consequence (including as a result of the identity of Parent, Merger Sub, the SCP Persons, the BCI Persons, the Guarantors and their respective affiliates) thereunder; provided, further, that prior to the consummation of any individual transaction resulting in the incurrence by the Company or any of its Subsidiaries of indebtedness in excess of $5,000,000 (other than indebtedness incurred pursuant to the foregoing clauses (i)(A) through (i)(F)), the Company shall provide Parent a reasonable opportunity to review the terms of the definitive documentation of such transaction, and shall consider in good faith any comments of Parent with respect thereto.

 (o)            (i) except as required by the terms of any Company Benefit Plan as in effect on the date hereof or as adopted, amended or modified after the date hereof, in each case not in violation of this Agreement or any Collective Bargaining Agreement, (A) increase the compensation or benefits payable or provided (or that may become payable or provided) to any current or former employee or individual service provider of the Company, (B) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of any compensation or benefits, (C) grant any new equity-based or other long-term incentive awards, amend or modify the terms of any outstanding equity-based or other long-term incentive awards, pay any incentive or performance-based compensation or benefits at a level greater than the level earned based on actual performance through the end of the applicable performance period as determined by the Company in the ordinary course of business consistent with past practice, (D) pay or agree to pay to any current or former employee or individual service provider any severance, retention, change in control compensation, pension, retirement allowance or other benefit not required by the terms of any Company Benefit Plan existing as of the date hereof, (E) establish any Company Benefit Plan that was not in existence prior to the date of this Agreement, excluding any At-Will Independent Contractor Agreement or employee offer letter that is terminable at any time by the Company without notice and without further liability and does not provide any change in control or severance or notice payments or benefits, or amend or terminate any Company Benefit Plan in existence on the date of this Agreement, or (F) hire or promote any employee or terminate the employment of any employee (other than “for cause”, as determined by the Company in good faith and in the ordinary course of business consistent with past practice), other than the hiring, promoting or terminating of any employee with an annual aggregate target cash compensation (consisting of the sum of annual base salary and target annual bonus) less than $425,000 in the ordinary course of business consistent with past practice;

 (p)            (i) make, change or revoke any material Tax election or adopt or change any annual Tax accounting period or any material Tax accounting method, (ii) amend any material Tax Return, (iii) enter into any closing agreement with a Governmental Entity with respect to any material Taxes, (iv) request any ruling from any Governmental Entity with respect to material Taxes, (v) settle any material Tax claim, audit or assessment, (vi) agree to an extension or waiver of the statute of limitations with respect to any material Taxes (except in the ordinary course of business) or (vii) surrender any right to claim a refund, offset or other reduction of material Taxes;

 (q)            settle, release, waive or compromise any existing or pending or threatened Proceeding if such settlement, release, waiver or compromise (i) with respect to the payment of monetary damages, involves the payment of monetary damages exceeding $1,000,000 individually or $5,000,000 in the aggregate, (ii) with respect to any non-monetary terms and conditions therein, imposes or requires actions that would or would be reasonably expected to be material to the Company and its Subsidiaries, taken as a whole, (iii) involves an admission of guilt or liability by the Company or any of its Subsidiaries, or (iv) with respect to any Proceeding set forth on Section 5.1(q) of the Company Disclosure Schedule;

 (r)             (i) terminate or materially amend any Company Material Contract, other than any renewal (including renewals technically effected by re-execution thereof upon expiration) or expiration in the ordinary course of business of such Company Material Contract in accordance with the terms of such Company Material Contract and (in the case of renewals) on substantially the same terms, (ii) enter into any Contract that, if entered into prior to the date of this Agreement, would be a Company Material Contract of the type set forth in clauses (i)(B), (iii), (v), (vi), (viii), (ix), (x) or (xiii) (other than, in the case of clause (xiii), any such Contract governing indebtedness for borrowed money or with an officer of the Company) of Section 3.16(a) (or, except in the ordinary course of business consistent with past practice, of any other type), or take any of the actions set forth in clauses (i) or (iii) hereof with respect to any Contract that, if entered into prior to the date of this Agreement, would be a Company Material Contract, or (iii) waive any material right under or release, settle or compromise any material claim under any Company Material Contract;

 (s)            participate in or enter into any Contracts in respect of any programs sponsored or financed by any Governmental Entities that obligate the Company to incur annual expenses in excess of $10 million in the aggregate;

 (t)             except as required by the terms of any Collective Bargaining Agreement, (i) modify, renew, extend, or enter into any collective bargaining agreement or other Contract with any labor union, labor organization, works council or other employee representative body or (ii) recognize or certify any labor union, labor organization, works council, or other employee representative body as the bargaining representative for any employees of the Company or its Subsidiaries;

 (u)            adopt a plan or agreement of complete or partial liquidation or dissolution of the Company or any of its Subsidiaries, except for the liquidation or dissolution of any dormant Subsidiary;

 (v)            enter into any new line of business material to the Company and its Subsidiaries, taken as a whole;

 (w)            the Company shall not fail to comply with Section 5.1(ii)(w) of the Company Disclosure Schedule; or

 (x)            agree to take, make any commitment to take, or adopt any resolutions in support of, any of the actions prohibited by this Section 5.1.

Without limiting the scope of covenants of the Company set forth in this Section 5.1, the parties hereto acknowledge and agree that (A) nothing contained in this Section 5.1 is intended to give Parent, directly or indirectly, the right to direct the control or operations of the Company or any of its Subsidiaries prior to the Closing and (B) prior to the Closing, subject to this Section 5.1, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the operations of itself and its Subsidiaries.

5.2            Access to Information, Employees and Facilities; Confidentiality.

 (a)            From the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement in accordance with Article VII, the Company shall, and shall cause each of its Subsidiaries to, provide Parent and Merger Sub and their respective Representatives with reasonable access during normal business hours and upon reasonable notice to the offices, properties, facilities, books and records (other than any of the foregoing to the extent related to the negotiation of this Agreement, or, except as expressly provided in Section 5.3, to any Acquisition Proposal or any deliberation of the Company Board or Company Special Committee regarding any Acquisition Proposal or Company Board Recommendation Change) and officers, employees and other personnel of the Company and its Subsidiaries and use commercially reasonable efforts to cooperate and promptly provide to Parent any financial, operating and other data and information, in each case, as Parent may reasonably request; provided, (i) such access and disclosure shall not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries, (ii) nothing herein shall require the Company or its Subsidiaries to provide access to, or to disclose any information to Parent, Merger Sub or their respective Representatives if such access or disclosure would be reasonably likely to (A) risk the loss of or waive any attorney-client, work-product or legal privilege (provided that the Company shall use its reasonable best efforts to allow for such access or disclosure to the maximum extent possible in a manner that does not result in a loss or waiver of attorney-client or other legal privilege), (B) be in violation of applicable Law (provided that the Company shall use its reasonable best efforts to allow for such access or disclosure to the maximum extent possible in a manner that does not result in such violation of applicable Law), (C) contravene the provisions of any then-effective Contract to which the Company or any of its Subsidiaries is a party (provided that the Company shall use its reasonable best efforts to allow for such access or disclosure to the maximum extent possible in a manner that does not result in such contravention or, to the extent necessary to allow for such access or disclosure, obtain the required consent to provide such access or disclosure, except that the Company shall have no obligation to pay any fee to a third party in order to obtain any such required consent), or (D) involve any environmental or other sampling or testing.

 (b)            Each of Parent and the Company agrees and acknowledges that the confidentiality provisions of the Governance Agreement remain in effect and that, notwithstanding anything to the contrary contained in this Agreement, the Governance Agreement shall survive and remain in full force and effect in accordance with its terms.

5.3            No Solicitation.

 (a)            No Solicitation. Except as expressly permitted by Section 5.3(b), from the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article VII and the consummation of the Closing, the Company will not, and will cause its Representatives not to, directly or indirectly, (i) solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Third Party any non-public information relating to the Company or its Subsidiaries or afford to any Third Party access to the properties, assets, books, records or other non-public information, or to any personnel, of the Company or its Subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist an Acquisition Proposal or any inquiries or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; or (iii) participate or engage in discussions, communications or negotiations with any Third Party with respect to an Acquisition Proposal or inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal. From the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article VII and the consummation of the Closing, the Company and its Subsidiaries will be required to enforce, and will not be permitted to waive, terminate or modify, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) unless the Company Board or the Company Special Committee has determined in good faith, after consultation with its outside counsel, that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.

 (b)            Superior Proposals. Notwithstanding anything to the contrary set forth in this Section 5.3, until the Company’s receipt of the Requisite Company Stockholder Approval, the Company and its Subsidiaries and the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee may, directly or indirectly, through one or more of their Representatives, (i) enter into an Acceptable Confidentiality Agreement with any Person or group of Persons that has made or delivered to the Company an Acquisition Proposal (a copy of which the Company shall provide to Parent promptly (but in no event later than twenty-four (24) hours) after the Company’s receipt of the counterparty’s executed copy thereof) and, pursuant thereto participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or its Subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or its Subsidiaries, to such Person or group of Persons or its or their respective Representatives, in each case (x) with respect to an Acquisition Proposal that was not the result of a breach of Section 5.3(a) and (y) only if the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (1) such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and (2) the failure to take such actions would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; provided, however, that the Company will provide to Parent and its Representatives any non-public information that is provided to any Person or its Representatives given such access that was not previously made available to Parent prior to or substantially concurrently with (but in no event later than twenty-four (24) hours after) the time it is provided to such Person.

 (c)            No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.3(d), at no time after the date hereof may the Company Board (or a committee thereof, including the Company Special Committee):

  (i)            (A) withhold or withdraw, or amend, qualify or modify the Company Board Recommendation in a manner adverse to Parent or Merger Sub (or publicly propose to do any of the foregoing); (B) fail to publicly recommend against acceptance by the holders of Shares of a tender or exchange offer that constitutes an Acquisition Proposal within ten (10) Business Days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act, or publicly recommend in favor of, or publicly state that it takes no position with respect to, or that it is unable to take a position with respect to, any such offer; (C) adopt, approve, endorse, recommend or otherwise declare advisable (or propose to adopt, approve, endorse, recommend or otherwise declare advisable) any proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal; (D) fail to include the Company Board Recommendation in the Proxy Statement; (E) within five (5) Business Days of Parent’s written request, fail to make or reaffirm the Company Board Recommendation following the date any Acquisition Proposal or any material modification thereto is first publicly disclosed or distributed to the stockholders of the Company; provided that Parent may not make any such request on more than one occasion in respect of any Acquisition Proposal or any material modification of an Acquisition Proposal; or (F) publicly propose or agree to any of the foregoing (any action described in clauses (A) through (F), a “Company Board Recommendation Change”); provided, however, that, neither the delivery by the Company to Parent of any notice contemplated by Section 5.3(d)(i)(1) or Section 5.3(d)(ii)(2) nor any determination by the Company Board or the Company Special Committee contemplated by Section 5.3(d) in connection with such notice will, in and of itself, constitute a Company Board Recommendation Change; or

  (ii)            cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Proposal, other than an Acceptable Confidentiality Agreement entered into in accordance with Section 5.3(b) (any of the foregoing, an “Alternative Acquisition Agreement”).

(d)            Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Company Stockholder Approval:

(i)            the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee may effect a Company Board Recommendation Change in response to any material event, fact, circumstance, effect, development or occurrence that (A) was not known to, or reasonably foreseeable by, the Company Board (or the Company Special Committee) as of the date hereof or, if known, the material consequences of which were not known or reasonably foreseeable as of the date hereof; and (B) does not involve or relate to the receipt, existence or terms of any Acquisition Proposal (or any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal) (each such event, an “Intervening Event”), if the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law and if and only if:

(1)            the Company has provided prior written notice to Parent at least five (5) Business Days’ (the “Event Notice Period”) in advance to the effect that the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee intends to effect a Company Board Recommendation Change pursuant to this Section 5.3(d)(i) which notice will specify the basis for such Company Board Recommendation Change, including a description of the Intervening Event in reasonable detail;

(2)            prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such Event Notice Period, must have (A) negotiated with Parent, Merger Sub and their Representatives in good faith (to the extent that Parent and Merger Sub desire to so negotiate) to allow Parent and Merger Sub to offer such adjustments to the terms and conditions of this Agreement, the Equity Commitment Letters and/or the Guaranties so that the failure to make such a Company Board Recommendation Change in response to such Intervening Event would no longer reasonably be expected to be inconsistent with the directors’ exercise of their fiduciary duties under applicable Law; and (B) taken into account any adjustments to the terms and conditions of this Agreement, the Equity Commitment Letters and/or the Guaranties proposed by Parent and Merger Sub in response to the notice described in clause (1) of this Section 5.3(d)(i), in each case, that are offered in writing by Parent and Merger Sub, no later than 11:59 p.m. (Eastern Time) on the last day of the Event Notice Period, in a manner that would constitute a binding agreement between the parties if accepted by the Company; provided that each time material modifications to the Intervening Event occur, the Company shall notify Parent of such modification and comply with the requirements of this Section 5.3(d)(i) and the time period set forth in the preceding clause (1) shall recommence and be extended for three (3) Business Days from the day of such notification; and

(3)            following such Event Notice Period, including any subsequent Event Notice Period as provided in the final proviso of the foregoing Section 5.3(d)(i)(2), the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s and Merger Sub’s proposed revisions to the terms and conditions of this Agreement) shall have determined that the failure of the Company Board or the Company Special Committee to make such a Company Board Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law.

(ii)            if the Company has received a bona fide Acquisition Proposal, which did not result, directly or indirectly, from a breach of this Section 5.3, that the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee may (x) effect a Company Board Recommendation Change with respect to such Superior Proposal; or (y) authorize and cause the Company to terminate this Agreement pursuant to Section 7.1(d) and to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal; provided, however, that neither the Company Board nor any committee thereof, including the Company Special Committee, shall take any action described in the foregoing clauses (x) or (y) unless:

(1)            the Company, its Subsidiaries and its and their respective Representatives have complied in all material respects with their obligations pursuant to this Section 5.3 with respect to such Acquisition Proposal;

(2)            (i) the Company has provided prior written notice to Parent at least five (5) Business Days in advance (the “Proposal Notice Period”) to the effect that the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee (A) has received a bona fide Acquisition Proposal that has not been withdrawn; (B) has concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (C) intends to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to this Section 5.3(d)(ii), which notice will specify the identity of the Person or “group” of Persons making such Acquisition Proposal and the material terms and conditions thereof and include copies of all relevant documents that set forth the material terms and conditions of such Acquisition Proposal; and (ii) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Proposal Notice Period, must have (x) negotiated with Parent, Merger Sub and their Representatives in good faith (to the extent that Parent and Merger Sub desire to so negotiate) to allow Parent and Merger Sub to offer such adjustments to the terms and conditions of this Agreement, the Equity Commitment Letters and/or the Guaranties so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (y) taken into account any adjustments to the terms and conditions of this Agreement, the Equity Commitment Letter and/or the Guaranties proposed by Parent and Merger Sub during the Proposal Notice Period, in each case, that are offered in writing by Parent and Merger Sub, no later than 11:59 p.m. (Eastern Time) on the last day of the Proposal Notice Period, in a manner that would constitute a binding agreement between the parties if accepted by the Company; provided, however, that in the event of any material modifications to such Acquisition Proposal (which shall be deemed to include any change to the financial terms of such proposal) the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(ii)(2) with respect to such new written notice (it being understood that the “Proposal Notice Period” in respect of such new written notice will be three (3) Business Days);

(3)            following such Proposal Notice Period, including any subsequent Proposal Notice Period as provided in the final proviso of the foregoing Section 5.3(d)(ii)(2), the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee shall have concluded in good faith (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and any other information provided by Parent) that such Acquisition Proposal continues to constitute a Superior Proposal; and

(4)            in the event of any termination of this Agreement in order to cause or permit the Company or its Subsidiaries to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company shall have validly terminated this Agreement in accordance with Section 7.1(d).

(e)            Notice.

(i)            The Company shall, as promptly as reasonably practicable (and, in any event, within twenty-four (24) hours), notify Parent in writing if the Company, any of its Subsidiaries or any of their respective Representatives has received any bona fide written Acquisition Proposals, including copies of any written materials relating thereto provided to the Company or its Representatives.

(ii)           From the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article VII and the consummation of the Closing, the Company will promptly (and, in any event, within twenty-four (24) hours) notify Parent if any inquiries, offers or proposals or requests for non-public information or discussions that constitute or would reasonably be expected to lead to an Acquisition Proposal, or any material revisions to the terms and conditions of any pending Acquisition Proposals disclosed pursuant to Section 5.3(e)(i), are received by the Company or any of its Representatives. Such notice must include (i) the identity of the Person or “group” of Persons making such inquiries, offers or proposals, (ii) a summary of the material terms and conditions of such inquiries, offers or proposals to the extent such material terms and conditions are not included in the written materials provided in the following clause (iii), and (iii) copies of any written materials provided to or by the Company or its Representatives relating thereto that set forth the material terms and conditions thereof. Thereafter, the Company must keep Parent reasonably informed, on a reasonably prompt basis, of the status (and supplementally provide the material terms) of any such inquiries, offers or proposals (including any amendments thereto and any new, amended or revised written materials relating thereto provided to the Company or its Representatives) and the status of any such discussions or negotiations.

(iii)          The Company agrees that it shall not, and shall cause its Subsidiaries not to, enter into any confidentiality or other agreement subsequent to the date hereof that prohibits its compliance with this Section 5.3(e).

(iv)          Notwithstanding any Company Board Recommendation Change, unless this Agreement shall have been terminated in accordance with Article VII, (x) this Agreement shall be submitted to the stockholders of the Company at the Company Meeting for the purpose of obtaining the Requisite Company Stockholder Approval, and nothing contained herein shall be deemed to relieve the Company of such obligation and (y) neither the Company Board nor any committee thereof shall submit to the stockholders of the Company any Acquisition Proposal, or, except as permitted herein, propose to do so.

(f)            Certain Disclosures. Nothing in this Agreement will prohibit the Company or its Subsidiaries or the Company Board (or a committee thereof) from (i) taking and disclosing to the holders of Shares a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board or the Company Special Committee to the holders of Shares pursuant to Rule 14d-9(f) promulgated under the Exchange Act; (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; or (iii) making any disclosure to the holders of Shares as required by applicable Law, regulation or stock exchange rule or listing agreement, it being understood that (1) any such statement or disclosure made by the Company Board or the Company Special Committee pursuant to this Section 5.3(f) must comply with the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or its Subsidiaries or the Company Board or the Company Special Committee and the rights of Parent under this Section 5.3, and (2) nothing in the foregoing will be deemed to permit the Company or its Subsidiaries or the Company Board or any committee thereof (including the Company Special Committee) to effect a Company Board Recommendation Change other than in accordance with Section 5.3(d).

(g)           Breach. It is agreed and understood that any breach of this Section 5.3 by any director, officer or other Representative of the Company or any of its Subsidiaries will be deemed to be a breach of this Agreement by the Company.

5.4            Company Stockholder Meeting; Proxy Statement.

(a)            Unless this Agreement is terminated in accordance with Article VII:

(i)            the Company shall, in accordance with applicable Law, the rules of the Nasdaq and the Company’s organizational documents, establish a record date, duly call, give notice of, convene and hold a meeting of holders of Shares (the “Company Meeting”) as promptly as reasonably practicable after the date of this Agreement for the purpose of voting on the adoption of this Agreement. In relation to the Company Meeting and the conduct of business thereat, the Company shall comply with its certificate of incorporation and bylaws and applicable Law; and

(ii)           as promptly as practicable after the date of this Agreement, the Company shall prepare and file with the SEC a proxy statement relating to the solicitation of proxies from the holders of Shares for the approval of this Agreement (the “Proxy Statement”) and the Company and Parent shall jointly prepare and file with the SEC the Schedule 13E-3, and the Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable after such filing and mailed to its stockholders as promptly as reasonably practicable after such clearance; and

(iii)          the Company shall include in the Proxy Statement (and any supplement or amendment thereto) the Company Board Recommendation (subject to Section 5.3(d)) and the written opinion of Rothschild, dated as of the date of this Agreement, that, as of such date and, subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration payable to the holders of Shares (other than the Excluded Shares) is fair, from a financial point of view, to the Unaffiliated Stockholders, and shall use its reasonable best efforts to solicit proxies from the holders of Shares to obtain the Requisite Company Stockholder Approval.

(b)           Parent and Merger Sub shall reasonably cooperate in the preparation of the Schedule 13E-3 and the Proxy Statement and shall promptly provide to the Company all information regarding Parent, Merger Sub or any of their respective affiliates that is reasonably requested by the Company in connection with the preparation and filing of the Schedule 13E-3 and the Proxy Statement and any amendment or supplement thereto and shall otherwise reasonably assist and cooperate with the Company in the preparation and filing of the Proxy Statement and the Schedule 13E-3, any amendment or supplement thereto and the resolution of any comments thereto received from the SEC. The Company shall use its reasonable best efforts to ensure that the Schedule 13E-3 and the Proxy Statement comply as to form in all material respects with the requirements of the Exchange Act and other applicable Law. Each of the Company, Parent and Merger Sub shall correct any information provided by it for use in the Proxy Statement or the Schedule 13E-3 as promptly as reasonably practicable if and to the extent such information contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Unless a Company Board Recommendation Change has been made in accordance with Section 5.3, the Company shall use its reasonable best efforts to obtain the Requisite Company Stockholder Approval. The Company agrees that, unless this Agreement shall have been terminated in accordance with Article VII, its obligations pursuant to this Section 5.4 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or by the making of any Company Board Recommendation Change.

(c)            The Company shall promptly notify Parent of the receipt of any comments of the SEC with respect to the Schedule 13E-3 or the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide Parent with copies of all correspondence between the Company and the SEC with respect to the Schedule 13E-3 or the Proxy Statement (including a summary of any oral conversations). The Company, Parent and Merger Sub shall each use their reasonable best efforts to promptly provide responses to the SEC with respect to all comments of the SEC received on the Schedule 13E-3 or the Proxy Statement. Prior to the submission of the Schedule 13E-3 or the Proxy Statement (and any supplement or amendment thereto) and all responses to the SEC, the Company shall reasonably cooperate and provide Parent and its legal counsel with a reasonable opportunity to review and comment on the Schedule 13E-3 and the Proxy Statement and any responses to the SEC and shall take into account any comments reasonably proposed by Parent (it being understood that Parent shall provide any such comments reasonably promptly). The Company shall use its reasonable best efforts to have the comments of the SEC (if any) on the Schedule 13E-3 or the Proxy Statement (and any supplement or amendment thereto) addressed to the satisfaction of the SEC, and the definitive Proxy Statement filed as promptly as reasonably practicable.

(d)           If any event occurs with respect to the Company or its Subsidiaries, or any change occurs with respect to other information supplied by the Company for inclusion in the Schedule 13E-3 or the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Schedule 13E-3 or the Proxy Statement, the Company shall promptly notify Parent of such event, and the Company and Parent shall reasonably cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Schedule 13E-3 or the Proxy Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to the holders of Shares.

(e)            If any event occurs with respect to Parent or Merger Sub, or any change occurs with respect to other information supplied by Parent or Merger Sub for inclusion in the Schedule 13E-3 or the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Schedule 13E-3 or the Proxy Statement, Parent shall promptly notify the Company of such event, and Parent and the Company shall reasonably cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Schedule 13E-3 or the Proxy Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to the holders of Shares.

(f)            The Company may postpone or adjourn the Company Meeting (i) to the extent required by Law or any court of competent jurisdiction in connection with any proceedings in connection with this Agreement or the Transactions, (ii) if a quorum has not been established, (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company has determined in good faith is necessary or advisable and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Meeting, or (iv) to allow reasonable additional time to solicit additional proxies for the purpose of obtaining the Requisite Company Stockholder Approval; provided that, in the case of clauses (ii), (iii) and (iv), without the consent of Parent (not to be unreasonably withheld, conditioned or delayed), the Company Meeting (as so postponed or adjourned) shall be held on a date that is no later than thirty (30) days after the date on which the Company Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law).

5.5           Regulatory Filings; Consents.

(a)            Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable under this Agreement and applicable Law to cause the conditions set forth in Article VI to be satisfied and to consummate and make effective the Merger and the other Transactions as promptly as reasonably practicable. In furtherance and not in limitation of the foregoing, Parent shall (and with respect to the filings under the HSR Act, the Communications Laws and the DPA, (x) the Company shall and (y) if applicable, Parent shall cause its affiliates to) (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as soon as reasonably practicable after the date of this Agreement; (ii) file or cause to be filed appropriate filings or draft filings, notices or applications (where required by the relevant Antitrust Laws or where pre-notification or equivalent procedures are mandatory or advisable) under any other applicable Antitrust Laws as soon as reasonably practicable; (iii) file any notification or application required to obtain the FCC Approval as promptly as practicable but in any event within twenty (20) Business Days after the date of this Agreement; (iv) file any notification or application required for the California PUC Approval as promptly as practicable but in any event within twenty (20) Business Days after the date of this Agreement, and for all other State PUC Approvals as promptly as practicable; and (v) submit a draft of the CFIUS Notice as promptly as practicable and submit the final CFIUS Notice as promptly as practicable after receiving from CFIUS comments regarding the draft CFIUS Notice or confirmation that CFIUS has no comments or questions with respect to the draft CFIUS Notice, in each case with respect to this Agreement and the Transactions. Each of the Company, Parent and Merger Sub shall use its reasonable best efforts to supply, and to cause their respective affiliates to supply, as promptly as reasonably practicable, any additional information and documentary material that may be reasonably requested by the relevant Governmental Entity with respect to the foregoing filings, notices, applications and notifications following submission thereof (subject, for the avoidance of doubt, to applicable confidentiality obligations). Each of the Company, Parent and Merger Sub shall (i) use its reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods and obtain all consents in connection with the foregoing as soon as reasonably practicable and (ii) comply with Section 8.1(c) of the Company Disclosure Schedule.

(b)           In furtherance and not in limitation of the foregoing, except as prohibited by applicable Law or Order, the parties shall use reasonable best efforts to obtain any consent, authorization, approval, order, waiting period expiration or termination from, or exemption by, any Governmental Entity necessary to be obtained prior to the Closing, and to prevent the entry, enactment, or promulgation of any temporary, preliminary or permanent injunction or other order, decree, or ruling that would adversely affect the ability of the parties to consummate the Transactions as promptly as practicable (and in any event prior to the Outside Date). During the period from the date hereof and continuing until the earlier of the termination of this Agreement or the Closing Date, neither Parent nor the Company shall enter into any transaction (including any assignment in whole or in part of its rights, interests and obligations pursuant to this Agreement) that would reasonably be expected to prevent or materially delay any filings or approvals required under the HSR Act or other Antitrust Laws, the FCC Approval, the CFIUS Clearance or the California PUC Approval. In furtherance and not in limitation of the foregoing, if and to the extent necessary to avoid any impediment under any Antitrust Law to the Closing or failure to obtain the FCC Approval, the CFIUS Clearance, State PUC Approvals or the Local Franchise Authority Approvals (as applicable) on or before the Outside Date, each of Parent, Merger Sub and the Company shall (u) use reasonable best efforts to defend any Proceeding instituted or threatened to be instituted by any Governmental Entity challenging any of the Transactions as violative of any Law, (v) use reasonable best efforts to attempt to have repealed, rescinded or made inapplicable any applicable Law, and to have vacated, lifted, reversed or overturned any Order or temporary, preliminary or permanent injunction or other restraint or prohibition, that is enacted, entered, promulgated or enforced by a Governmental Entity that would make any of the Transactions illegal or would otherwise prohibit or materially impair or materially delay the consummation of any of the Transactions, (w) offer, propose, negotiate, commit to or effect, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of any business, product line, or asset of the Company or any of its Subsidiaries, (x) take or commit to take any action that after the Closing Date would limit the Parent’s or the Company’s freedom of action with respect to, or their respective abilities to operate and/or retain any of, the businesses, product lines or assets of the Company or any of its Subsidiaries, (y) offer, propose, negotiate, commit to or effect, by agreement, or otherwise, to take any other action with respect to any business, product line, or asset of the Company or any of its Subsidiaries or of Parent that may be required to avoid any impediment to the Closing under any Antitrust Law, the Communications Laws or the DPA, including entry by the Company into a letter of assurance, national security agreement, voting trust agreement, proxy agreement or other similar arrangement or agreement, or a modification of its existing agreement, with the Committee for the Assessment of Foreign Participation in the United States Telecommunications Services Sector as a condition of obtaining the FCC Approval, or with CFIUS as a condition of obtaining the CFIUS Clearance, or (z) take the actions set forth on Section 5.5(b) of the Company Disclosure Schedule, (the actions described in clauses (u), (v), (w), (x), (y) and (z), the “Remedy Actions”); provided, however, that, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require Parent, Merger Sub or the Company to take any Remedy Action that would, individually or in the aggregate, reasonably be expected to (x) materially diminish the value (commercial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (y) result in an impact that is materially adverse to, or cost that is material to, the business, results of operations, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, in each case following the Closing (disregarding for this purpose any action to the extent consistent with Parent’s or its affiliates’ plans for developing the business of the Company and its Subsidiaries as of the date hereof or proposed or offered by Parent in its discretion in an initial application for an order approving the Transactions); provided, further, that, notwithstanding anything to the contrary in this Agreement, (i) nothing in this Agreement shall permit, or be deemed to permit, the Company or any of its Subsidiaries, without the prior written consent of Parent, to take, agree to take, or consent to the taking of any Remedy Action of the type described in clauses (w)-(z) of the definition thereof, (ii) at the request of Parent, the Company shall, and shall cause its Subsidiaries to, enter into one or more agreements prior to the Closing with respect to any Remedy Action of the type described in clauses (w)-(z) of the definition thereof (provided such agreements are conditioned upon the Closing), (iii) nothing in this Agreement shall require the Company to take or to cause its affiliates to take any Remedy Action of the type described in clauses (w)-(z) of the definition thereof unless the effectiveness of such Remedy Action is conditioned upon the Closing and (iv) none of Parent, Merger Sub or their respective affiliates shall take any Remedy Action of the type described in clauses (w)-(z) of the definition thereof without the prior written consent of the Company unless the effectiveness of such Remedy Action is conditioned upon the Closing.

(c)            Subject to applicable confidentiality restrictions or restrictions required by Law or by any Governmental Entity, Parent, on the one hand, and the Company, on the other, shall each (i) provide to the other copies of all filings and submissions (other than pursuant to the HSR Act) made by such party (and its Representatives) and all correspondence between it (or its Representatives) and any Governmental Entity or Third Party, relating to the Transactions; (ii) permit authorized Representatives of the other to review drafts of any such filings and submissions intended to be made by such party, and consider in good faith any comments made by the other party; (iii) permit authorized Representatives of each party to attend any meeting, communication, or conference, whether in person, by phone or videoconference, with any Governmental Entity related to the Transactions, and to the extent the other party does not attend or participate in a substantive meeting, such other party shall be promptly notified of the substance of such meeting; and (iv) promptly advise each other upon receiving any communication from any Governmental Entity relating to the Transactions, or from any Third Party whose consent is required for consummation of any of the Transactions. Notwithstanding anything in the foregoing to the contrary, (i) the parties may designate any competitively sensitive materials provided to the other under this Section 5.5 as “outside counsel only,” in which case such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials, and (ii) neither Parent nor the Company shall be required to provide to the other any sensitive personally identifying information submitted to any Governmental Entity.

(d)           Notwithstanding anything to the contrary in this Agreement, and for the avoidance of doubt, nothing in this Agreement shall require any of the SCP Persons or the BCI Persons, or require Parent or Merger Sub to cause any of the SCP Persons or the BCI Persons, (i) to take any Remedy Action (or any action with respect to any business, product line or asset other than of the Company and its Subsidiaries) or (ii) to commit to provide prior notice to, or seek prior approval from, any Governmental Entity with respect to any transaction other than the Transactions.

(e)           Notwithstanding the foregoing and anything to the contrary contained in this Agreement, (i) Parent shall control and lead (with prior notice to and consultation of the Company, and taking the Company’s views into account in good faith) all communications and strategy relating to any process under the HSR Act, any Antitrust Law and with respect to the FCC Approval, the CFIUS Clearance and any State PUC Approval or Local Franchise Authority Approval (as applicable) and (ii) neither Parent nor the Company shall commit (and shall cause their respective affiliates not to commit) to or agree with any Governmental Entity to stay, toll or extend any applicable waiting period under the HSR Act or any other Antitrust Laws or enter into a timing agreement, understanding or commitment with any Governmental Entity or withdraw the CFIUS Notice, without the prior written consent of the other party (such consent not to be unreasonably withheld, delayed or conditioned).

5.6           Employee Benefit Matters.

(a)           During the period commencing at the Closing Date and ending on the first anniversary of the Closing Date (the “Continuation Period”), Parent shall cause to be provided to each employee of the Company and its Subsidiaries as of immediately prior to the Effective Time (each, a “Continuing Employee”) for so long as such Continuing Employee remains employed by Parent or the Parent Subsidiaries (including the Surviving Corporation) during the Continuation Period, (i) an annual base salary or wage rate and target short-term incentive compensation opportunity, in each case, that is not less than the annual base salary or wage rate or target short-term incentive compensation opportunity provided to such Continuing Employee immediately before the Effective Time, (ii) employee benefits (excluding any equity-based, long-term incentive, retention, nonqualified deferred compensation, change in control or similar one-time or special benefits or arrangements and severance, postretirement health and welfare benefits and defined benefit pension benefits) that are substantially comparable in the aggregate to those provided to such Continuing Employee immediately before the Effective Time, and (iii) severance payments and benefits that are no less than those that would have been provided to such Continuing Employee upon a qualifying termination under the applicable Company Benefit Plan in effect immediately before the Effective Time (after giving full effect to any provisions relating to a “change in control,” “change of control” or other term of similar import) as set forth on Section 5.6(a) of the Company Disclosure Schedule.

(b)           With respect to benefit plans maintained by Parent or any of the Parent Subsidiaries, including the Surviving Corporation (including any vacation, paid time-off and severance plans, but excluding any plan providing for qualified or non-qualified defined benefit pension benefits, nonqualified deferred compensation, equity or equity-based compensation or post-termination or retiree health or welfare benefits), for all purposes, including determining eligibility to participate, level of benefits, vesting and benefit accruals, each Continuing Employee’s service with the Company or any of its Subsidiaries, as reflected in the Company’s records, shall be treated as service with Parent or any of the Parent Subsidiaries, including the Surviving Corporation; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

(c)           Parent shall, or shall cause the Parent Subsidiaries (including the Surviving Corporation) to use reasonable efforts to waive, or cause to be waived, any pre-existing condition limitations, exclusions, evidence of insurability, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of the Parent Subsidiaries in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Benefit Plan immediately prior to the Effective Time. Parent shall, or shall cause the Parent Subsidiaries, including the Surviving Corporation, to use reasonable efforts to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Continuing Employee (and dependents) will be eligible to participate from and after the Effective Time.

(d)           Without limiting the generality of Section 9.9, the provisions of this Section 5.6 are solely for the benefit of the parties to this Agreement, and no Continuing Employee or other current or former employee or other service provider of the Company (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 5.6 shall create such rights in any such individuals. Nothing contained in this Agreement shall: (i) guarantee employment for any period of time or preclude the ability of Parent, the Surviving Corporation or their respective affiliates to terminate the employment of any Continuing Employee at any time and for any reason; (ii) require Parent, the Surviving Corporation or any of their respective affiliates to continue any Company Benefit Plan or other employee benefit plans, programs or Contracts or prevent the amendment, modification or termination thereof following the Closing; or (iii) amend any Company Benefit Plans or other employee benefit plans, programs or Contracts.

(e)           The Company shall provide to Parent copies of any written, broad-based communications with employees of the Company or its Subsidiaries regarding the impact of the Transactions on such employee’s employment, compensation or benefits for Parent’s review, comment and approval (not to be unreasonably delayed, but in any event no more than three days following Parent’s receipt of such communication); provided, however, that no such prior approval shall be required in the event that Parent has previously approved the information contained in such communication.

(f)            For each Continuing Employee who is eligible to receive an annual bonus, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, treat such Continuing Employee as eligible for a bonus payment for the year in which the Closing Date occurs in accordance with Section 5.6(f) of the Company Disclosure Schedule.

5.7           Indemnification.

(a)            From and after the Effective Time, Parent shall cause the Surviving Corporation to (i) indemnify, defend and hold harmless, and to advance expenses as incurred by, in each case to the fullest extent permitted under applicable Law, each present or former director or officer of the Company or its Subsidiaries (including any such persons who serve as a fiduciary of a Company Benefit Plan (in each case, when acting in such capacity)) (each, an “Indemnitee” and, collectively, the “Indemnitees”) against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any actual or alleged Proceeding or investigation, whether civil, criminal, administrative or investigative, whenever asserted, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including in connection with (A) this Agreement or the Transactions and (B) actions to enforce this provision or any other indemnification or advancement right of any Indemnitee; provided that any Indemnitee to whom fees and expenses are advanced provides an undertaking to repay such advances if it is ultimately determined under applicable Law that such Indemnitee is not entitled to indemnification and (ii) assume all obligations of the Company and such Subsidiaries to (A) the Indemnitees and (B) each other Person identified on Section 5.7(a) of the Company Disclosure Schedule (the “Other Indemnitees”) indemnified by the Company or by its Subsidiaries pursuant to the Contracts or arrangements set forth on Section 5.7(a) of the Company Disclosure Schedule in effect as of the date of this Agreement (the “Other Indemnification Arrangements”), in each case, in respect of indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in (A) in the case of the Indemnitees, the Company Charter, the Company Bylaws and the similar organization documents of such Subsidiaries in effect as of the date of this Agreement or any Contract of the Company or its Subsidiaries in effect as of the date of this Agreement providing for indemnification or advancement of expenses between the Company or any of its Subsidiaries and any Indemnitee and (B) in the case of the Other Indemnitees, the Other Indemnification Arrangements.

(b)           Parent agrees that all rights to exculpation, indemnification and advancement of expenses arising from, relating to, or otherwise in respect of, acts or omissions occurring at or prior to the Effective Time (including in connection with this Agreement or the Transactions) existing as of the Effective Time in favor of the current or former directors or officers of the Company or any of its Subsidiaries (including any who serve as a fiduciary of a Company Benefit Plan (in each case, when acting in such capacity)) as provided in the Company Charter, the Company Bylaws or similar organization documents of such Subsidiaries shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of no less than six (6) years from the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain in effect the exculpation, indemnification and advancement of expenses provisions of (i) in the case of the Indemnitees, the applicable party’s certificate of incorporation and bylaws or similar organization documents in effect as of the date of this Agreement or in any Contract of the Company or its Subsidiaries with any Indemnitee in effect as of the date of this Agreement and (ii) in the case of the Other Indemnitees, the Other Indemnification Arrangements, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any Indemnitees; provided, however, that all rights to exculpation, indemnification and advancement of expenses in respect of any Proceeding pending or asserted or any claim made within such period shall continue until the final disposition of such Proceeding.

(c)            For six (6) years from and after the Effective Time, Parent and the Surviving Corporation shall be jointly and severally responsible for maintaining for the benefit of the directors and officers of the Company, as of the date of this Agreement and as of the Closing Date, an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to, and in any event not less favorable in the aggregate than, the existing policy of directors’ and officers’ liability insurance maintained by the Company, or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the current annual premiums paid by the Company for such insurance, it being understood that if the total premiums payable for such insurance coverage exceeds such amount, Parent shall obtain a policy with the greatest coverage available for a cost equal to such amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained by the Company prior to the Effective Time, which policies provide such directors and officers with such coverage for an aggregate period of six (6) years from and after the Effective Time with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of this Agreement or the Transactions. The Company shall be permitted, at its sole discretion, to obtain such prepaid policies (subject to the aforementioned premium cap) that provide such coverage prior to the Effective Time.

(d)            In the event that (i) either Parent or the Surviving Corporation or any of their respective successors or assigns (A) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers or conveys all or substantially all of its properties and assets to any Person or (ii) Parent or any of its successors or assigns dissolves the Surviving Corporation, then, and in each case, Parent shall, and shall cause the Surviving Corporation to, cause proper provision to be made so that the successors and assigns of Parent or the Surviving Corporation shall expressly assume the obligations set forth in this Section 5.7.

(e)            The provisions of this Section 5.7 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee or Other Indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the Company Charter, the Company Bylaws or similar organization documents of the Company’s Subsidiaries in effect as of the date of this Agreement or in any Contract of the Company or its Subsidiaries in effect as of the date of this Agreement. The obligations of Parent and the Surviving Corporation under this Section 5.7 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee or Other Indemnitee to whom this Section 5.7 applies unless the affected Indemnitee or Other Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees and Other Indemnitees to whom this Section 5.7 applies and each Indemnitee’s and Other Indemnitee’s heirs and representatives shall be third party beneficiaries of this Section 5.7).

(f)            Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or employees, it being understood and agreed that the indemnification or advancement of expenses provided for in this Section 5.7 is not prior to or in substitution for any such claims under such policies.

5.8           Parent Agreements Concerning Merger Sub. During the period from the date of this Agreement and the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article VII, Merger Sub shall not engage in any activity of any nature except for activities contemplated by, related to or in furtherance of the Transactions (including enforcement of its rights under this Agreement) or as provided in or contemplated by this Agreement. Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by Merger Sub of, and the compliance by Merger Sub with, all of the covenants, agreements, obligations and undertakings of Merger Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge by Merger Sub hereunder.

5.9           Takeover Statutes. The parties shall take all action necessary so that no state takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote Shares (including any “control share acquisition,” “fair price,” “business combination” or other similar takeover Law) is or becomes applicable to restrict or prohibit the Transactions. If any such Law becomes or is deemed to be applicable to the Company, Parent or Merger Sub, the Merger or any other Transaction, then the Company, the Company Board and the Company Special Committee shall take all action necessary to eliminate the effects of such Law so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement.

5.10         Section 16 Matters. Prior to the Effective Time, the Company and Parent shall take all such steps as may be reasonably necessary to cause any dispositions of Shares (including derivative securities with respect to Shares) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.11         Notice of Certain Matters.

(a)            The Company shall give Parent reasonable opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors and officers relating to this Agreement or the Transactions, including the Merger. The Company shall promptly notify Parent of any such litigation that is brought or, to the Knowledge of the Company, threatened, and shall keep Parent reasonably and promptly informed on a current basis with respect to the status thereof. Without limiting the generality of the foregoing, the Company shall not settle any such stockholder litigation or related Proceeding without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed).

(b)            The Company shall promptly notify Parent of any Specified Claim that is brought or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and shall keep Parent reasonably and promptly informed with respect to the status thereof. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries shall settle any such Specified Claim without first reasonably consulting with Parent and, if such settlement would be material to the Company or the Surviving Corporation, obtaining Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

5.12         Stock Exchange Delisting. The Surviving Corporation shall cause the Company’s securities to be de-listed from the Nasdaq and de-registered under the Exchange Act as promptly as practicable following the Effective Time, and prior to the Effective Time the Company shall reasonably cooperate with Parent with respect thereto.

5.13         Publicity. The initial press release announcing this Agreement, any ancillary agreements and the Transactions shall be in substantially the form mutually agreed upon by Parent and the Company. Except in the case of press releases or public statements with respect to a Company Board Recommendation Change, Parent and the Company shall consult (and, if issuing any press release or otherwise making any public statements with respect to the Transactions, shall cause their respective affiliates to consult) with each other, and give each other a reasonable opportunity to review and comment, before issuing any press release or otherwise making any public statements with respect to the Transactions and shall not issue any such press release or make any such public statement prior to such consultation unless required by Law or stock exchange rules; provided that (x) the foregoing restrictions shall not apply in respect of information that is consistent in all material respects with previous press releases, public disclosures or public statements made by a party hereto without breach of this Section 5.13, and (y) Parent and its affiliates shall be permitted to make communications to, and provide ordinary course information to any equityholders, existing or prospective general and limited partners, members, managers and investors of Parent or its affiliates, in each case, who are subject to customary confidentiality restrictions. Except in the case of press releases, public statements or public filings with respect to a Company Board Recommendation Change, in the event that any such additional press release, public announcement or public filing is required by or advisable under applicable Law or stock exchange rules, the party obligated to make such press release, public announcement or public filing shall use its reasonable best efforts to provide the other party (and, if such press release, public announcement or public filing names such other party’s affiliates, such affiliates) with reasonable advance notice of such requirement and the content of the proposed press release, announcement or filing and a reasonable opportunity to review and comment on such release, announcement or filing and consider in good faith any comments with respect thereto.

5.14         Cooperation as to Certain Indebtedness.

(a)            The Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, provide customary and commercially reasonable cooperation to the extent reasonably requested by Parent in connection with such financing arrangements (including assumptions, guarantees, amendments, supplements, modifications, refinancings, replacements, repayments, terminations or prepayments of the Company Debt Agreements) as Parent may reasonably determine necessary or advisable in connection with the consummation of the Merger or the other Transactions; provided that no authorizations, arrangements, assumptions, guarantees, amendments, supplements, modifications, refinancings, replacements, repayments, terminations, prepayments or other transactions, filings, recordings, documents or certificates entered into or delivered pursuant to this Section 5.14 shall be effective prior to the Closing, other than any customary notices required to be given in advance of such time in order for any such financing arrangements or documents to be effective at or immediately prior to the Closing, but solely to the extent such notices are expressly conditioned on the occurrence of the Closing and subject to revocation in the event the Closing does not occur as originally contemplated by such notice (to the extent such conditionality or revocability is not prohibited by the terms governing the delivery of such notice, including the documentation governing the Company Debt Agreements). Parent shall promptly, upon request by the Company, and at Parent’s sole cost and expense reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees) incurred by the Company or any of its Subsidiaries in connection with fulfilling its obligations under this Section 5.14 and indemnify and hold harmless the Company, its Subsidiaries and its or their respective affiliates, and their respective directors, managers, officers, and other Representatives, against any and all liabilities incurred by them in connection with the financing arrangements under this Section 5.14, except to the extent such liabilities have actually and directly arisen from the willful misconduct or gross negligence of the Company or its Subsidiaries as determined in a final, non-appealable judgment of a court of competent jurisdiction.

(b)           Notwithstanding anything to the contrary in this Section 5.14, neither the Company nor any of its Subsidiaries shall be required to (i) agree to pay any commitment or other similar fee, bear any cost or expense, incur any other liability or give any indemnities or guarantees to any third party or otherwise to take any similar action in connection with any financing arrangements under this Section 5.14 prior to the Closing, (ii) take any actions to the extent such actions would, in such party’s reasonable judgment, cause (w) any representation or warranty made by such party hereunder to be inaccurate or breached, (x) the failure of any closing condition set forth in Article VI to be satisfied or any material delay in the satisfaction of any such condition, (y) any unreasonable interference with the businesses of the Company or any of its Subsidiaries or any ongoing operations of the Company or its Subsidiaries, in each case, as applicable, or (z) any other breach of this Agreement, (iii) enter into (or terminate, extend, amend, replace or otherwise modify or alter) any financing arrangement pursuant to this Section 5.14 that is not conditioned upon the consummation of the Merger or that may be effective before Closing, (iv) adopt resolutions or implement other authorizations approving any financing arrangement pursuant to this Section 5.14 or pledge any collateral with respect to such financing arrangement or otherwise encumber its assets prior to Closing, (v) disclose any information pursuant to this Section 5.14 to the extent that such disclosure would be reasonably likely to (A) risk the loss of or waive any attorney-client, work-product or legal privilege (provided that the Company shall use commercially reasonable efforts to allow for such disclosure to the maximum extent possible in a manner that does not result in a loss or waiver of attorney-client or other legal privilege or protection), (B) risk the loss or disclosure of any trade secret, (C) be in violation of applicable Law (provided that the Company shall use commercially reasonable efforts to allow for such disclosure to the maximum extent possible in a manner that does not result in such violation of applicable Law), or (D) contravene the provisions of any then-effective Contract to which the Company or any of its Subsidiaries is a party (provided that the Company shall use commercially reasonable efforts to allow for such disclosure to the maximum extent possible in a manner that does not result in such contravention or, to the extent necessary to allow for such disclosure, obtain the required consent to provide such disclosure, except that the Company shall have no obligation to pay any fee to a third party in order to obtain any such required consent), (vi) result in any officer or director of the Company or its Subsidiaries incurring any personal liability with respect to any financing arrangement under this Section 5.14, or (vii) require the Company or its Subsidiaries or any of their respective Representatives to prepare or provide (and Parent shall be solely responsible for) pro forma information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be included in any pro forma information in connection with any financing.

(c)           The parties hereto acknowledge and agree that the consummation of any financing arrangements under this Section 5.14 is not a condition to Closing.

5.15         Parent Vote.

(a)           Parent shall vote or cause to be voted the Shares beneficially owned by Searchlight III CVL, L.P. or Searchlight in favor of the adoption of this Agreement at any meeting of stockholders of the Company at which this Agreement shall be submitted for approval and at all adjournments or postponements thereof.

(b)           Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub and the Company a written consent adopting this Agreement in accordance with the DGCL.

5.16            Other Investors. Prior to the Effective Time, without the prior written consent of the Company, Parent shall not permit or agree to permit any Person (other than the Guarantors or their affiliates) to agree with the Guarantors or their affiliates to co-invest in the Transactions through the acquisition of any equity interests (or of rights to acquire any equity interests) in Parent, Merger Sub or any Person of which Merger Sub is a direct or indirect Subsidiary, except (a) as would not reasonably be expected to have a Parent Material Adverse Effect or (b) as provided on Section 5.16 of the Parent Disclosure Schedule.

Article VI
Conditions to Consummation of the Merger

6.1           Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to consummate the Merger shall be subject to the satisfaction (or waiver, if permissible under Law) at or prior to the Effective Time of each of the following conditions:

(a)            Company Stockholder Approval. The Requisite Company Stockholder Approval shall have been obtained.

(b)            No Restraints. No outstanding Order or Law enacted, promulgated, issued, entered, amended or enforced by any Governmental Entity that restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Transactions shall be in effect (each restraint described by this Section 6.1(b), a “Closing Legal Impediment”).

(c)            Regulatory Approvals. (i) All waiting periods (and any extensions thereof, including any timing agreements, understandings or commitments with a Governmental Entity) applicable to the Transactions under the HSR Act shall have expired or been terminated; (ii) the FCC Approval shall have been received; and (iii) the CFIUS Clearance shall have been received.

6.2            Conditions to Obligations of the Company Under This Agreement. The obligation of the Company to effect the Merger is further subject to the fulfillment (or waiver by the Company) at or prior to the Effective Time of the following conditions:

(a)            The representations and warranties of Parent and Merger Sub set forth in Article IV shall be true and correct (disregarding all qualifications or limitations as to “materiality” and words of similar import set forth therein) as of the date hereof and as of the Closing Date with the same effect as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Parent Material Adverse Effect.

(b)            Parent and Merger Sub shall have performed in all material respects the covenants and agreements required to be performed by them under this Agreement at or prior to the Closing.

(c)            Parent shall have delivered to the Company a certificate, dated the Closing Date and signed by the chief executive officer or the chief financial officer of Parent, certifying to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

6.3           Conditions to Obligations of Parent and Merger Sub Under This Agreement. The obligations of Parent and Merger Sub to effect the Merger are further subject to the fulfillment (or waiver by Parent and Merger Sub) at or prior to the Effective Time of the following conditions:

(a)            The representations and warranties (i) set forth in Sections 3.2(a) and 3.3(d) and clause (b) of Section 3.6 shall be true and correct in all respects (except, in the case of Section 3.2(a), for any de minimis inaccuracies), as of the date hereof and as of the Closing Date with the same effect as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (ii) set forth in the Company Fundamental Representations (other than the representations and warranties listed in the immediately preceding clause (i)) shall be true and correct in all material respects, as of the date hereof and as of the Closing Date with the same effect as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (iii) set forth in Article III (other than the representations and warranties listed in the immediately preceding clauses (i) and (ii)) shall be true and correct (disregarding all qualifications or limitations as to “materiality” or “Material Adverse Effect” set forth therein) as of the date hereof and as of the Closing Date with the same effect as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (iii), where the failure to be true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)           The Company shall have performed in all material respects the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing.

(c)            Since the date hereof, there shall not have been a Company Material Adverse Effect.

(d)           The State PUC Approvals and the Local Franchise Authority Approvals shall have been obtained.

(e)            Parent shall have received a certificate signed on behalf by the chief executive officer or the chief financial officer of the Company stating that the conditions set forth in Sections 6.3(a), 6.3(b) and 6.3(c) have been satisfied.

Article VII
Termination, Amendment and Waiver

7.1           Termination. This Agreement may be terminated, and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, whether before or (subject to the terms hereof) after receipt of the Requisite Company Stockholder Approval, by action taken or authorized by the board of directors or similar governing body of the terminating party or parties:

(a)            By mutual written consent of Parent and the Company (upon approval of the Company Special Committee) at any time prior to the Effective Time;

(b)            By Parent (on behalf of itself and Merger Sub), if the Transactions have not been consummated on or before January 15, 2025 (as may be extended, the “Outside Date”); provided that if, as of January 15, 2025, any of the conditions set forth in Section 6.1(c), Section 6.3(d) or Section 6.1(b) (to the extent due to a Closing Legal Impediment relating to the HSR Act, the FCC Approval, the CFIUS Clearance, the State PUC Approvals or the Local Franchise Authority Approvals) shall not have been satisfied but all of the other conditions set forth in Article VI have been satisfied or waived (or in the case of conditions that by their nature are to be satisfied at the Closing, shall be capable of being satisfied on such date), then the Outside Date shall automatically be extended to July 15, 2025 which date shall thereafter be deemed to be the Outside Date; provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 7.1(b) if Parent’s or Merger Sub’s breach of this Agreement has been the principal cause of the failure of the Closing to occur prior to the Outside Date;

(c)           By the Company (upon approval of the Company Special Committee), if the Transactions have not been consummated on or before the Outside Date, for the avoidance of doubt, as it may be extended pursuant to Section 7.1(b); provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.1(c) if the Company’s breach of this Agreement has been the principal cause of the failure of the Closing to occur prior to the Outside Date;

(d)           By the Company (upon approval of the Company Special Committee), prior to the time at which the Requisite Company Stockholder Approval has been obtained, in connection with entering into an Alternative Acquisition Agreement in accordance with Section 5.3(d)(ii) (Superior Proposal); provided, that substantially concurrently with such termination the Company pays or causes to be paid to Parent the Company Termination Fee in accordance with Section 7.2(a)(i) and wire instructions for such payment provided by Parent;

(e)            By Parent, if the Company or any of its Subsidiaries shall have entered into any Alternative Acquisition Agreement or, prior to the time at which the Requisite Company Stockholder Approval has been obtained, if the Company Board or the Company Special Committee shall have effected a Company Board Recommendation Change, whether or not in compliance with Section 5.3;

(f)            By either the Company (upon approval of the Company Special Committee) or Parent (on behalf of itself and Merger Sub), if the Company Meeting (as it may be adjourned or postponed in accordance with this Agreement) shall have concluded and the Requisite Company Stockholder Approval shall not have been obtained at such meeting; provided, the right to terminate this Agreement pursuant to this Section 7.1(f) shall not be available to any party whose breach of this Agreement has been the principal cause of the failure to obtain the Requisite Company Stockholder Approval (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of this proviso);

(g)            By either the Company (upon approval of the Company Special Committee) or Parent (on behalf of itself and Merger Sub), if there is in effect any final, non-appealable Closing Legal Impediment that permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger or the other Transactions; provided the right to terminate this Agreement pursuant to this Section 7.1(g) shall not be available to any party whose breach of this Agreement has been the principal cause of the entry of such Closing Legal Impediment (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of this proviso);

(h)            By Parent (on behalf of itself and Merger Sub), if the Company has breached any of its representations or warranties or failed to perform any its covenants or other agreements contained in this Agreement, which breach or failure to perform would render any condition contained in Section 6.1 or Section 6.3 incapable of being satisfied by the Outside Date, or if capable of being satisfied by the Outside Date, shall not have been cured prior to the earlier of (i) thirty (30) Business Days after Parent provided written notice of such breach to the Company and (ii) the third Business Day prior to the Outside Date; provided that Parent may not terminate this Agreement pursuant to this Section 7.1(h) if at the time of such termination the Company would be entitled to terminate this Agreement pursuant to Section 7.1(i); or

(i)            By the Company (upon approval of the Company Special Committee), if Parent or Merger Sub shall have breached any of their representations or warranties or failed to perform any of their covenants or other agreements contained in this Agreement, which breach or failure to perform would render any condition contained in Section 6.1 or Section 6.2 incapable of being satisfied by the Outside Date, or if capable of being satisfied by the Outside Date, shall not have been cured prior to the earlier of (i) thirty (30) Business Days after the Company provided written notice of such breach to Parent and (ii) the third Business Day prior to the Outside Date; provided that the Company may not terminate this Agreement pursuant to this Section 7.1(i) if at the time of such termination Parent would be entitled to terminate this Agreement pursuant to Section 7.1(h).

7.2           Termination Fees and Expenses.

(a)            The Company shall pay or cause to be paid to Parent the Company Termination Fee if any of the following occur:

(i)            this Agreement is terminated by the Company pursuant to Section 7.1(d) (Superior Proposal);

(ii)           this Agreement is terminated by Parent pursuant to Section 7.1(e) (Change in Recommendation; Acquisition Proposal); or

(iii)          (A)(1) either Parent or the Company terminates this Agreement pursuant to Section 7.1(b) (Outside Date) or Section 7.1(c) (Outside Date), respectively, (2) either Parent or the Company terminates this Agreement pursuant to Section 7.1(f) (Requisite Company Stockholder Approval), or (3) Parent terminates this Agreement pursuant to Section 7.1(h) (Company Breach) following a material breach by the Company of Section 5.3, 5.4 or 5.5 (or this Agreement is terminated pursuant to another provision at a time that it is terminable pursuant to any of the foregoing provisions), (B) a bona fide Acquisition Proposal (provided, for purposes of this clause (iii), all references to “25%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%”) by a Third Party or group of Third Parties has been publicly disclosed (or, in the case of a termination pursuant to clause (A)(1) or (A)(3), made known to the Company Board or the Company Special Committee) after the date of this Agreement and has not been publicly and irrevocably withdrawn at least four Business Days prior to (1) the Outside Date (in the case of clause (A)(1)), (2) the Company Meeting (in the case of clause (A)(2)) or (3) the applicable breach (in the case of clause (A)(3)) and (C) within twelve (12) months after such termination, the Company and/or its Subsidiaries (x) consummate any Acquisition Proposal or (y) enter into an agreement with respect to any Acquisition Proposal.

(b)            Any Company Termination Fee due under this Section 7.2 shall be paid to the appropriate party by wire transfer of same-day funds on the second (2nd) Business Day immediately following the date of termination of this Agreement, except that any Company Termination Fee payable pursuant to Section 7.2(a)(i) shall be paid concurrently with such termination and any Company Termination Fee payable pursuant to Section 7.2(a)(iii) shall be paid concurrently with consummation of or entry into an agreement with respect to the Acquisition Proposal referred to in clause (C) thereof (it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion), in each case, in accordance with wire instructions for such payment provided by Parent.

(c)            The parties hereto acknowledge that (i) the agreements contained in this Section 7.2 are an integral part of the Transactions, and that without these agreements, the parties would not enter into this Agreement, and (ii) the Company Termination Fee, if, as and when required to be paid pursuant to this Section 7.2, shall not constitute a penalty but, subject to Section 7.3, will be liquidated damages, in a reasonable amount that will compensate the party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. Accordingly, if the Company fails to promptly pay the amounts due pursuant to this Section 7.2 and, in order to obtain such payment, Parent commences a suit that results in a judgment against Parent for any amounts due pursuant to this Section 7.2, the Company shall pay to Parent its and its affiliates’ out-of-pocket, documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such suit, together with interest on the amount of any unpaid fee, cost or expense at the publicly announced prime rate of Citibank, N.A. from the date such fee, cost or expense was required to be paid to (but excluding) the payment date (collectively, “Termination Fee Collection Costs”).

(d)           Notwithstanding anything to the contrary in this Agreement, each of the parties hereto expressly acknowledges and agrees that the Company’s right to (i) terminate this Agreement, (ii) seek a damages award against Parent and Merger Sub solely in accordance with the provisions of, and subject to the limitations in, this Agreement (including the Parent Liability Limitation) and the Guaranties, or (iii) seek specific performance of the obligations of Parent and Merger Sub under this Agreement (and of the Guarantors under their respective Equity Commitment Letters) solely in accordance with, and subject to the limitations in, this Agreement (including Section 9.11) and the Equity Commitment Letters shall constitute the sole and exclusive remedy, whether at law, in equity, in contract, in tort or otherwise, of the Company, its affiliates, any of its and its affiliates’ respective direct or indirect current, former or future shareholders, partners, members, officers, directors, managers and employees, and their respective assignees (collectively, the “Company Related Parties”), and under no circumstances will the collective Liability of Parent, Merger Sub and the Guarantors for any breach, loss or damage under this Agreement (including a Willful and Material Breach) or the Equity Commitment Letters or the Guaranties, or otherwise relating to or arising out of this Agreement, the Equity Commitment Letters, the Guaranties or the Transactions (including in respect of any written or oral representation made or alleged to be made in connection therewith), the termination of this Agreement (or any matter forming the basis for such termination), the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure (whether in contract or in tort, in Law or in equity or otherwise) exceed an amount equal to $31.9 million (the “Parent Liability Limitation”). In no event will the Company Related Parties be entitled to seek or obtain any monetary remedy of any kind (i) in excess of the Parent Liability Limitation or (ii) against any Guarantor, any affiliate of any Guarantor or of Parent or Merger Sub, any of the respective direct or indirect current, former or future clients, shareholders, equity holders, partners, members, officers, directors, managers and employees of any of the foregoing, and their respective assignees (collectively, the “Parent Related Parties”) for, or with respect to, this Agreement, the Equity Commitment Letters, the Guaranties or the Transactions (including any breach by the Guarantors, Parent or Merger Sub), the termination of this Agreement (or any matter forming the basis for such termination), the failure to consummate the Transactions or any claims or actions under applicable Law arising out of any such breach, termination or failure and none of the Company Related Parties shall seek any other remedy, whether based on a claim at law or in equity, in contract, tort or otherwise, with respect to any of the foregoing (including in respect of any written or oral representation made or alleged to be made in connection herewith), other than, in the case of this clause (ii), claims permitted against the Guarantors pursuant the Guaranties or the Equity Commitment Letters as expressly set forth therein. Other than the obligations of the Guarantors expressly set forth in the Guaranties and the Equity Commitment Letters and other than the obligations of Parent and Merger Sub expressly set forth in this Agreement, in no event will Parent, Merger Sub, any Parent Related Party or any other Person other than the Guarantors, Parent and Merger Sub have any liability or obligation to the Company or any other Person relating to or arising out of this Agreement or the Transactions (including in respect of any written or oral representation made or alleged to be made in connection herewith). For the avoidance of doubt, while the Company may plead in the alternative to pursue specific performance of Parent and Merger Sub’s obligation to consummate the Merger solely in accordance with, and subject to the limitations in, this Agreement (including Section 9.11) and the Equity Commitment Letters or a monetary damages award solely in accordance with, and subject to the limitations in, this Agreement (including this Section 7.2(d)) and the Guaranties, in no event will (A) the Company or any Company Related Party be entitled to receive such monetary damages award if the Company or any Company Related Party has received a grant of specific performance or any other equitable remedy pursuant to Section 9.11 that specifically enforces Parent’s and Merger Sub’s obligation to consummate the Merger or any Guarantor to fund any amount under any Equity Commitment Letter or (B) the Company or any Company Related Party be entitled a grant of specific performance or any other equitable remedy, whether pursuant to Section 9.11 or otherwise, following any award of monetary damages in accordance with this Agreement.

(e)           Subject to Section 7.3, in the event the Company Termination Fee is paid to Parent in accordance with Section 7.2(a), then the payment thereof (and any Termination Fee Collection Costs) shall be the sole and exclusive remedy of Parent and the Parent Related Parties, whether at law, in equity, in contract, in tort or otherwise, against any of the Company or the Company Related Parties for any breach, loss or damage under this Agreement, or otherwise relating to or arising out of this Agreement or the Transactions (and the termination of this Agreement or any matter forming the basis for such termination) and the Company (or any other Company Related Party) will not have any other liability or obligation to Parent or any other Parent Related Party relating to or arising out of this Agreement or the Transactions (including in respect of any written or oral representation made or alleged to be made in connection herewith). Notwithstanding anything to the contrary herein, (i) this Section 7.2(e) shall not relieve the Company or its affiliates from any liability for any breaches of the Governance Agreement or the Registration Rights Agreement and (ii) it is agreed and understood that, notwithstanding anything herein to the contrary, in addition to any other remedies Parent may have hereunder (including without limitation claims for damages), Parent shall be entitled, under all circumstances, to pursue claims for both specific performance or other injunctive or equitable relief under Section 9.11 (Specific Performance) as well as any Company Termination Fee hereunder.

7.3           Effect of Termination(a). Notwithstanding anything to the contrary in this Agreement, in the event this Agreement is validly terminated by either Parent or the Company as provided above, the provisions of this Agreement shall immediately become void and of no further force and effect (other than Section 5.2(a) (Access to Information, Employees and Facilities; Confidentiality), the last sentence of Section 5.14(a) (Cooperation as to Certain Indebtedness), Section 7.2 (Termination Fees and Expenses), this Section 7.3 (Effect of Termination), Section 8.1 (Certain Definitions), Section 9.1 (Fees and Expenses), Section 9.5 (References), Section 9.6 (Construction), Section 9.9 (Third-Party Beneficiaries), Section 9.10 (Waiver of Trial by Jury), Section 9.13 (Governing Law), Section 9.14 (Consent to Jurisdiction), and Section 9.16 (Non-Recourse), each of which shall survive the termination of this Agreement). Notwithstanding anything to the contrary contained in this Agreement, (a) each of the Governance Agreement, the Registration Rights Agreement and the Guaranties shall survive the termination of this Agreement in accordance with its respective terms and (b) nothing herein shall relieve the Company (and nothing in this Section 7.3 shall relieve Parent or Merger Sub) from Liabilities incurred or suffered as a result of fraud or a Willful and Material Breach of any of their respective representations, warranties, covenants or other agreements set forth in this Agreement prior to termination of this Agreement. Prior to any valid termination of this Agreement, nothing in this Article VII shall be deemed to impair the right of any party hereto to compel specific performance by another party of its obligations under this Agreement in accordance with the terms of this Agreement.

Article VIII
Definitions

8.1           Certain Definitions. For purposes of this Agreement, the term:

“Acceptable Confidentiality Agreement” means an agreement with the Company or its Subsidiaries that is executed, delivered and effective after the date hereof containing provisions that require any counterparty thereto (and any of its affiliates and representatives named therein) that receive non-public information of or with respect to the Company or its Subsidiaries to keep such information confidential and refrain from using such information (subject to customary exceptions); provided, however, that the provisions contained therein are no less favorable, in any material respect, to the Company and its Subsidiaries than the terms of the Confidentiality Agreement, dated as of April 29, 2020, by and between the Company and Searchlight Capital Partners, L.P. (provided that such agreement need not contain any “standstill” provisions prohibiting the making of any Acquisition Proposal); provided, further, however, that such confidentiality agreement shall not prohibit compliance by the Company with any of the provisions of Section 5.3.

“Acquisition Proposal” means any offer, proposal or indication of interest made by a Third Party or group of Third Parties relating to any transaction or series of related transactions involving any direct or indirect (i) acquisition of assets of the Company and its Subsidiaries constituting 25% or more of the consolidated assets of the Company and its Subsidiaries (based on the fair market value thereof), or to which 25% or more of the consolidated revenues or earnings of the Company and its Subsidiaries on a consolidated basis are attributable; or (ii) acquisition of 25% or more of the aggregate voting power of the capital stock of the Company (or securities convertible into or exchangeable for such interests), including by purchase, issuance, tender offer, exchange offer, self-tender, merger, amalgamation, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution or similar transaction or series of related transactions.

“affiliate” means, when used with respect to a specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. As used in this definition, the term “control” (including with correlative meanings, “controlled by” and “under common control with”) when used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise; provided, that in no event shall the Company or its Subsidiaries be considered an affiliate of Parent, Merger Sub, any Guarantor or any of their respective affiliates; provided, further, that in no event shall any SCP Person or BCI Person be considered an affiliate of Parent, Merger Sub or any of the Guarantors; provided, further, that the immediately preceding proviso shall not apply to Sections 3.22, 4.12, 5.4(b), 5.5(a), 5.5(b), 5.5(e), 5.6(d), 5.13, 5.16 or 7.2(c), the definitions of “BCI Person,” “Non-Recourse Party,” “Parent Related Parties,” “SCP Persons” and “Unaffiliated Stockholder” and the uses of such defined terms in this Agreement, or to the first proviso to this definition of “affiliate.”

“Anti-Corruption Laws” means all U.S. and non-U.S. Laws relating to the prevention of corruption, bribery and money laundering, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any successor statute, rules or regulations thereto.

“Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other applicable Laws of any jurisdiction that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“BCI Persons” means (in each case other than Parent or Merger Sub) (a) British Columbia Investment Management Corporation (“BCI”); (b) each of BCI’s affiliates from time to time; (c) each of BCI’s clients for whom BCI acts as agent for investment; (d) any affiliate of such BCI client which is, directly or indirectly, controlled, managed or advised by BCI or one of its affiliates; and (e) any portfolio company, fund or other vehicle invested in by the Persons described in clauses (a), (b), (c) and (d).

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks in the City of New York or Victoria, British Columbia, Canada are authorized or required by Law to be closed.

“California PUC Approval” means the State PUC Approval applicable with respect to the State of California.

“CFIUS” means the Committee on Foreign Investment in the United States or any Governmental Entity acting in its capacity as a member thereof.

“CFIUS Clearance” means that either (a) the parties have received written notice from CFIUS stating that either (i) the review or investigation of the Transactions under the DPA has been concluded and there are no unresolved national security concerns with respect to the Transactions, or (ii) CFIUS has concluded that the Transactions are not a “covered transaction,” as defined in 31 C.F.R. § 800.213, and are not subject to review under the DPA; or (b) CFIUS has sent a report to the President of the United States (the “President”) requesting the President’s decision with respect to the Transactions and either (i) the period under the DPA during which the President may announce the President’s decision to take action to suspend, prohibit, or place any limitations on the Transactions has expired without any such action being threatened, announced or taken, or (ii) the President has announced a decision not to take any action to suspend, prohibit, or place any limitations on the Transactions.

“CFIUS Notice” means a joint voluntary notice with respect to the Transactions prepared by the parties hereto and submitted to CFIUS in accordance with the requirements of the DPA.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Communications Laws” shall mean any requirement of Law applicable to the Company or any of its Subsidiaries with respect to the provision of telecommunications services and cable services, including the Communications Act of 1934, as amended, and the rules, regulations and written policies promulgated pursuant thereto by the FCC or any State PUC in each state where the Company or any of its Subsidiaries conducts or is authorized to conduct business.

“Company Credit Facility” means that certain Credit Agreement, dated as of October 2, 2020 (as amended by that certain Amendment No. 1, dated as of January 15, 2021, that certain Amendment No. 2, dated as of April 5, 2021, that certain Amendment No. 3, dated as of November 22, 2022, that certain Amendment No. 4, dated as of April 17, 2023 and that certain Amendment No. 5, dated on or about October 15, 2023), by and among the Company, Consolidated Communications, Inc., as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, as such agreement may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time.

“Company Debt Agreements” means (a) the Company Credit Facility, (b) the Company Notes Indentures and (c) any loan or note secured by a lien or any mortgage of the Company or its Subsidiaries.

“Company Equity Plans” means (a) the Company LTIP, (b) the Restricted Stock Grant Agreement entered into between the Company and Fred A. Graffam III, effective as of December 1, 2022 and the Performance Stock Grant Agreement entered into between the Company and Fred A. Graffam III, effective as of December 1, 2022, and (c) the Restricted Stock Grant Certificate by and between the Company and Searchlight III CVL, L.P., dated March 2, 2023.

“Company Fundamental Representations” means Section 3.1 (Corporate Organization); Section 3.2 (Capitalization) (other than clause (c) thereof, except for the last sentence of clause (c) thereof); Section 3.3 (Authority; Execution and Delivery; Enforceability); and Section 3.21 (Broker’s Fees).

“Company Intellectual Property” means all Intellectual Property owned by the Company or any of its Subsidiaries.

“Company LTIP” means the Company’s 2005 Long-Term Incentive Plan (as amended and restated effective February 21, 2021), as amended.

“Company Material Adverse Effect” means any change, effect, event, development, circumstance, condition or occurrence that, individually or in the aggregate, (a) other than for purposes of Section 6.3(c), would or would reasonably be expected to prevent or materially delay, interfere with, impair or hinder the consummation by the Company of the Merger or the Transactions or the compliance by the Company with its obligations under this Agreement or (b) has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations, liabilities, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following, and no change, effect, event, development, circumstance, condition or occurrence to the extent arising out of, or resulting from, the following, shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect: (i) the execution, announcement or performance of this Agreement or the consummation of the Transactions (including any action taken (or omitted to be taken) by the Company or its Subsidiaries as required by this Agreement), including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators, or any litigation arising from allegations of breach of fiduciary duty relating to this Agreement or the Transactions (provided that this clause (i) shall not apply to (x) the Company’s and its Subsidiaries’ compliance with Section 5.1, except to the extent that Parent has unreasonably withheld its consent under Section 5.1 and (y) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery, announcement or performance of or compliance with this Agreement or the pendency or consummation of this Agreement and the Transactions or to Section 6.3(a) as it relates to any such representation or warranty); (ii) changes in conditions generally affecting the industries in which the Company and its Subsidiaries participate, the economy as a whole or the credit, financial or capital markets in general or the markets in which the Company and its Subsidiaries operate; (iii) any changes or prospective changes after the date hereof in applicable Laws or in the binding interpretation or enforcement thereof by Governmental Entities or in general, legal, regulatory, political or social conditions; (iv) any changes or prospective changes after the date hereof in GAAP or in accounting standards or in the authoritative interpretation thereof; (v) acts of war (whether or not declared), including the commencement or continuation of a war, military activity, material armed hostilities, sabotage, civil disobedience or other material international or national calamity or act of terrorism, or any escalation or worsening of any of the foregoing; (vi) volcanoes, tsunamis, epidemics, pandemics or disease outbreaks, earthquakes, hurricanes, tornados, fires, floods or other natural disasters, weather-related events, casualty events, force majeure events or other similar events; (vii) any changes in the market price, or change in trading volume, of the Shares (it being understood that the exception in this clause (vii) shall not prevent or otherwise affect a determination that the underlying cause of any such change is, may be, contributed to or may contribute to, a Company Material Adverse Effect); (viii) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exception in this clause (viii) shall not prevent or otherwise affect a determination that the underlying cause of any such failure is, may be, contributed to or may contribute to, a Company Material Adverse Effect); or (ix) matters set forth on Section 8.1(a) of the Company Disclosure Schedule; provided further, that any change, effect, event, development, circumstance, condition or occurrence referred to in clauses (ii), (iii), (iv), (v) or (vi) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect to the extent such change, effect, event, development, circumstance, condition or occurrence has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry or jurisdiction in which the Company and its Subsidiaries operate (in which case only such incremental disproportionate adverse effect may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect).

“Company Notes Indentures” means (i) that certain Indenture, dated as of October 2, 2020, between Consolidated Communications, Inc. (the “Issuer”), the Company and the other guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee and notes collateral agent, relating to the Issuer’s 6.500% Senior Secured Notes due 2028, as supplemented by that First Supplemental Indenture, dated as of February 1, 2021 and that Second Supplemental Indenture, dated as of April 12, 2021 and (ii) that certain Indenture, dated as of March 18, 2021, between the Issuer, the Company and the other guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee and notes collateral agent, relating to the Issuer’s 5.000% Senior Secured Notes due 2028, as supplemented by that First Supplemental Indenture, dated as of April 12, 2021.

“Company PSA” means each outstanding performance share award issued pursuant to a Company Equity Plan that is subject to forfeiture or repurchase based on specified service and performance-based vesting criteria.

“Company RSA” means each outstanding restricted share award issued pursuant to a Company Equity Plan that is subject to forfeiture or repurchase solely based on specified service-based vesting criteria, including any restricted share award that was previously subject to performance-based vesting criteria and has become subject solely to service-based vesting criteria.

“Company Termination Fee” means an amount equal to $15.9 million.

“Contract” means any written or oral legally binding contract, agreement, subcontract, lease, sublease, note, bond, mortgage, indenture, instrument, license, sublicense, purchase order or other commitment.

“Data Security Requirements” means, collectively, all of the following to the extent relating to the processing of Sensitive Data or otherwise relating to privacy, security, or security breach notification requirements and applicable to the Company and its Subsidiaries: (i) the Company’s and its Subsidiaries’ own external facing policies; (ii) all applicable Laws; (iii) industry standards applicable to the industry in which the Company and its Subsidiaries operate (including, if applicable, the Payment Card Industry Data Security Standard (PCI DSS)) to the extent binding on the Company; and (iv) obligations under Contracts to which the Company and its Subsidiaries have entered or by which they are otherwise bound.

“Dividend Waiver” means that certain Waiver, dated as of November 22, 2022, made by Searchlight III CVL, L.P., as the holder of all issued and outstanding shares of Series A Preferred Stock.

“DPA” means Section 721 of title VII of the Defense Production Act of 1950, as amended, and the rules and regulations promulgated thereunder.

“Environmental Law” means all applicable Laws that regulate (a) pollution or the protection of the environment or natural resources, (b) public or worker health or safety (to the extent relating to exposure to or management of hazardous or toxic substances), or (c) the production, distribution, use, storage, treatment, transportation, recycling, Release or other handling of, or exposure to, hazardous or toxic substances.

“Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar equity interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable into or for any such share, capital stock, partnership, limited liability company, member or similar equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCC” means the Federal Communications Commission, any bureau or division thereof acting on delegated authority, or any successor agency.

“FCC Approval” means the consents, approvals and authorizations from the FCC, including any applicable clearance by the Committee for the Assessment of Foreign Participation in the United States Telecommunications Services Sector, required in connection with the Transactions.

“FCC Licenses” means the FCC licenses, permits and other authorizations, together with any renewals, extensions or modifications thereof, issued with respect to the business of the Company or any of its Subsidiaries, or otherwise granted to or held by the Company or any of its Subsidiaries.

“GAAP” means generally accepted accounting principles, as applied in the United States.

“Governance Agreement” means the Governance Agreement, dated as of September 13, 2020, by and between the Company and Searchlight III CVL, L.P.

“Government Official” means any official, officer, employee or representative of a Governmental Entity or any department, agency or instrumentality thereof, including government-owned or -controlled entities, or of a public international organization, or any Person acting in an official capacity for or on behalf of any such government, department, agency, or instrumentality or on behalf of any such public international organization.

“Governmental Entity” means any government, agency, bureau, board, commission, court, department, political subdivision, judicial body or tribunal, committee or other instrumentality of any government, whether domestic or foreign, federal, state, provincial or local, any self-regulatory organization (including any securities exchange), or any arbitrational tribunal.

“Hazardous Substances” means any material, substance or waste defined or regulated as hazardous or toxic (or for which liability may be imposed due to its hazardous or toxic properties or characteristics), or as a pollutant or contaminant, under any Environmental Laws, including asbestos or asbestos-containing materials, pesticides, petroleum, petroleum products or byproducts, polychlorinated biphenyls, lead, natural gas, natural gas liquids, radon, radioactive materials, per- or polyfluoroalkyl substances, urea formaldehyde and toxic mold.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Incidental License” means any (i) permitted use or right of access to confidential information pursuant to a nondisclosure agreement, (ii) license, assignment or waiver of rights entered into by any current or former employee or independent contractor of the Company or any of its Subsidiaries for the benefit of the Company or its Subsidiaries entered into in the ordinary course of business, (iii) right granted under any standard form terms of use for any Internet website or social media account of the Company or any of its Subsidiaries, (iv) license to use the trademarks of the Company or any of its Subsidiaries for the purposes of promoting any Company products or services pursuant to a sales, marketing or other similar Contract, (v) permission pursuant to a vendor Contract for the vendor to identify the Company or any of its Subsidiaries as a customer, (vi) license to Intellectual Property pursuant to a Contract to purchase or lease hardware, such as a photocopier, computer or mobile phone, or (vii) non-exclusive license to Intellectual Property granted pursuant to a services agreement to the extent necessary or useful for the provision or receipt of services thereunder or are otherwise incidental to the primary purpose of such services agreement.

“Insurance Policies” means all insurance policies and arrangements held by or for the benefit of the Company, any of its Subsidiaries, or the business, assets or properties owned, leased or operated by the Company or any of its Subsidiaries, as the case may be.

“Intellectual Property” means any and all intellectual property rights (whether statutory or under common law) in any jurisdiction throughout the world, arising under or associated with: (i) registered and unregistered trademarks and service marks, trade dress and trade names, corporate names, Internet domain names, social media identifications, logos, slogans, trade dress, design rights, and other similar designations of source or origin, (ii) patents, patent applications, invention disclosures, statutory invention registrations, registered designs and similar or equivalent rights in inventions, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof, (iii) copyrights, copyrightable works (and any other equivalent rights in works of authorship including software as a work of authorship), mask works and industrial designs, (iv) trade secrets and industrial secrets and any other intellectual property rights in proprietary, confidential or technical information, databases, data collections, algorithms, formulae, processes, techniques, technical data and know-how (collectively, “Trade Secrets”), (v) all registrations, and applications for the registration or issuance of any of the foregoing, and (vi) any other similar or equivalent intellectual property rights anywhere in the world.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means (a) when used with respect to the Company, the actual knowledge of the individuals listed in Section 8.1(b) of the Company Disclosure Schedule; and (b) when used with respect to Parent or Merger Sub, the actual knowledge of the officers and directors of Parent and Merger Sub, in the case of each of clauses (a) and (b), after reasonable inquiry of their direct reports.

“Law” means any law, statute, constitution, ordinance, rule, regulation, stock exchange listing requirement, treaty, regulation, decree, or other Order issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity, including common law and any Communications Law.

“Liabilities” shall mean any and all debts, liabilities and obligations, whether fixed, contingent or absolute, matured or unmatured, accrued or not accrued, determined or determinable, secured or unsecured, disputed or undisputed, subordinated or unsubordinated, or otherwise.

“Lien” means any mortgage, deed of trust, hypothecation, lien, encumbrance, pledge, charge, security interest, right of first refusal, right of first offer, adverse claim, restriction on transfer or option to purchase.

“Local Franchise Authority Approvals” means, with respect to the Company or its Subsidiaries, any approvals required by each franchise, as such term is defined in the Communications Laws or under applicable state Laws, granted by a Governmental Entity authorizing the construction, upgrade, maintenance or operation of any part of the Cable Systems (as defined in the Communications Laws) that are part of or maintained or operated by the Company or its Subsidiaries, or any franchise, ordinance, license, permit, certificate or agreement with a Governmental Entity authorizing access to the public right-of-way, in each case as set forth in Section 8.1(c) of the Company Disclosure Schedule.

“Nasdaq” means the Nasdaq Global Select Market.

“OFAC” means the Office of Foreign Assets Control.

“Order” means any judgment, ruling, order, decision, writ, injunction, determination, ruling or decree of any Governmental Entity of competent jurisdiction.

“Parent Material Adverse Effect” means any change, effect, event, development, circumstance, condition or occurrence that would prevent or materially impair or materially delay Parent’s or Merger Sub’s ability to consummate the Merger.

“Permits” means any license, permit, consent, qualification, franchise, registration, certificate or other similar authorization issued by, or otherwise granted by, any Governmental Entity under applicable Law (including the FCC Licenses and the State PUC Licenses).

“Permitted Liens” means (i) Liens for Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company or its Subsidiaries and, in each case, for which adequate reserves have been established in accordance with GAAP; (ii) mechanics’, carriers’, workers’, warehouseman’s, repairers’, materialmen’s and similar Liens arising or incurred in the ordinary course of business for amounts which are not delinquent, are being contested in good faith, or are not, individually or in the aggregate, material; (iii) municipal Laws, including zoning, entitlement, land use, building or planning restrictions or regulations, in each case, promulgated by any Governmental Entity, which are not violated by the current use or occupancy of the Company Leased Real Property and the Company Owned Real Property for the purposes for which it is currently used; (iv) covenants, conditions, restrictions, easements and title defects encumbering or otherwise affecting the Company Leased Real Property or the Company Owned Real Property and matters of public record, in each case that do not materially impair the occupancy or use of the Company Leased Real Property and the Company Owned Real Property for the purposes for which it is currently used; (v) Liens on goods in transit incurred pursuant to documentary letters of credit; (vi) Liens securing rental payments under capital lease or finance lease arrangements; (vii) Liens in favor of customs and revenue authorities arising as a matter of Law and in the ordinary course of business to secure payment of customs duties in connection with the importation of goods; (viii) Liens resulting from securities Laws; (ix) Liens incurred in the ordinary course of business in connection with any purchase money security interests, equipment leases or similar ordinary course financing arrangements that are not overdue; (x) matters that would be disclosed by an accurate survey or a visual inspection of the Company Leased Real Property and the Company Owned Real Property; (xi) Liens securing the Company Notes Indentures and Company Credit Facility; (xii) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business; and (xiii) Liens set forth on Section 8.1(d) of the Company Disclosure Schedule.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.

“Proceeding” means any civil, criminal or administrative action, claim, suit, petition, proceeding (including arbitration proceeding), charge, complaint, subpoena, demand, directive, audit, notice of inquiry, liability, noncompliance or violation, investigation or proceeding by or before any Governmental Entity or other Person.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of October 2, 2020, by and between the Company and Searchlight III CVL, L.P.

“Release” means disposing, discharging, injecting, spilling, leaking, pumping, pouring, leaching, dumping, emitting, escaping or emptying into or upon the indoor or outdoor environment, including any soil, sediment, subsurface strata, surface water, groundwater, ambient air or any other environmental media.

“Representative” means, with respect to any Person, any affiliate of such Person, or any director, officer, manager, partner, employee, financial advisor, accountant, legal counsel, consultant, debt or equity financing source or other authorized agent or representative retained by such Person or any of its affiliates.

“Requisite Company Stockholder Approval” means the adoption of this Agreement by the holders of (a) a majority of the voting power represented by the outstanding Shares that are entitled to vote thereon in accordance with the DGCL and (b) a majority of the voting power represented by the outstanding Shares that are entitled to vote thereon in accordance with the DGCL and held by Unaffiliated Stockholders (the approval described in this clause (b), the “Company Unaffiliated Stockholder Approval”).

“Sanctioned Country” means any country or region that is the target of a comprehensive embargo under Sanctions Laws (currently the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under Sanctions Laws, including: (i) any Person listed on any Sanctions Laws-related restricted party list, including OFAC’s Specially Designated Nationals and Blocked Persons List; (ii) any Person that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i); or (iii) any Person organized or resident in a Sanctioned Country.

“Sanctions Laws” means all Laws relating to economic or trade sanctions administered or enforced by the United States (including OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, and the United Kingdom.

“SCP Persons” means (in each case other than Parent or Merger Sub) (a) Searchlight Capital Partners, L.P. (“Searchlight”); (b) each of Searchlight’s affiliates from time to time; (c) each investment fund which is, directly or indirectly, controlled, managed or advised by Searchlight or one of its affiliates; (d) any portfolio company, fund or other vehicle invested in by the Persons described in clauses (a), (b) and (c); and (e) any direct or indirect equity holder, partner, member or manager of any of the foregoing.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sensitive Data” means any information that identifies (alone or in combination with other information), relates to, describes or can reasonably identify (directly or indirectly) an individual or household (whether of employees, contractors, consultants, customers, consumers or other natural persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by or on behalf of the Company or any of its Subsidiaries or any of the Systems.

“Series A Certificate of Designations” means the Certificate of Designations for the Series A Perpetual Preferred Stock.

“Specified Claim” means any Proceeding against or involving the Company or any of its Subsidiaries, in each case in respect of or arising out of the subject matter set forth on Section 8.1(e) of the Company Disclosure Schedule.

“State PUC” means a state public utility commission or other similar state or local regulatory authority with jurisdiction over the operations of the Company or any of its Subsidiaries, including, without limitation, a Governmental Entity authorizing the construction, upgrade, maintenance or operation of any part of the Cable Systems (as defined in the Communications Laws) that are part of or maintained or operated by the Company or its Subsidiaries.

“State PUC Approvals” means, collectively, the consents, approvals and authorizations (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) from State PUCs having jurisdiction over the assets, business and operations of the Company and its Subsidiaries (other than the Local Franchise Authority Approvals), in each case as set forth in Section 8.1(f) of the Company Disclosure Schedule.

“State PUC License” means any permit, license, authorization, franchise, certification, plan, directive, consent order or consent decree of or from any State PUC, in each case, in connection with the operation of the business of the Company or any of its Subsidiaries, all renewals and extensions thereof, and all applications filed with such State PUC for which the Company or any of its Subsidiaries is an applicant.

“Subsidiary” means, with respect to any Person, any corporation of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or any partnership, limited liability company, association or other business entity of which a majority of the partnership or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is or controls (or is entitled to control, by virtue of such Person’s ownership of voting interests, by contract, or otherwise) the board, managing director, general partner or similar governing body of such partnership, association or other business entity.

“Superior Proposal” means any bona fide, written Acquisition Proposal made after the date of this Agreement (except that the references in the definition thereof to 25% shall be replaced with 50%), and that is on terms that the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee determines in good faith, after consultation with its financial advisors and outside legal counsel, taking into account the timing, conditionality and likelihood of consummating, legal, financial, tax, regulatory and other aspects of such proposal or offer and the Person or group of Persons making such proposal or offer, including the financing terms thereof and any break-up fees or reimbursement provisions, and such other factors as the Company Board or the Company Special Committee considers to be appropriate, to be (a) more favorable to the Company or the Company’s stockholders from a financial point of view than the transactions contemplated by this Agreement (taking into account any revisions pursuant to Section 5.3(d)) and (b) reasonably capable of being completed on the terms proposed.

“Target Capital Expenditures” means the capital expenditures budgeted for in the Management Standalone Long-Range Plan approved by the Company Special Committee on September 6, 2023.

“Tax Return” means any report, return (including information return), claim for refund, estimated filing or declaration filed or required to be filed with a Governmental Entity in connection with the determination, assessment or collection of any Tax, including any schedule or attachment thereto, and including any amendments thereof.

“Taxes” means all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind imposed by any Governmental Entity, including, without limitation, income, franchise, windfall or other profits, gross receipts, real property, personal property, sales, use, goods and services, net worth, capital stock, business license, occupation, commercial activity, customs duties, alternative or add-on minimum, environmental, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, estimated, withholding, ad valorem, stamp, transfer, registration, value-added and gains tax, and any interest, penalties, or additional amounts imposed in respect of any of the foregoing.

“Third Party” shall mean any Person other than Parent, Merger Sub and their respective affiliates.

“Treasury Regulations” means the final and temporary U.S. Department of the Treasury regulations promulgated under the Code.

“Unaffiliated Stockholder” means any Person who holds Shares, directly or indirectly, other than Searchlight III CVL, L.P., Searchlight, Parent, Merger Sub, the SCP Persons that are investment fund affiliates of Searchlight, the BCI Persons that are investment fund affiliates of BCI, any officers or directors of the Company, or any other Person that agrees with the Guarantors or their affiliates to co-invest in the Transactions through the acquisition of any Equity Interest in, or of any right to acquire any Equity Interest in, Merger Sub or any Person of which Merger Sub is a direct or indirect Subsidiary.

“Willful and Material Breach” means a material breach of this Agreement that is the consequence of a deliberate act or a deliberate failure to act, taken or not taken by a party to this Agreement with actual knowledge that such act or failure to act would constitute a material breach of this Agreement.

8.2            Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

Term	Section

Affiliate Contract	3.20
Agreement	Preamble
Alternative Acquisition Agreement	5.3(c)(ii)
At-Will Independent Contractor Agreement	3.11(a)
Book-Entry Shares	2.2(b)(ii)
Capitalization Date	3.2(a)
Certificate of Merger	1.2
Certificates	2.2(b)(i)
Closing	1.2
Closing Date	1.2
Closing Legal Impediment	6.1(b)
Collective Bargaining Agreements	3.12(a)
Company	Preamble
Company Awards	2.4(c)
Company Benefit Plan	3.11(a)
Company Board	Recitals
Company Board Recommendation	3.3(c)
Company Board Recommendation Change	5.3(c)(i)
Company Bylaws	3.1
Company Charter	3.1
Company Disclosure Schedule	Article III
Company Leased Real Property	3.14(b)
Company Material Contracts	3.16(b)
Company Meeting	5.4(a)(i)
Company Owned Real Property	3.14(a)
Company Real Property	3.14(c)
Company Registered IP	3.19(a)
Company Related Parties	7.2(d)
Company SEC Documents	3.5(a)
Company SEC Financial Statements	3.5(c)

Company Special Committee	Recitals
Continuation Period	5.6(a)
Continuing Employee	5.6(a)
D&O Insurance	5.7(c)
DGCL	Recitals
Director Company RSA	2.4(a)
Director Company RSA Cashout Amount	2.4(a)
Disclosure Schedules	Article IV
Dissenting Shares	2.2(b)(ii)
Effective Time	1.2
Equity Commitment Letter	4.5(a)
Equity Financing	4.5(a)
Event Notice Period	5.3(d)(i)(1)
Excluded Shares	2.1(a)
Guarantors	Recitals
Guaranty	Recitals
Indemnitee	5.7(a)
Indemnitees	5.7(a)
Intervening Event	5.3(d)(i)
Leased Real Property Lease	3.14(b)
Merger	Recitals
Merger Consideration	2.1(a)
Merger Sub	Preamble
Non-Recourse Party	9.16
Outside Date	7.1(b)
Parent	Preamble
Parent Disclosure Schedule	Article IV
Parent Liability Limitation	7.2(d)
Parent Related Parties	7.2(d)
Parent Subsidiaries	4.3(a)
Parent Subsidiary	4.3(a)
Paying Agent	2.2(a)
PBGC	3.11(i)
Proposal Notice Period	5.3(d)(ii)(2)
Proxy Statement	5.4(a)(ii)
PSA Replacement Award	2.4(b)
Remedy Actions	5.5(b)
Rothschild	3.3(b)
RSA Replacement Award	2.4(a)
Sarbanes-Oxley Act	3.5(a)
Schedule 13E-3	3.4(b)
Searchlight-Owned Shares	4.7
Series A Preferred Stock	3.2(a)
Share	Recitals
Shares	Recitals
Solvent	4.8

Surviving Corporation	1.1(a)
Systems	3.19(e)
Tax Sharing Agreement	3.15(a)(vii)
Termination Fee Collection Costs	7.2(c)
Transactions	1.1(a)

Article IX
General Provisions

9.1            Fees and Expenses. Except as otherwise expressly provided herein (including in Section 2.2(a) (Paying Agent), Section 5.2 (Access to Information, Employees and Facilities; Confidentiality), Section 5.7 (Indemnification); Section 5.14 (Cooperation as to Certain Indebtedness); Section 7.2(c) (Termination Fees and Expenses) and the last sentence of this Section 9.1), (a) the Company shall pay or cause to be paid all of its and its Subsidiaries’ fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, brokers and other representatives and consultants) and (b) Parent and Merger Sub shall each pay or cause to be paid all of its fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, brokers and other representatives and consultants), in each case, incurred in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the Transactions. Parent shall pay for and be responsible for any and all filing fees incurred by the parties and payable to any Governmental Entity (i) in connection with any filings or other submissions with respect to Antitrust Laws or (ii) with respect to the FCC Approval, the CFIUS Clearance, the State PUC Approvals and the Local Franchise Authority Approvals.

9.2            Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via electronic mail to the applicable e-mail address set out below, in each case before 5:00 p.m., Eastern Time, on a Business Day (so long as no notice of failure of delivery is received by the sender), (c) the next Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid. Notices, demands and communications, in each case to the respective parties hereto, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing by the applicable party:

Notices to the Parent:

c/o Searchlight Capital Partners, L.P.

745 Fifth Avenue, 27th Floor

New York, New York 10151

Attention:	Nadir Nurmohamed

Timothy Austin

Facsimile:	212-207-3837
Email:	nnurmohamed@searchlightcap.com

taustin@searchlightcap.com

with copies (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:	Steven A. Cohen

Victor Goldfeld

Email:	SACohen@wlrk.com

VGoldfeld@wlrk.com

and

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention:	Douglas Warner

Timothy Burns

Email:	doug.warner@weil.com

timothy.burns@weil.com

Notices to the Company:

Consolidated Communications Holdings, Inc.

350 S. Loop 336 W

Conroe, Texas 77304

Attention:	Garrett Van Osdell
Email:	Garrett.VanOsdell@consolidated.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention:	David Miller

Ryan Maierson

Ryan Lynch

Email:	David.Miller@lw.com

Ryan.Maierson@lw.com

Ryan.Lynch@lw.com

Notices to the Company Special Committee:

Company Special Committee

Consolidated Communications Holdings, Inc.

350 S. Loop 336 W

Conroe, Texas 77304

Attention:	Garrett Van Osdell (for the benefit of the Company Special Committee)
Email:	Garrett.VanOsdell@consolidated.com

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

Attention:	Robert I. Townsend III

O. Keith Hallam, III

Sanjay Murti

Email:	rtownsend@cravath.com

khallam@cravath.com

smurti@cravath.com

9.3            Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part (whether by operation of law or otherwise), or delegated by (a) Parent or Merger Sub, without the prior written consent of the Company; provided that Parent or Merger Sub may, without the prior written consent of the Company, assign in whole or in part its rights, interests and obligations pursuant to this Agreement to a wholly owned direct or indirect Subsidiary of Parent so long as such assignment is not prohibited by Section 5.5(b) and would not result in a Parent Material Adverse Effect; provided, further, that such assignment contemplated by the immediately preceding clause shall not relieve Parent or Merger Sub of any of their obligations hereunder, or (b) the Company (upon approval of the Company Special Committee), without the prior written consent of Parent.

9.4            Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9.5            References. Capitalized terms used herein shall have the respective meanings assigned thereto herein (such definitions to be equally applicable to both the singular and plural forms and to the masculine as well as to the feminine and neuter genders of the terms defined). A term defined as one part of speech (such as a noun) shall have a corresponding meaning when used as another part of speech (such as a verb). All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The table of contents and the headings and subheadings contained in this Agreement and the exhibits hereto (including in headings in any parentheticals following section references) are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit hereto. As used in this Agreement, references to a “party” or the “parties” are intended to refer to a party to this Agreement of the parties to this Agreement. All references to days or months shall be deemed references to calendar days or months. All references to “$” shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to an “Article,” “Section,” “Exhibit,” “Disclosure Schedule” or “Schedule” shall be deemed to refer to an article or section of this Agreement, exhibit to this Agreement or a schedule to this Agreement, as applicable. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. English shall be the governing language of this Agreement. The words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or,” “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” “Writing,” “written” and comparable terms refer to printing, typing, and other means of reproducing in a visible form. The words “made available to Parent” and words of similar import refer to documents (i) posted to the Datasite virtual data room maintained by the Company or its Representatives in connection with the transactions contemplated by this Agreement, (ii) delivered in person or electronically to Parent, Merger Sub or any of their respective Representatives, or (iii) that are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC, in each case, as of 5:00 p.m. on October 15, 2023. References herein to this Agreement mean this Agreement as from time to time amended, modified or supplemented, including by waiver or consent. Any reference to any particular Code section or any other Law will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified. References herein to any Law includes all rules and regulations promulgated thereunder.

9.6            Construction.

(a)            Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision.

(b)            The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement or the Disclosure Schedules or Exhibits attached hereto is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the ordinary course of business, and no party hereto shall use the fact of the setting of the amounts or the fact of the inclusion of any item in the Disclosure Schedules in any dispute or controversy between the parties as to whether any obligation, item or matter not described or included in the Disclosure Schedules is or is not material or threatened or is within or outside of the ordinary of business for purposes of this Agreement. The information contained in this Agreement and in the Disclosure Schedules and Exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any Third Party of any matter whatsoever (including any violation of Law or breach of contract).

9.7            Amendment and Waiver. This Agreement may be amended, and any provision of this Agreement may be waived; provided, however, that, after receipt of the Requisite Company Stockholder Approval, no amendment may be made which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by the Company’s stockholders without such approval; provided, further, that any such amendment or waiver shall be binding upon the Company only if such amendment or waiver is set forth in a writing executed by the Company (upon approval by the Company Special Committee), and any such amendment or waiver shall be binding upon Parent or Merger Sub only if such amendment or waiver is set forth in a writing executed by Parent or Merger Sub, as applicable; provided, further, that the requirement that the Requisite Company Stockholder Approval include the Company Unaffiliated Stockholder Approval shall not be amended or waived.

9.8            Complete Agreement. This Agreement, the Equity Commitment Letters, the Guaranties and each of the other documents, instruments and agreements delivered in connection with the Transactions, including the Company Disclosure Schedule and the Parent Disclosure Schedule, contain the complete agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

9.9            Third Party Beneficiaries. Except as otherwise expressly provided herein, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement, except that (a) the Parent Related Parties shall be express third party beneficiaries of and have the right to enforce Section7.2(d), (b) the Company Related Parties shall be express third party beneficiaries of and have the right to enforce Section 7.2(e), (c) the Non-Recourse Parties shall be express third party beneficiaries of and have the right to enforce Section 9.16, and (d) following the Effective Time, the holders of Shares and Company Awards shall be express third party beneficiaries of, and have the right to enforce the right to receive the consideration set forth in, Article II.

9.10            Waiver of Trial by Jury. THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT, TO THE FULLEST EXTENT PERMITTED BY LAW, TO A TRIAL BY JURY IN ANY ACTION, CLAIM OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING UNDER, OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR PROCEEDING. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.10.

9.11            Specific Performance.

(a)            The parties hereto each acknowledge and agree that the other parties hereto would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, and that monetary relief (including the fees payable pursuant to Section 7.2), even if available, would not be an adequate remedy therefor. Accordingly, except as otherwise provided in this Section 9.11, each of the Company, Parent and Merger Sub agrees that the other parties hereto shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in addition to any other remedy to which they may be entitled pursuant hereto or at law or equity (and each party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy). The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.11 shall not be required to provide any bond or other security in connection with any such order or injunction. Each of the parties hereto further acknowledges and agrees that it shall not assert that a remedy of specific enforcement is unenforceable, invalid, contrary to applicable Law, or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

(b)            Notwithstanding anything in this Agreement to the contrary, if, and only if, (i) all of the conditions set forth in Sections 6.1 and 6.3 of this Agreement have been and continue to be satisfied or waived (other than those that, by their nature, are to be satisfied at the Closing; provided that those conditions would be satisfied if the Closing were to occur), (ii) the Company has irrevocably confirmed by written notice to Parent that (x) all conditions set forth in Section 6.2 have been satisfied (other than those that, by their nature, are to be satisfied at the Closing; provided that it would be willing to waive any such conditions if the Closing were to occur), and (y) it is ready, willing and able to consummate the Closing if the Equity Financing were funded, and (iii) the Merger has not been consummated within three (3) Business Days of the occurrence of the foregoing, each of Parent, Merger Sub and the Company expressly acknowledges and agrees that the Company shall be entitled to enforce specifically Parent’s and Merger Sub’s obligation to consummate the Merger pursuant to the terms of this Agreement and the Equity Financing pursuant to the terms of the Equity Commitment Letters (and specifically that the Company is entitled to enforce the Guarantors’ obligations to provide the Equity Financing under the Equity Commitment Letters).

9.12            Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9.13            Governing Law. This Agreement, together with all Proceedings, issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any Proceeding or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to agreements executed and performed entirely within such State, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction), that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

9.14            Consent to Jurisdiction. THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION, OR PROCEEDING BROUGHT BY ANY PARTY IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER SHALL PROPERLY AND EXCLUSIVELY LIE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, SOLELY TO THE EXTENT SUCH COURT DECLINES JURISDICTION OR DOES NOT HAVE SUBJECT MATTER JURISDICTION, ANY OTHER FEDERAL OR STATE COURT LOCATED IN THE STATE OF DELAWARE). EACH PARTY ALSO AGREES NOT TO BRING ANY SUIT, ACTION, OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER IN ANY OTHER COURT. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO ANY SUCH SUIT, ACTION, OR PROCEEDING. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION, OR PROCEEDING. THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.

9.15            Payments under this Agreement. Each party agrees that all amounts required to be paid hereunder shall be paid in United States currency and, except as otherwise expressly set forth in this Agreement, without discount, rebate, reduction or withholding and not subject counterclaim or offset, on the dates required hereby (with time being of the essence).

9.16            Non-Recourse. Notwithstanding anything to the contrary in this Agreement, the Company, on behalf of itself and the Company Related Parties, agree that this Agreement, the Equity Commitment Letters and the Guaranties may only be enforced against, and any claim, action, suit or other Proceeding based upon, arising out of, or related to this Agreement or any other agreement referenced herein or the Transactions, or the negotiation, execution or performance of this Agreement, the Equity Commitment Letters, the Guaranties or the Transactions (including any breach by the Guarantors, Parent or Merger Sub), the termination of this Agreement (or any matter forming the basis for such termination), the failure to consummate the Transactions or any claims or actions under applicable Law arising out of any such breach, termination or failure (whether in contract or in tort, in Law or in equity or otherwise), may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party, and solely in accordance with, and subject to the terms and conditions of, this Agreement, except for claims that a party may assert against the entities that are expressly named as parties to the Guaranties or the Equity Commitment Letters and then only with respect to the specific obligations set forth therein with respect to such party, and solely in accordance with, and subject to the terms and conditions of, the applicable Guaranty or Equity Commitment Letter. Notwithstanding anything to the contrary in this Agreement, no affiliate of any party hereto or of any party to the Guaranties or the Equity Commitment Letters or any former, current or future officers, employees, directors, partners, shareholders, equity holders, managers, members, clients, attorneys, agents, advisors or other Representatives of any party hereto or of any party to the Guaranties or the Equity Commitment Letters or of any such affiliate (each, a “Non-Recourse Party”) shall have any Liability for any Liabilities of any party hereto under this Agreement or for any claim or Proceeding (whether in contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) based on, in respect of or by reason of the Transactions (including in respect of any written or oral representation made or alleged to be made in connection herewith), the termination of this Agreement (or any matter forming the basis for such termination), the failure to consummate the Merger or the other Transactions or any claims or actions under applicable Law arising out of any such breach, termination or failure. In furtherance and not in limitation of the foregoing, each party covenants, agrees and acknowledges that no recourse under this Agreement or any other agreement referenced herein or in connection with any Transactions shall be sought or had against any party to this Agreement, the Guaranties or the Equity Commitment Letters or any Non-Recourse Party, except for claims that any party may assert (A) against another party to this Agreement solely in accordance with, and subject to the terms and conditions of, this Agreement or (B) against a party to the Guaranties or the Equity Commitment Letters solely in accordance with, and subject to the terms and conditions of, the applicable Guaranty or Equity Commitment Letter. Notwithstanding anything to the contrary in this Agreement or any other agreement referenced herein, no party hereto will be responsible or liable for any multiple, consequential, indirect, special, statutory, exemplary or punitive damages that may be alleged as a result of this Agreement, any other agreement referenced herein or the Transactions, or the termination or abandonment of any of the foregoing.

9.17            Disclosure Schedules. The parties hereto agree that any reference in a particular subsection of Section 3 of the Company Disclosure Schedule or Section 4 of the Parent Disclosure Schedule shall be deemed to be a disclosure for purposes of the representations and warranties of the relevant party that are contained in the correspondingly numbered Section or Subsection of Article III or Article IV of this Agreement, as applicable, and any other Section or Subsection of Article III or Article IV of this Agreement to the extent there is an explicit cross-reference to such information, item or matter or the applicability of such item thereto is reasonably apparent on its face (other than any matters required to be disclosed for purposes of Section 3.1 (Corporate Organization), Section 3.2(a) (Capitalization), Section 3.6(b) (Absence of Certain Changes or Events), which matters shall only be disclosed by specific disclosure in the correspondingly numbered Section or Subsection of the Disclosure Schedules). Capitalized terms used and not otherwise defined in the Disclosure Schedules shall have the meanings given to them in this Agreement.

9.18            Survival. The representations, warranties, covenants and agreements of the parties hereto contained in this Agreement shall not survive the Closing except that this Section 9.18 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, which shall survive to the extent expressly provided for herein.

9.19            Waiver. At any time prior to the Effective Time, Parent (on behalf of itself and Merger Sub), on the one hand, and the Company (only if such action has been recommended by the Company Special Committee, it being agreed that Parent shall be entitled to assume, by the Company taking any action referred to in clauses (a), (b) or (c), that the Company Special Committee shall has recommended such action), on the other hand, may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

9.20            Obligations of Parent, Merger Sub and the Company. Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action.

[Signature page follows]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers or managers thereunto duly authorized.

CONDOR HOLDINGS LLC
By: Searchlight III CVL L.P., its sole member
By: Searchlight III CVL GP, LLC, its general partner

By:	/s/ Andrew Frey
Name: Andrew Frey
Title: Authorized Person

CONDOR MERGER SUB INC.

By:	/s/ Andrew Frey
Name: Andrew Frey
Title: Authorized Person

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

By:	/s/ C. Robert Udell, Jr.
Name: C. Robert Udell, Jr.
Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit 10.1

Searchlight III CVL, L.P.

745 Fifth Avenue, 27th Floor

New York, NY 10151

October 15, 2023

Consolidated Communications Holdings, Inc.

350 S. Loop 336 W

Conroe, Texas 77304

Ladies and Gentleman:

This letter agreement (this “Agreement”) is entered into as of October 15, 2023 by and between Consolidated Communications Holdings, Inc., a Delaware corporation (the “Company”), and Searchlight III CVL, L.P.,  a Delaware limited partnership (the “Stockholder”). Reference is made to that certain Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), entered into concurrently herewith, by and among the Company, Condor Holdings LLC, a Delaware limited liability company (“Parent”), and Condor Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Merger Agreement.

In connection with the Merger Agreement, and in consideration of the respective covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Other than with the consent of the Company Special Committee, and for the avoidance of doubt without limiting the rights of Parent and Merger Sub under the Merger Agreement, at the Company Meeting (and at every adjournment or postponement thereof) the Stockholder shall vote, or shall cause to be voted, all of the Shares held by the Stockholder or by Searchlight Capital Partners, L.P. at that time (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement and (ii) in favor of the approval of any proposal to adjourn the meeting to a later date, if there is not a quorum or sufficient affirmative votes (in person or by proxy) to obtain the Requisite Company Stockholder Approval on the date on which such meeting is held. The Stockholder shall be permitted to transfer any Shares held by the Stockholder from time to time; provided that, prior to and as a condition to the effectiveness of any such transfer, the transferee executes and delivers to the Company a joinder to this Agreement (in form and substance reasonably acceptable to the Company). If the Merger Agreement is terminated for any reason in accordance with the terms thereof, then this Agreement shall automatically terminate concurrently therewith.

The provisions of Section 9.1 through Section 9.14 and Section 9.16 of the Merger Agreement shall apply to this Agreement, mutatis mutandis; provided that notices, demands and communications to the Stockholder shall be sent to the address set forth below, unless another address has been previously specified in writing by the Stockholder:

If to the Stockholder:

Searchlight III CVL, L.P.

c/o Searchlight Capital Partners, L.P.

745 5th Avenue – 27th Floor

New York, NY 10151

Attention:	Nadir Nurmohamed
Timothy Austin
Email:	nnurmohamed@searchlightcap.com
taustin@searchlightcap.com

with a copy (which will not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:	Steven A. Cohen
Victor Goldfeld
Email:	SACohen@wlrk.com
VGoldfeld@wlrk.com

[The remainder of this page is intentionally left blank.]

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Sincerely,

Searchlight III CVL, L.P.
By Searchlight III CVL GP, LLC, its general partner

/s/ Andrew Frey
Name:	Andrew Frey
Title:	Authorized Person

[Signature Page to Voting Letter Agreement]

ACKNOWLEDGED AND AGREED:

Consolidated Communications Holdings, Inc.

/s/ C. Robert Udell, Jr.
Name:	C. Robert Udell, Jr.
Title:	President and Chief Executive Officer

[Signature Page to Voting Letter Agreement]

Exhibit 10.2

AMENDMENT NO. 5

AMENDMENT NO. 5, dated as of October 15, 2023 (this “Amendment”), to the Credit Agreement dated as of October 2, 2020 (as amended by that certain Amendment No. 1, dated as of January 15, 2021, that certain Amendment No. 2, dated as of April 5, 2021, that certain Amendment No. 3, dated as of November 22, 2022, that certain Amendment No. 4, dated as of April 17, 2023, and as further amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement,” and as further amended by this Amendment, the “Credit Agreement”), among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and each, individually, a “Lender”), Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”), and the other parties thereto. Except as otherwise specified herein, capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Existing Credit Agreement.

WHEREAS, (i) the Borrower has requested that the Revolving Lenders and the Administrative Agent make certain changes to the Existing Credit Agreement as provided herein, (ii) the Revolving Lenders party hereto constitute the Requisite Revolving Lenders under the Existing Credit Agreement and (iii) the Revolving Lenders party hereto and the Administrative Agent are willing to amend the Existing Credit Agreement as set forth herein, in each case pursuant to the terms and subject to the representations and warranties set forth herein and to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.               Amendments.

Effective as of the Effective Date (as defined below) and subject to the terms and conditions set forth herein and in reliance upon representations and warranties set forth herein, the parties hereto hereby agree as follows:

(a)               Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the applicable defined terms as follows:

“Testing Threshold” being met on any date means that as of such date the aggregate amount of:

(a) Revolving Loans and Swingline Loans outstanding at such time, plus

(b) the aggregate LC Exposure at such time (excluding, in the case of this clause (b), LC Exposure comprising (i) the aggregate undrawn amount of the Expansion Funding Letters of Credit, (ii) the aggregate undrawn amount of other Letters of Credit in an amount not to exceed $30.0 million, and (iii) the aggregate amount of Letters of Credit that have been Cash Collateralized), exceeds 35.0% of the aggregate amount of all Revolving Commitments (excluding the Expansion Funding Letters of Credit) outstanding at such time.

(b)               Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following defined terms thereto in correct alphabetical order:

“Amendment No. 5” means Amendment No. 5 to this Agreement, dated as of October 15, 2023, by and among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 5 Effective Date” means the Effective Date (as defined in Amendment No. 5).

“Amendment Unwind Date” means (a) the date that an Authorized Officer of the Borrower delivers to the Administrative Agent written notice of the Borrower’s election to comply with the requirements of Section 6.11(d) in lieu of Section 6.11(c) and includes a Compliance Certificate or other reasonably detailed calculation worksheet demonstrating compliance with Section 6.11(d) at such time or (b) August 1, 2025, to the extent that the Contribution has not been made on or prior to such date.

“Broadband Equity Access and Deployment Program” means the Broadband Equity Access and Deployment Program established under the Infrastructure Investment and Jobs Act (Pub. L. 117-58 (signed into law November 15, 2021)).

“Broadband Expansion Program” means any broadband expansion program sponsored, overseen or administered by or otherwise established pursuant to authorization from any Governmental Authority (including, without limitation, the Rural Digital Opportunity Fund, the Broadband Equity Access and Deployment Program and any other similar state and/or federal development programs now existing or established in the future) to expand the deployment of broadband networks across the United States.

“Contribution” means the first $300,000,000 in cash proceeds received by Holdings from equity contributed to its capital from and after the Amendment No. 5 Effective Date.

“Expansion Funding Letters of Credit” means Letters of Credit issued in connection with any Broadband Expansion Program.

(c)               The first sentence of Section 6.11 of the Existing Credit Agreement is hereby amended and restated as follows:

Section 6.11 Consolidated First Lien Leverage Ratio. With respect to the Revolving Commitments only, the Borrower will not permit the Consolidated First Lien Leverage Ratio as of the last day of any Fiscal Quarter (beginning with the end of the first full Fiscal Quarter ending after the Closing Date), solely to the extent that on such date the Testing Threshold is met, to exceed:

(a) 5.85 to 1.00, prior the Amendment No. 3 Effective Date,

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(b) 6.35 to 1.00, from and including the Amendment No. 3 Effective Date to the Amendment No. 5 Effective Date,

(c) with respect to the period from and including the Amendment No. 5 Effective Date until the Amendment Unwind Date,

(i) 7.75 to 1.00, from and including the Amendment No. 5 Effective Date to and including December 31, 2024,

(ii) 7.50 to 1.00, from and including January 1, 2025 to and including March 31, 2025,

(iii) 7.25 to 1.00, from and including April 1, 2025 to and including June 30, 2025,

(iv) 7.00 to 1.00, from and including July 1, 2025 to and including September 30, 2025,

(v) 6.75 to 1.00 from and including October 1, 2025 to and including December 31, 2025,

(vi) 6.50 to 1.00, from and including January 1, 2026 to and including March 31, 2026,

(vii) 6.25 to 1.00, from and including April 1, 2026 to and including June 30, 2026,

(viii) 6.00 to 1.00, from and including July 1, 2026 to and including September 30, 2026, and

(ix) 5.85 to 1.00 from and including October 1, 2026 and thereafter, and

(d) from and after the Amendment Unwind Date,

(i) in the event the Amendment Unwind Date occurs prior to June 30, 2025, 6.35 to 1.00, for the period from and including the Amendment Unwind Date to and including June 30, 2025, and

(ii) 5.85 to 1.00 for the period from and including July 1, 2025 and thereafter.

(d)               Section 6.11 of the Existing Credit Agreement is hereby amended by adding a sentence to the end thereof as follows:

Notwithstanding anything to the contrary herein, with respect to the Revolving Commitments only, in consideration of, and as a condition to, the modifications and amendments set forth in Amendment No. 5, including without limitation, the modifications to this Section 6.11 contained therein, the Borrower on behalf of itself, the other Loan Parties and their respective Subsidiaries covenants and agrees that, until the earlier of (A) December 31, 2026 and (B) the Amendment Unwind Date, it shall not and shall not permit Holdings or any of its Subsidiaries to make:

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(i) Investments in Persons other than Loan Parties pursuant to any of clauses (viii), (xiv) or (xvi) of Section 6.04 or make any Permitted Acquisitions of Persons that are not or will not become (within the timeframes so required by this Agreement) Loan Parties; provided, that, upon the occurrence of the Contribution, Holdings and its Subsidiaries may make Investments in non-Loan Parties (other than Unrestricted Subsidiaries) pursuant to clause (viii) of Section 6.04 having an aggregate Fair Market Value (at the time made and without giving effect to subsequent changes in value), taken together with all other loans, advances or investments made pursuant to such clause (viii) then outstanding that is not in excess of $25.0 million,

(ii) any Restricted Payment under clause (xi) of Section 6.07,

(iii) Investments pursuant to clause (xi) of Section 6.04 and Restricted Payments pursuant to clause (ix) of Section 6.07, in either case in this clause (iii), from Available Proceeds consisting of proceeds arising from the Contribution.

Section 2.               Conditions to Effectiveness.

This Amendment shall become effective on the date on which each of the following conditions is satisfied (“Effective Date”):

(a)               the Administrative Agent’s (or its counsel’s) receipt of the following, each of which shall be originals or electronic copies (followed promptly by originals) unless otherwise specified:

(i)                 executed counterparts of this Amendment from (A) Holdings and the Borrower (each signed by an Authorized Officer thereof) and (B) Revolving Lenders constituting Requisite Revolving Lenders; and

(ii)              a Consent and Reaffirmation, dated as of the date hereof and executed by Holdings and each of the Subsidiary Loan Parties, whereby Holdings and each of the Subsidiary Loan Parties consents to this Amendment and reaffirms (A) its obligations and liabilities under the Loan Documents (as amended by this Amendment) and (B) each Lien, security interest and pledge granted by it to the Administrative Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party;

(b)               to the extent invoiced at least two (2) Business Days prior to the Effective Date or as set forth in a funds flow approved by the Borrower, all reasonable and documented out-of-pocket expenses due to the Administrative Agent, to the extent required to be paid on the Effective Date (including pursuant to Section 4 hereof), shall have been paid;

(c)               at the time of and immediately after giving effect to this Amendment, no Default has occurred and is continuing or would result therefrom; and

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(d)               the representations and warranties made by each Loan Party set forth in Section 3 hereof, in Article III of the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects (or if qualified by materiality or reference to Material Adverse Effect, in all respects) with the same effect as if then made (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date).

Without limiting the generality of the provisions of Section 8.02 of the Existing Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 2, each Lender party hereto shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Section 3.               Representations and Warranties.

The Borrower represents and warrants to the Administrative Agent and the Lenders as of the date hereof and the Effective Date that:

(a)               immediately before and after giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties made by each Loan Party set forth in Article III of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or if qualified by materiality or reference to Material Adverse Effect, in all respects) with the same effect as if then made (unless expressly stated to relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (or in all respects, as applicable) as of such earlier date); and

(b)               at the time of and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Default has occurred and is continuing or would result therefrom.

Section 4.               Expenses.

The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses incurred by it in connection with this Amendment (including the reasonable and documented fees, charges and disbursements of McGuireWoods LLP) as and when required by Section 9.03 of the Existing Credit Agreement.

Section 5.               Counterparts.

This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature.

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Section 6.               Governing Law and Waiver of Right to Trial by Jury.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The jurisdiction and waiver of right to trial by jury provisions in Sections 9.05 and 9.06 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Section 7.               Headings.

The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 8.               Effect of Amendment.

Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall not constitute a novation of the Existing Credit Agreement or any of the Loan Documents or serve to effect a novation of the Obligations outstanding under the Existing Credit Agreement or instruments guaranteeing or securing the same, which instruments shall remain and continue in full force and effect. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply to and be effective only with respect to the provisions of the Existing Credit Agreement and the other Loan Documents specifically referred to herein.

On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

Section 9.               Reaffirmation.

(a)               The Borrower and Holdings hereby consent to the execution, delivery and performance of this Amendment and agree that each reference to the Existing Credit Agreement in the Loan Documents shall, on and after the Effective Date, be deemed to be a reference to the Credit Agreement.

(b)               The Borrower and Holdings each hereby acknowledge and agree that, after giving effect to this Amendment, all of its respective obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by this Amendment, are reaffirmed, and remain in full force and effect.

(c)               The Borrower and Holdings each hereby irrevocably and unconditionally (x) ratify the Borrower’s and Holdings’ prior grant and prior pledge of all security interests and Liens under the Security Documents and each Loan Document, with all such security interests and Liens continuing in full force and effect after giving effect to this Amendment and the Credit Agreement and (y) confirms that the Liens, security interests and pledges granted thereunder continue to secure the Obligations, including, without limitation, any additional Obligations resulting from or incurred pursuant to the Existing Credit Agreement, as amended by this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Fred Graffam III
Name:	Fred Graffam III
Title:	CFO

CONSOLIDATED COMMUNICATIONS, INC.

By:	/s/ Fred Graffam III
Name:	Fred Graffam III
Title:	CFO

[Signature Page to Amendment No. 5 – Consolidated]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Revolving Lender

By:	/s/ Daniel Kurtz
Name:	Daniel Kurtz
Title:	Director

[Signature Page to Amendment No. 5 – Consolidated]

GOLDMAN SACHS BANK USA, as a Revolving Lender

By:	/s/ Dan Martis
Name:	Dan Martis
Title:	Authorized Signatory

[Signature Page to Amendment No. 5 – Consolidated]

JPMORGAN CHASE BANK, N.A., as a Revolving Lender

By:	/s/ Peter B. Thauer
Name:	Peter B. Thauer
Title:	Managing Director

[Signature Page to Amendment No. 5 – Consolidated]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Revolving Lender

By:	/s/ Tim Brogan
Name:	Time Brogan
Title:	Authorized Signatory

[Signature Page to Amendment No. 5 – Consolidated]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Revolving Lender

By:	/s/ Philip Tancorra
Name:	Philip Tancorra
Title:	Director

By:	/s/ Lauren Danbury
Name:	Lauren Danbury
Title:	Vice President

[Signature Page to Amendment No. 5 – Consolidated]

Morgan Stanley Senior Funding, Inc., as a Revolving Lender

By:	/s/ Philip Magdaleno
Name:	Philip Magdaleno
Title:	Vice President

[Signature Page to Amendment No. 5 – Consolidated]

Exhibit 99.1

Consolidated Communications Announces Agreement to be Acquired by

Searchlight Capital Partners and British Columbia Investment Management Corporation

Consolidated Communications Shareholders to Receive $4.70 Per Share in Cash, Representing 70% Premium for Shareholders

MATTOON, Ill. — October 16, 2023 – Consolidated Communications Holdings, Inc. (Nasdaq: CNSL) (“Consolidated Communications” or the “Company”), a top 10 fiber provider in the United States, today announced that it has entered into a definitive agreement (the “Agreement”) to be acquired by affiliates of Searchlight Capital Partners, L.P. (“Searchlight”) and British Columbia Investment Management Corporation (“BCI”) in an all-cash transaction with an enterprise value of approximately $3.1 billion, including the assumption of debt.

Searchlight, in the aggregate, is currently the beneficial owner of approximately 34% of the Company’s outstanding shares of common stock, as well as the holder of 100% of the Company’s outstanding Series A perpetual preferred stock. Under the terms of the Agreement, Searchlight and BCI will acquire all of the Consolidated common stock not already owned by Searchlight for $4.70 per share in cash.

The purchase price represents a premium of approximately 70% to the closing price of the Company’s common stock through April 12, 2023, the last trading day prior to the submission of Searchlight and BCI’s initial non-binding proposal to the Company’s Board of Directors (the “Board”), and a premium of approximately 33% to the closing price of the Company’s common stock as of October 13, 2023. The transaction implies a 9.6x multiple on the Company’s LTM EBITDA, pro forma for the previously disclosed sales of certain non-core operations, including the expected sale of Washington assets, as of June 30, 2023. The proposed transaction has been unanimously approved by a special committee of independent and disinterested directors of the Board (the “Special Committee”), advised by independent legal and financial advisors, formed to evaluate and consider the proposal and other potential strategic alternatives. The Board of Directors of the Company, following recusals of directors affiliated with Searchlight and BCI, has approved the proposed transaction on the unanimous recommendation of the Special Committee.

“We are pleased to have reached this agreement with Searchlight and BCI, which delivers a significant and certain cash premium to our shareholders,” said Robert J. Currey, the Chairman of the Consolidated Communications Board and the Special Committee Chair. “The Special Committee thoroughly reviewed their proposal, considering the benefits of the transaction against other strategic alternatives available to the Company, including continuing as a publicly-traded company. We also considered capital structure alternatives, analyzing the potential availability, cost and feasibility of injecting additional capital into the business. Following this review, the Special Committee determined this transaction is the best path forward for Consolidated Communications and its shareholders. This transaction reflects the value of our business, taking into account both the growth opportunities of the Company’s fiber build-out, as well as the potential risks associated with the Company’s ongoing strategic transformation, including impacts from liquidity and leverage limitations within which the Company must operate, the dynamic competitive pressures of a sector-wide fiber conversion and the imperative to continue our fiber build-out.”

“We believe this transaction provides substantial value for our shareholders while also enhancing our flexibility to continue the execution of our fiber expansion strategy,” said Bob Udell, President and Chief Executive Officer of Consolidated Communications. “We have been operating in a shifting economic environment over the course of this past year, resulting in higher operating costs and a challenging market for attractive financing options. While we are pleased with how we have managed the business despite these headwinds, several factors recently necessitated that we delay our estimated fiber build completion beyond 2026. As we navigate this environment, we will have increased flexibility as a private company and Searchlight will continue to be an outstanding partner as we advance our transformation to a leading fiber-first provider. We believe this continued partnership will create an outstanding outcome for the Company, our customers and our employees.”

In connection with execution of the Agreement, Consolidated has entered into an amendment (the “Amendment”) to its credit agreement. The Amendment provides for interim financial covenant relief by increasing the maximum consolidated first lien leverage ratio permitted under the credit agreement, subject to certain conditions. The covenant relief provided for in the Amendment will provide the Company with near-term financial and operational flexibility amid a more challenging operating environment, enabling Consolidated to conservatively continue its fiber build plan between signing and closing. The Amendment will remain in effect following closing of the transaction. In the event the transaction does not close by August 1, 2025, it is expected that the financial covenant will revert to the levels that currently apply.

Approvals and Timing

The proposed transaction will result in Consolidated Communications becoming a private company and is expected to close by the first quarter of 2025, subject to customary closing conditions, including receipt of regulatory approvals and approval of the holders of a majority of the voting power represented by the outstanding shares that are entitled to vote thereon and held by shareholders other than Searchlight and BCI, their investment fund affiliates and the directors and officers of the Company. The transaction is not subject to a financing condition. Following the closing of the transaction, shares of Consolidated Communications common stock will no longer be traded or listed on any public securities exchange.

Third Quarter 2023 Financial Results

Consolidated’s third quarter 2023 earnings will be issued on November 7, 2023. In light of the announced transaction, Consolidated will not host an earnings conference call. The Company’s third quarter 2023 earnings press release and investor presentation will be available on its investor relations website at https://ir.consolidated.com/.

Advisors

Rothschild & Co is acting as financial advisor to the Special Committee and Cravath, Swaine & Moore LLP is acting as its legal counsel. Latham & Watkins LLP is providing legal counsel to Consolidated Communications. Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as lead financial advisors to Searchlight. Morgan Stanley & Co. LLC, Wells Fargo, Mizuho, RBC Capital Markets and TD Securities are also acting as financial advisors to Searchlight. Wachtell, Lipton, Rosen & Katz is serving as Searchlight’s legal counsel. Weil, Gotshal & Manges LLP is serving as BCI’s legal counsel.

About Consolidated Communications

Consolidated Communications Holdings, Inc. (Nasdaq: CNSL) is dedicated to moving people, businesses and communities forward by delivering the most reliable fiber communications solutions. Consumers, businesses and wireless and wireline carriers depend on Consolidated for a wide range of high-speed internet, data, phone, security, cloud and wholesale carrier solutions. With a network spanning nearly 59,000 fiber route miles, Consolidated is a top 10 U.S. fiber provider, turning technology into solutions that are backed by exceptional customer support.

About Searchlight

Searchlight is a global private investment firm with approximately $11 billion in assets under management and offices in New York, London and Toronto. Searchlight seeks to invest in businesses where its long-term capital and strategic support accelerate value creation for all stakeholders. For more information, please visit www.searchlightcap.com.

About British Columbia Investment Management Corporation (BCI)

BCI is amongst the largest institutional investors in Canada with C$233.0 billion in gross assets under management, as of March 31, 2023. Based in Victoria, British Columbia, with offices in Vancouver, New York City, and London, U.K., BCI manages a portfolio of diversified public and private market investments on behalf of our British Columbia public sector clients. BCI’s private equity program actively manages a C$28.3 billion global portfolio. For more information, please visit www.bci.ca.

Forward-Looking Statements

Certain statements in this communication are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, the Company’s current expectations, plans, strategies and anticipated financial results.

There are a number of risks, uncertainties and conditions that may cause the Company’s actual results to differ materially from those expressed or implied by these forward-looking statements, including: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction by the Company’s stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require the Company to pay a termination fee; (vi) the effect of the announcement or pendency of the proposed transaction on the Company’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; (vii) risks related to the proposed transaction diverting management’s attention from the Company’s ongoing business operations; (viii) the amount of costs, fees and expenses related to the proposed transaction; (ix) the risk that the Company’s stock price may decline significantly if the proposed transaction is not consummated; (x) the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; and (xi) (A) the risk factors described in Part I, Item 1A of Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and (B) the other risk factors identified from time to time in the Company’s other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov.

Many of these circumstances are beyond the Company’s ability to control or predict. These forward-looking statements necessarily involve assumptions on the Company's part. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “should,” “may,” “will,” “would” or similar expressions. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this communication. Furthermore, undue reliance should not be placed on forward-looking statements, which are based on the information currently available to the Company and speak only as of the date they are made. The Company disclaims any intention or obligation to update or revise publicly any forward-looking statements.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in connection with the proposed transaction. Information about who may, under SEC rules, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed transaction will be set forth in the definitive proxy statement when it is filed with the SEC in connection with the proposed transaction. Information relating to the foregoing can also be found in the Company’s Proxy Statement on Schedule 14A for its 2023 Annual Meeting of Shareholders, which was filed with the SEC on March 21, 2023. To the extent holdings of the Company’s securities have changed since the amounts set forth in such 2023 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.  Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the Company’s proxy statement relating to the proposed transaction when it becomes available.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Condor Holdings LLC. In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including the Company’s proxy statement in preliminary and definitive form. In addition, the Company and certain affiliates of the Company intend to jointly file a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT AND THE SCHEDULE 13E-3 (WHEN THEY ARE AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SEARCHLIGHT AND BCI AND THE PROPOSED TRANSACTION. Investors and stockholders of the Company are or will be able to obtain these documents (when they are available) free of charge from the SEC’s website at www.sec.gov, or free of charge from the Company by directing a request to the Company at 2116 South 17th Street, Mattoon, IL 61938, Attention: Investor Relations or at tel: +1 (844) 909-2675.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Consolidated Communications Contacts

Philip Kranz, Investor Relations

+1 217-238-8480

Philip.kranz@consolidated.com

Jennifer Spaude, Media Relations

+1 507-386-3765

Jennifer.spaude@consolidated.com

Exhibit 99.2

Consolidated Communications to be Acquired by Searchlight and BCI Transaction delivers a significant and certain cash premium to shareholders October 16, 2023

Transaction Overview ▪ Affiliates of Searchlight and BCI to acquire CNSL (or the “Company”) for $4.70 per share ‒ All-cash consideration ▪ Transaction unanimously approved by a special committee of independent and disinterested directors of the Company’s Board of Directors ▪ Capital structure to remain in place; no financing condition ▪ Transaction will result in the Company becoming a private company and is expected to close by the first quarter of 2025, subject to customary closing conditions, including receipt of regulatory approvals ▪ Subject to approval of the holders of a majority of the shares held by shareholders other than Searchlight, BCI, their respective investment fund affiliates and the directors and officers of the Company ▪ Affiliates of Searchlight currently own approximately 34% of the Company’s outstanding shares of common stock, as well as 100% of the Company’s outstanding Series A perpetual preferred stock1 Attractive Transaction Metrics $4.70 Cash per share ~70% Premium to the unaffected share price3 ~$3.1bn Implied enterprise value ~9.6x LTM EBITDA multiple2 2 Transaction Overview ~89% Premium to the unaffected 1-month VWAP4 Notes: 1. Per 13D filed on April 13, 2023 2. Pro forma for the previously disclosed sales of certain non-core operations, including the expected sale of Washington assets 3. Unaffected date is April 12, 2023, the last trading day prior to public announcement of the non-binding proposal 4. Calendar day VWAP of $2.49 as of April 12, 2023

$3.53 $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 Oct-22 Nov-22 Dec-22 Jan-23 Feb-23 Mar-23 Apr-23 May-23 Jun-23 Jul-23 Aug-23 Sep-23 Oct-23 3 Transaction Delivers Compelling Premium for Shareholders LTM Stock Price ($ actuals) Performance (10/13/2022 to 10/13/2023) April 12, 2023 Affiliates of Searchlight and BCI submit and publicly announce going private proposal Premium to: Unaffected1 ($2.76) 70% Initial offer ($4.00) 18% 1-month VWAP2 ($2.49) 89% 2-month VWAP2 ($2.86) 64% 6-month VWAP2 ($3.54) 33% Source: FactSet (as of October 13, 2023) Notes: 1. Unaffected date is April 12th, 2023, the last trading day prior to public announcement of the non-binding proposal 2. Calendar day VWAPs as of April 12, 2023 $4.70 per share offer

Attractive Implied Multiple Relative to Other LEC Transactions[1]

9.6x[2]
5.5x[3]
5.0x
7.6x
6.4x
5.0x
6.1x
9.4x
6.0x
7.3x
6.7x
4.8x

Target	Consolidated communications	LUMEN (ILEC assets)[3]	alaska communications	Cincinnati Bell	NorthState	FRONTIER (WA, OR, ID, MT assets)[4]	Hawaiian Telcom	LUMOS	FairPoint communications	Enventis	verizon (CA, TX, FL assets)[5]	AT&T (CT assets)[6]
Acquiror	SEARCHLIGHT / BCi	APOLLO	ATN International	MACQUARIE	LUMOS	SEARCHLIGHT	Cincinnati Bell	EQT	Consolidated communications	Consolidated communications	FRONTIER	FRONTIER
EV ($bn)	$3.1	$7.5	$0.3	$3.1	$0.2	$1.4	$0.7	$0.9	$1.6	$0.3	$10.5	$2.0
Date	Oct-23	Aug-21	Jan-21	Mar-20	Dec-19	May-19	Jul-17	Feb-17	Dec-16	Jun-14	Jan-14	Dec-13

Sources: public filings, press releases

Notes:

4

9.6x 5.5x 5.0x 7.6x 6.4x 5.0x 6.1x 9.4x 6.0x 7.3x 6.7x 4.8x Target Acquiror EV ($bn) $3.1 $7.5 $0.3 $3.1 $0.2 $1.4 $0.7 $0.9 $1.6 $0.3 $10.5 $2.0 Date Oct-23 Aug-21 Jan-21 Mar-20 Dec-19 May-19 Jul-17 Feb-17 Dec-16 Jun-14 Jan-14 Dec-13 4 Attractive Implied Multiple Relative to Other LEC Transactions1 Sources: public filings, press releases Notes: 1. Transaction multiples recognized on an LTM EBITDA basis as of announcement date unless otherwise noted 2. Pro forma for the previously disclosed sales of certain non-core operations, including the expected sale of Washington assets 3. Sale of ILEC business including consumer, SMB, wholesale and mostly copper-served enterprise customers and assets in 20 states; multiple as-disclosed by Lumen based on 2020E EBITDA 4. Sale of operations and associated assets in Washington, Oregon, Idaho and Montana 5. Sale of wireline operations in California, Texas and Florida based on total consideration and segment EBITDA from investor presentation 2/5/15 and 8-K 6/2/15, respectively 6. Acquisition of wireline operations in Connecticut; 2014 PF Day 1 EBITDA from Company investor presentation issued 12/17/13 (CA, TX, FL assets)5 (CT assets) (WA, OR, ID, 6 MT assets)4 (ILEC assets)3 3 2

5 Recent Developments Require a Material Slowing of the Build Plan as a Standalone Company1 Notes: 1. More information concerning the Company’s current standalone plan will be provided in the Company’s proxy statement to be filed in connection with the transaction 2. Revised “Standalone” FTTP build plan does not give effect to completing the proposed transaction Interest Rate Environment ▪ Increased debt carrying costs in light of higher interest rates Build Costs / Install Costs ▪ FTTP build costs have increased ▪ Install costs continue to exceed plan Business Performance / Factors ▪ Operational trends different than previous outlook ‒ Accelerating voice revenue declines ‒ Slower enterprise growth Liquidity ▪ Projected liquidity position to be more challenged than previously expected ▪ Higher leverage level; potential risk to access of undrawn revolver Incremental Passings (nearest 000s) 1,008 1,230 1,306 1,350 1,410 Total YE FTTP Passings 403 222 75 45 60 2022A 2023E 2024E 2025E 2026E Capital Investment ▪ CapEx spend well above plan in light of supply chain issues / cost increases ▪ Future gov’t partnership funding capacity limited absent greater access to capital 37% 46% 49% 50% 52% % Fiber (as % of Total Passings) Multiple Factors Impacting Outlook and Access to Liquidity… … Resulting in Revised “Standalone” FTTP Build Plan2

6 Credit Agreement Amendment Provides Cushion Until Closing ▪ Concurrently with the signing of the merger agreement, the Company has amended its existing credit agreement to provide, among other things, for additional flexibility under the consolidated first lien leverage ratio financial covenant through September 2026 ▪ The existing financial covenant requires the Company to have a consolidated first lien leverage ratio at the end of any quarter of not greater than 6.35x until June 30, 2025, and 5.85x thereafter (in each case if the revolving facility is more than 35% utilized) ▪ Pursuant to the amendment, the maximum consolidated first lien leverage ratio under the financial covenant increases to 7.75x from and including the amendment effective date to and including December 31, 2024, with quarterly stepdowns to 5.85x over time ▪ The maximum consolidated first lien leverage ratio under the financial covenant will revert to the existing levels on the earlier of (a) the Company’s election and (b) August 1, 2025 to the extent the Company has not received at least $300 million in new cash proceeds from equity contributions by such time ‒ In connection with the acquisition, Searchlight anticipates providing such new cash proceeds at or following the closing of the transaction ‒ While the amendment is in effect, the Company will be subject to additional restrictions on its ability to make certain investments and restricted payments Source: Amendment No. 5 to Credit Agreement, dated October 15, 2023

7 Legal Disclosure Forward-Looking Statements Certain statements in this communication are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, the Company’s current expectations, plans, strategies and anticipated financial results. There are a number of risks, uncertainties and conditions that may cause the Company’s actual results to differ materially from those expressed or implied by these forward-looking statements, including: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction by the Company’s stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require the Company to pay a termination fee; (vi) the effect of the announcement or pendency of the proposed transaction on the Company’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; (vii) risks related to the proposed transaction diverting management’s attention from the Company’s ongoing business operations; (viii) the amount of costs, fees and expenses related to the proposed transaction; (ix) the risk that the Company’s stock price may decline significantly if the proposed transaction is not consummated; (x) the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; and (xi) (A) the risk factors described in Part I, Item 1A of Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and (B) the other risk factors identified from time to time in the Company’s other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov. Many of these circumstances are beyond the Company’s ability to control or predict. These forward-looking statements necessarily involve assumptions on the Company's part. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “should,” “may,” “will,” “would” or similar expressions. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this communication. Furthermore, undue reliance should not be placed on forward-looking statements, which are based on the information currently available to the Company and speak only as of the date they are made. The Company disclaims any intention or obligation to update or revise publicly any forward-looking statements. Participants in the Solicitation The Company and its directors, executive officers and certain other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in connection with the proposed transaction. Information about who may, under SEC rules, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed transaction will be set forth in the definitive proxy statement when it is filed with the SEC in connection with the proposed transaction. Information relating to the foregoing can also be found in the Company’s Proxy Statement on Schedule 14A for its 2023 Annual Meeting of Shareholders, which was filed with the SEC on March 21, 2023. To the extent holdings of the Company’s securities have changed since the amounts set forth in such 2023 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the Company’s proxy statement relating to the proposed transaction when it becomes available. Additional Information and Where to Find It This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Condor Holdings LLC. In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including the Company’s proxy statement in preliminary and definitive form. In addition, the Company and certain affiliates of the Company intend to jointly file a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT AND THE SCHEDULE 13E-3 (WHEN THEY ARE AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SEARCHLIGHT AND BCI AND THE PROPOSED TRANSACTION. Investors and stockholders of the Company are or will be able to obtain these documents (when they are available) free of charge from the SEC’s website at www.sec.gov, or free of charge from the Company by directing a request to the Company at 2116 South 17th Street, Mattoon, IL 61938, Attention: Investor Relations or at tel: +1 (844) 909- 2675. No Offer or Solicitation This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.